EXECUTION COPY
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                           RECAPITALIZATION AGREEMENT

                                  by and among

                                CSX CORPORATION,
                             a Virginia corporation,

                              VECTURA GROUP, INC.,
                             a Delaware corporation,

                     AMERICAN COMMERCIAL LINES HOLDINGS LLC,
                      a Delaware limited liability company,

                         AMERICAN COMMERCIAL LINES LLC,
                    a Delaware limited liability company, and

                        NATIONAL MARINE, INC., a Delaware
                                  corporation.



                                   Dated as of

                                 April 17, 1998.





================================================================================

                                TABLE OF CONTENTS
                                -----------------




                                                                           Page
                                                                          Number

                                    ARTICLE I
                               Certain Definitions
                               -------------------

Section 1.1.      "AAA" ...................................................... 2
Section 1.2.      "Accounting Firm" .......................................... 2
Section 1.3.      "Accounting Principles" .................................... 2
Section 1.4.      "ACL" ...................................................... 3
Section 1.5.      "ACL Amount"................................................ 3
Section 1.6.      "ACL Assumed Funded Debt" .................................. 3
Section 1.7.      [intentionally omitted] .................................... 3
Section 1.8.      "ACL Balance Sheet" ........................................ 3
Section 1.9.      "ACL Current Employees" .................................... 3
Section 1.10.     "ACL Employee Benefit Plans" ............................... 3
Section 1.11.     "ACL Employees" ............................................ 3
Section 1.12.     "ACL Excluded Assets" ...................................... 3
Section 1.13.     "ACL Excluded Liabilities" ................................. 3
Section 1.14.     "ACL Financial Statements" ................................. 3
Section 1.15.     "ACL Fixed Assets" ......................................... 3
Section 1.16.     "ACL Foreign Plans" ........................................ 3
Section 1.17.     "ACL Former Employees" ..................................... 4
Section 1.18.     "ACL Holdings" ............................................. 4
Section 1.19.     "ACL Holdings Indemnified Party" ........................... 4
Section 1.20.     "ACL Holdings Savings Plan" ................................ 4
Section 1.21.     "ACL Income Statement" ..................................... 4
Section 1.22.     "ACL Indebtedness" ......................................... 4
Section 1.23.     "ACL Intellectual Property Rights" ......................... 4
Section 1.24.     "ACL Leased Real Property" ................................. 4
Section 1.25.     "ACL Leases" ............................................... 4
Section 1.26.     "ACL Licenses" ............................................. 4
Section 1.27.     "ACL Litigation" ........................................... 4
Section 1.28.     "ACL Multiemployer Plan".................................... 4
Section 1.29.     "ACL-Only Employee Benefit Plans"........................... 4
Section 1.30.     "ACL Owned Real Property" .................................. 4
Section 1.31.     "ACL Permitted Encumbrances" ............................... 4
Section 1.32.     "ACL Pro Forma Balance Sheet" .............................. 5
Section 1.33.     "ACL Pro Forma Transactions" ............................... 5
Section 1.34.     "ACL Savings Plan Employee" ................................ 5
Section 1.35.     "ACL Target WC Level" ...................................... 5
Section 1.36.     "ACL Transfer Date" ........................................ 5
Section 1.37.     "Acquisition Proposal" ..................................... 5
Section 1.38.     "Action" ................................................... 5
Section 1.39.     "Adverse Consequences" ..................................... 5
Section 1.40.     "Affiliate"................................................. 6
Section 1.41.     "Agreement" ................................................ 6
Section 1.42.     "Antitrust Laws" ........................................... 6
Section 1.43.     "Assumed Vectura Employee Benefit Plans" ................... 6
Section 1.44.     "Barging Liabilities" ...................................... 6
Section 1.45.     "Business".................................................. 6
Section 1.46.     "Claimant" ................................................. 7
Section 1.47.     "Closing" .................................................. 7
Section 1.48.     "Closing Date" ............................................. 7
Section 1.49.     "Code" ..................................................... 7
Section 1.50.     "Confidentiality Agreement" ................................ 7
Section 1.51.     "Continuation Period" ...................................... 7
Section 1.51a.    "Controlling Party" ........................................ 7
Section 1.52.     "CSX" ...................................................... 7
Section 1.53.     "CSX Savings Plan" ......................................... 7
Section 1.54.     "CTC" ...................................................... 7
Section 1.55.     "Current Portion of Long-Term Debt" ........................ 7
Section 1.56.     "CVC" ...................................................... 7
Section 1.57.     "Encumbrances" ............................................. 7
Section 1.58.     "Environmental Law" ........................................ 7
Section 1.59.     "Equity Contribution" ...................................... 8
Section 1.60.     "Equity Letters"............................................ 8
Section 1.61.     "ERISA" .................................................... 8
Section 1.62.     "Estimated ACL Amount" ..................................... 8
Section 1.63.     "Estimated NMI Holdings Amount" ............................ 8
Section 1.64.     "Final Statement" .......................................... 8
Section 1.65.     "Financing Letters" ........................................ 8
Section 1.66.     "Funded Debt" .............................................. 8
Section 1.67.     "GAAP" ..................................................... 8
Section 1.68.     "Government Authority" ..................................... 9
Section 1.69.     "Hazardous Material" ....................................... 9
Section 1.70.     "hereof," "herein," and "herewith" ......................... 9
Section 1.71.     "High Yield Letters" ....................................... 9
Section 1.72.     "HSR Act" .................................................. 9
Section 1.73.     "including" ................................................ 9
Section 1.74.     "Income Taxes".............................................. 9
Section 1.75.     "Indemnified Party" ........................................ 9
Section 1.76.     "Indemnifying Party" ....................................... 9
Section 1.77.     "Initial Funding Amount" ................................... 9
Section 1.78.     "Initial Statement" ........................................ 9
Section 1.79.     "Intellectual Property Rights".............................. 9
Section 1.80.     "IRS" ...................................................... 9
Section 1.81.     "Marked Materials" .........................................10
Section 1.82.     "material," "materially," "material adverse change" and
                  "material adverse effect"...................................10
Section 1.83.     "Multiemployer Plan" .......................................10
Section 1.84.     "NBL" ......................................................10
Section 1.85.     "NMI".......................................................10
Section 1.86.     "NMI Holdings"..............................................10
Section 1.87.     "NMI Holdings Amount".......................................10
Section 1.88.     "NMI Holdings Target WC Level" .............................10
Section 1.89.     "NMI Pro Forma Balance Sheets" .............................10
Section 1.90.     "NMI Pro Forma Financial Statements"........................10
Section 1.91.     "Noncompete Period".........................................10
Section 1.91a.    "Noncontrolling Party"......................................10
Section 1.92.     "Non-Qualified Plans" ......................................11
Section 1.93.     "Notice of Disagreement" ...................................11
Section 1.94.     "or"........................................................11
Section 1.95.     "ordinary course consistent with past practice".............11
Section 1.96.     "Parties" ..................................................11
Section 1.97.     "Party Indemnified Party" ..................................11
Section 1.98.     "person" ...................................................11
Section 1.99.     "Recapitalization Transactions".............................11
Section 1.100.    "Request" ..................................................11
Section 1.101.    "Release"...................................................11
Section 1.102.    "Respondent" ...............................................11
Section 1.103.    "Returns"...................................................11
Section 1.104.    "Rules" ....................................................11
Section 1.105.    "Senior Credit Letter" .....................................11
Section 1.106.    "Senior Common Amount"......................................11
Section 1.107.    "Setoff"....................................................11
Section 1.108.    "Subsidiary" ...............................................12
Section 1.109.    "Taxes".....................................................12
Section 1.110.    "Taxing Authority"..........................................12
Section 1.111.    "to the knowledge of ACL"...................................12
Section 1.112.    "to the knowledge of any Vectura Party".....................12
Section 1.113.    "Total Current Assets"......................................12
Section 1.114.    "Total Current Liabilities".................................12
Section 1.115.    "Transferred ACL Subsidiaries" .............................12
Section 1.116.    "Transferred Foreign ACL Subsidiaries" .....................12
Section 1.117.    "Transferred NMI Holdings Subsidiaries" ....................12
Section 1.118.    [intentionally omitted].....................................12
Section 1.119.    "Vectura" ..................................................12
Section 1.120.    "Vectura Balance Sheet" ....................................12
Section 1.121.    "Vectura Continuing Employees" .............................13
Section 1.122.    "Vectura Current Employees" ................................13
Section 1.123.    "Vectura Employee Benefit Plans" ...........................13
Section 1.124.    "Vectura Employees" ........................................13
Section 1.125     "Vectura Excluded Assets"...................................13
Section 1.126     "Vectura Excluded Liabilities"..............................13
Section 1.127.    "Vectura Excluded Subsidiaries" ............................13
Section 1.128.    "Vectura Financial Statements" .............................13
Section 1.129.    "Vectura Fixed Assets" .....................................13
Section 1.130.    "Vectura Foreign Plans".....................................13
Section 1.131.    "Vectura Former Employees" .................................13
Section 1.132.    "Vectura Income Statement" .................................13
Section 1.133.    "Vectura Indebtedness" .....................................14
Section 1.134.    "Vectura Intellectual Property Rights" .....................14
Section 1.135.    "Vectura Leased Real Property" .............................14
Section 1.136.    "Vectura Leases" ...........................................14
Section 1.137.    "Vectura Licenses" .........................................14
Section 1.138.    "Vectura Litigation" .......................................14
Section 1.139.    "Vectura Matter" ...........................................14
Section 1.140.    "Vectura Multiemployer Plan"................................14
Section 1.141.    "Vectura-Only Employee Benefit Plans".......................14
Section 1.142.    "Vectura Owned Real Property" ..............................14
Section 1.143     "Vectura Assumed Funded Debt"...............................14
Section 1.144     "Vectura Parties"...........................................14
Section 1.145     "Vectura Permitted Encumbrances" ...........................14
Section 1.146     "Vectura Savings Plan"......................................14
Section 1.147.    "WARN Act" .................................................15
Section 1.148.    "Working Capital" ..........................................15

                                   ARTICLE II
             Consummation of Recapitalization Transactions; Closing
             ------------------------------------------------------

Section 2.1.      Recapitalization Transactions ..............................15
Section 2.2.      Closing Documents ..........................................17
Section 2.3.      Time and Place of Closing ..................................18
Section 2.4.      Adjustment .................................................18

                                   ARTICLE III
                      Representations and Warranties of CSX
                      -------------------------------------

Section 3.1.      Incorporation; Authorization; Etc. .........................20
Section 3.2.      Capitalization .............................................21
Section 3.3.      Financial Statements .......................................22
Section 3.4.      Undisclosed Liabilities ....................................23
Section 3.5.      Properties .................................................23
Section 3.6.      Absence of Certain Changes .................................24
Section 3.7.      Litigation; Orders .........................................24
Section 3.8.      Licenses, Approvals, Other Authorizations, Consents,
                    Reports, Etc..............................................24
Section 3.9.      Labor Matters ..............................................25
Section 3.10.     Compliance with Laws .......................................26
Section 3.11.     Insurance ..................................................26
Section 3.12.     Material Contracts .........................................26
Section 3.13.     Fixed Assets ...............................................27
Section 3.14.     Environmental Matters ......................................27
Section 3.15.     Affiliate Transactions .....................................29
Section 3.16.     Intellectual Property ......................................29
Section 3.17.     Employee Benefit Plans .....................................30
Section 3.18.     Brokers, Finders, Etc. .....................................32
Section 3.19.     Acquisition for Investment..................................32
Section 3.20.     Qualifications of ACL.......................................32
Section 3.21      No Outside Reliance.........................................33

                                   ARTICLE IV
              Representations and Warranties of the Vectura Parties
              -----------------------------------------------------

Section 4.1.      Incorporation; Authorization; Etc...........................33
Section 4.2.      Capitalization..............................................34
Section 4.3.      Financial Statements........................................35
Section 4.4.      Undisclosed Liabilities.....................................36
Section 4.5.      Properties..................................................36
Section 4.6.      Absence of Certain Changes..................................37
Section 4.7.      Litigation; Orders..........................................37
Section 4.8.      Licenses, Approvals, Other Authorizations, Consents,
                    Reports, Etc..............................................38
Section 4.9.      Labor Matters...............................................38
Section 4.10.     Compliance with Laws........................................39
Section 4.11.     Insurance...................................................39
Section 4.12.     Material Contracts..........................................40
Section 4.13.     Fixed Assets................................................41
Section 4.14.     Environmental Matters.......................................41
Section 4.15.     Affiliate Transactions......................................42
Section 4.16.     Intellectual Property.......................................42
Section 4.17.     Employee Benefit Plans......................................43
Section 4.18.     Brokers, Finders, Etc.......................................45
Section 4.19.     Qualifications of Vectura Parties...........................46
Section 4.20.     Availability of Funds.......................................46
Section 4.21.     No Outside Reliance ........................................46
Section 4.22.     Acquisition for Investment .................................47

                                    ARTICLE V
                            Covenants of the Parties
                            ------------------------

Section 5.1.      Investigation of Business; Access to Properties and
                    Records, Etc. ............................................47
Section 5.2.      Efforts; Obtaining Consents; Antitrust Laws ................49
Section 5.3.      Further Assurances .........................................50
Section 5.4.      Conduct of Business ........................................50
Section 5.5.      Pro Forma Transactions .....................................55
Section 5.6.      Interim Financial Statements ...............................55
Section 5.7.      Public Announcements; Non-Public Information ...............55
Section 5.8.      Intercompany Items .........................................56
Section 5.9.      Competition ................................................56
Section 5.10.     Termination of Discussions .................................58
Section 5.11.     No Solicitation ............................................58
Section 5.12.     Use of Business Names.......................................58

                                   ARTICLE VI
                                Employee Benefits
                                -----------------

Section 6.1.      Termination of Participation ...............................58
Section 6.2.      ACL Holdings' Obligations ..................................59
Section 6.3.      Savings Plan................................................61
Section 6.4.      Plan Transfers .............................................62
Section 6.5.      WARN Act ...................................................62

                                   ARTICLE VII
                                   Tax Matters
                                   -----------

Section 7.1.      Tax Returns ................................................62
Section 7.2.      Definitions ................................................64
Section 7.3.      Tax Indemnification by CSX .................................65
Section 7.4.      Tax Indemnification by the Vectura Parties .................65
Section 7.5.      Tax Indemnification by ACL Holdings ........................65
Section 7.6.      Allocation of Certain Taxes.................................66
Section 7.7.      Survival ...................................................66
Section 7.8.      Cooperation and Exchange of Information ....................66
Section 7.9.      Payment of Indemnified Taxes ...............................69
Section 7.10.     Filing Responsibility ......................................69
Section 7.11.     Refunds ....................................................70
Section 7.12.     Limitation on Tax Indemnification ..........................71
Section 7.13.     Article VII to Control .....................................71
Section 7.14.     Tax Treatment...............................................71

                                  ARTICLE VIII
             Conditions of the Vectura Parties' Obligations to Close
             -------------------------------------------------------

Section 8.1.      Representations, Warranties and Covenants of CSX ...........72
Section 8.2.      Filings; Consents; Waiting Periods .........................72
Section 8.3.      No Injunction ..............................................72
Section 8.4.      Financing ..................................................72
Section 8.5.      Indebtedness ...............................................72
Section 8.6.      Documents ..................................................72
Section 8.7.      Material Adverse Change ....................................73
Section 8.8.      Transition Services Agreement...............................73

                                   ARTICLE IX
                     Conditions to CSX's Obligation to Close
                     ---------------------------------------

Section 9.1.      Representations, Warranties and Covenants of the
                    Vectura Parties ..........................................73
Section 9.2.      Filings; Consents; Waiting Periods .........................73
Section 9.3.      No Injunction ..............................................73
Section 9.4.      Indebtedness ...............................................73
Section 9.5.      Documents ..................................................73
Section 9.6.      Solvency Opinion............................................74
Section 9.7.      Material Adverse Change ....................................74

                                    ARTICLE X
                            Survival; Indemnification
                            -------------------------

Section 10.1.     Survival ...................................................74
Section 10.2.     Indemnification ............................................74
Section 10.3.     Certain Limitations ........................................75
Section 10.4.     Payment of Indemnification .................................76
Section 10.5.     ACL Holdings Indemnification ...............................76
Section 10.6.     Vectura Indemnification ....................................76
Section 10.7.     Procedures for Third-Party Claims ..........................77
Section 10.8.     Procedures for Non-Third Party Claims ......................78
Section 10.9.     Arbitration ................................................78
Section 10.10.    Remedies Exclusive .........................................79

                                   ARTICLE XI
                                   Termination
                                   -----------

Section 11.1.     Termination.................................................79
Section 11.2.     Procedure and Effect of Termination.........................80

                                   ARTICLE XII
                                  Miscellaneous
                                  -------------

Section 12.1.     Counterparts................................................80
Section 12.2.     Governing Law; Jurisdiction and Forum.......................80
Section 12.3.     Entire Agreement; Third-Party Beneficiary...................82
Section 12.4.     Expenses....................................................82
Section 12.5.     Notices.....................................................83
Section 12.6.     Successors and Assigns......................................84
Section 12.7.     Headings; Definitions.......................................84
Section 12.8.     Amendments and Waivers......................................84
Section 12.9.     Interpretation; Absence of Presumption......................85
Section 12.10.    Severability................................................86
Section 12.11.    Timing......................................................86
Section 12.12.    NMI Holdings................................................86

                                    SCHEDULES
                                    ---------

Schedule 1.12         ACL Excluded Assets

Schedule 1.13         ACL Excluded Liabilities

Schedule 1.66         Vectura Funded Debt

Schedule 1.125        Vectura Excluded Assets

Schedule 1.126        Vectura Excluded Liabilities

Schedule 1.143        Vectura Assumed Funded Debt

Schedule 2.1(d)       ACL Assumed Funded Debt

Schedule 3.1          ACL Conflicts; Subsidiaries

Schedule 3.2          ACL Capitalization

Schedule 3.3          ACL Financial Statements

Schedule 3.4          ACL Undisclosed Liabilities

Schedule 3.5          ACL Properties

Schedule 3.6          ACL Absence of Certain Changes

Schedule 3.7          ACL Litigation; Orders

Schedule 3.8          ACL Licenses and Consents

Schedule 3.9          ACL Labor Matters

Schedule 3.10         ACL Compliance with Laws

Schedule 3.11         ACL Insurance

Schedule 3.12(a)      ACL Contracts

Schedule 3.12(b)      ACL Employment Agreements

Schedule 3.14         ACL Environmental Matters

Schedule 3.15         ACL Affiliate Transactions

Schedule 3.16         ACL Intellectual Property

Schedule 3.16(a)      ACL Employee Benefit Plans

Schedule 3.16(c)      ACL Pension Plans

Schedule 3.16(d)      ACL Plan Triggers

Schedule 3.1          ACL Conflicts; Subsidiaries

Schedule 3.2          ACL Capitalization

Schedule 3.3          ACL Financial Statements

Schedule 3.4          ACL Undisclosed Liabilities

Schedule 3.5          ACL Properties

Schedule 3.6          ACL Absence of Certain Changes

Schedule 3.7          ACL Litigation; Orders

Schedule 3.8          ACL Licenses and Consents

Schedule 3.9          ACL Labor Matters

Schedule 3.10         ACL Compliance with Laws

Schedule 3.11         ACL Insurance

Schedule 3.12(a)      ACL Contracts

Schedule 3.12(b)      ACL Employment Agreements

Schedule 3.14         ACL Environmental Matters

Schedule 3.15         ACL Affiliate Transactions

Schedule 3.16         ACL Intellectual Property

Schedule 3.17(a)      ACL Employee Benefit Plans

Schedule 3.17(c)      ACL Pension Plans

Schedule 3.17(d)      ACL Plan Triggers

Schedule 4.1          Vectura Conflicts; Subsidiaries

Schedule 4.2          Vectura Capitalization

Schedule 4.3          Vectura Financial Statements

Schedule 4.4          Vectura Undisclosed Liabilities

Schedule 4.5          Vectura Properties

Schedule 4.6          Vectura Absence of Certain Changes

Schedule 4.7          Vectura Litigation; Orders

Schedule 4.8          Vectura Licenses and Consents

Schedule 4.9          Vectura Labor Matters

Schedule 4.10         Vectura Compliance with Laws

Schedule 4.11         Vectura Insurance

Schedule 4.12(a)      Vectura Contracts

Schedule 4.12(b)      Vectura Employment Agreements

Schedule 4.14         Vectura Environmental Matters

Schedule 4.15         Vectura Affiliate Transactions

Schedule 4.16         Vectura Intellectual Property

Schedule 4.17(a)      Vectura Employee Benefit Plans

Schedule 4.17(b)      Vectura Plan Compliance

Schedule 4.17(c)      Vectura Pension Plans

Schedule 4.17(d)      Vectura Plan Triggers

Schedule 5.4(a)       ACL Conduct of Business

Schedule 5.4(b)       Vectura Conduct of Business

Schedule 7.1(a)       ACL Taxes

Schedule 7.1(b)       Vectura Taxes

                                    EXHIBITS
                                    --------



Exhibit A             Certain Terms of ACL Holdings LLC Agreement

Exhibit B             Substance of CSX Legal Opinion

Exhibit C             Substance of Vectura Legal Opinion

               This RECAPITALIZATION AGREEMENT (together with the Schedules and Exhibits hereto, this "Agreement"), is dated as of April 17, 1998, is by and
                          ---------
among CSX Corporation,  a Virginia corporation  ("CSX"),  Vectura Group, Inc., a
                                                  ---
Delaware corporation ("Vectura"),  National Marine, Inc., a Delaware corporation
                       -------
and a wholly owned Subsidiary of Vectura ("NMI" and, together with Vectura,  the
                                           ---
"Vectura  Parties"),  American Commercial Lines Holdings LLC, a Delaware limited
 ----------------
liability  company and a wholly owned  Subsidiary of CSX ("ACL  Holdings"),  and
                                                           -------------
American Commercial Lines LLC, a Delaware limited liability company and a wholly owned Subsidiary of ACL Holdings ("ACL", and, together with CSX, the Vectura
                                     ---
Parties and ACL Holdings, the "Parties").
                               -------

               WHEREAS, ACL and the barging business of the Vectura Parties are engaged in the business of owning, chartering and/or operating barges and related vessels and other related businesses;

               WHEREAS, ACL is the successor to American Commercial Lines, Inc., a Delaware corporation, all of the businesses of which (including each of its Subsidiaries, but excluding, as of the Closing, the ACL Excluded Assets and the ACL Excluded Liabilities) have been contributed (by merger) to ACL;

               WHEREAS, upon the terms and subject to the conditions set forth herein, the Vectura Parties shall organize a new Delaware limited liability company ("NMI Holdings") as a wholly owned Subsidiary of NMI and shall cause to
          -------------
be transferred to NMI Holdings, and to one or more other Delaware limited liability companies wholly owned by NMI Holdings, all assets and liabilities of NMI and all assets and Barging Liabilities of Vectura and its Subsidiaries other than any Vectura Excluded Assets and Vectura Excluded Liabilities;

               WHEREAS, the Parties desire to combine the businesses of ACL and NMI Holdings, to consummate the financing transactions contemplated hereby and to recapitalize ACL Holdings, upon the terms and subject to the conditions set forth herein;

               WHEREAS, in connection with such combination, the Parties intend that each corporate Subsidiary of ACL (other than any Transferred Foreign ACL Subsidiary) and each corporate Subsidiary of NMI (other than any Vectura Excluded Subsidiary) shall be merged with and into a separate limited liability company organized under the laws of the State of Delaware, upon the terms and subject to the conditions set forth herein;

               WHEREAS, each of the Parties has received all requisite approvals of its Board of Directors and stockholders (or comparable organizational bodies) to enter into this Agreement and to consummate the transactions contemplated hereby;

               NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    ARTICLE I
                               Certain Definitions
                               -------------------

  As used in this Agreement, the following terms shall have the following respective meanings:

                Section 1.1. "AAA" shall have the meaning set forth in Section 10.9.

                Section 1.2. "Accounting Firm" shall mean Deloitte & Touche LLP, or, if such firm is unable or unwilling to undertake the responsibilities required of the Accounting Firm hereunder, such other nationally recognized independent public accounting firm as shall be agreed upon by the Parties in writing, provided that in any case the senior persons performing services as the Accounting Firm hereunder shall not have any significant relationship with any Party.

                Section 1.3. "Accounting Principles," with respect to any person, shall mean the following: (i) each accounting term used herein shall have the meaning that is applied thereto in accordance with GAAP, unless a different meaning is set forth herein for such term; (ii) the calculation of the levels of the accounts shall be done based on a consistent application of accounting principles as utilized in the preparation of the most recent balance sheet of such person included in the Schedules hereto, including with respect to the nature or classification of accounts, closing proceedings, levels of reserves or levels of accruals, other than as a result of objective changes in the underlying business or, for all purposes except for calculating the Estimated ACL Amount, the Estimated NMI Holdings Amount, the ACL Amount, the NMI Holdings Amount (and all components of any of the foregoing) and the adjustment contemplated by Section 2.4, as may be required by GAAP or applicable law; and
(iii) for purposes of the preceding clause, the "consistent application of accounting principles" shall exclude changes in accounting principles, policies, practices, procedures or methodologies with respect to financial statements, their classification or their presentation, as well as all changes in practices, methods, conventions or assumptions used in making accounting estimates. Notwithstanding the foregoing, for the purposes of calculating the Estimated ACL Amount, the Estimated NMI Holdings Amount, the ACL Amount, the NMI Holdings Amount (and all components of any of the foregoing) and the adjustment contemplated by Section 2.4, the "Accounting Principles" shall mean GAAP as modified by the rules and bases of accounting specifically described in the ACL Pro Forma Balance Sheet or the NMI Pro Forma Balance Sheet, as applicable.

                Section 1.4. "ACL" shall have the meaning set forth in the first paragraph hereof.

                Section 1.5. "ACL Amount" shall mean the level of Working Capital of ACL and ACL Holdings (without duplication) as of the Closing Date minus the ACL Target WC Level (such number to be either positive or negative), provided that, if the ACL Amount shall be a positive number greater than $3,000,000, then the "ACL Amount" shall be $3,000,000, and provided further that, if both the ACL Amount and the NMI Holdings Amount are negative numbers, then the ACL Amount (for purposes of Section 2.4 and the calculation of the Estimated ACL Amount) shall be (A) if the ACL Amount is more negative than the NMI Holdings Amount, the ACL Amount less the NMI Holdings Amount and (B) if the NMI Holdings Amount is more negative than the ACL Amount, zero (together with the setoff contemplated by the definition of NMI Holdings Amount, the "Setoff").

                Section 1.6. "ACL Assumed Funded Debt" shall have the meaning set forth in Section 2.1(d).

                Section 1.7.  [intentionally omitted].

                Section 1.8. "ACL Balance Sheet" shall have the meaning set forth in Section 3.3(a).

                Section 1.9. "ACL Current Employees" shall have the meaning set forth in Section 3.17(a).

                Section 1.10. "ACL Employee Benefit Plans" shall have the meaning set forth in Section 3.17(a).

                Section 1.11. "ACL Employees" shall have the meaning set forth in Section 3.17(a).

                Section 1.12. "ACL Excluded Assets" shall mean those assets of ACL listed on Schedule 1.12.

                Section 1.13. "ACL Excluded Liabilities" shall mean those liabilities of ACL listed on Schedule 1.13, including all Funded Debt of ACL other than ACL Assumed Funded Debt.

                Section 1.14. "ACL Financial Statements" shall have the meaning set forth in Section 3.3(a).

                Section 1.15. "ACL Fixed Assets" shall have the meaning set forth in Section 3.13(a).

                Section 1.16. "ACL Foreign Plans" shall have the meaning set forth in Section 3.17(g).

                Section 1.17. "A CL Former Employees" shall have the meaning set forth in Section 3.17(a).

                Section 1.18. "ACL Holdings" shall have the meaning set forth in the first paragraph hereof.

                Section 1.19. "ACL Holdings Indemnified Party" shall have the meaning set forth in Section 10.2(a).

                Section 1.20. "ACL Holdings Savings Plan" shall have the meaning set forth in Section 6.3(a).

                Section 1.21. "ACL Income Statement" shall have the meaning set forth in Section 3.3(a).

                Section 1.22. "ACL Indebtedness" shall have the meaning set forth in Section 3.12(a).

                Section 1.23. "ACL Intellectual Property Rights" shall have the meaning set forth in Section 3.16(a).

                Section 1.24. "ACL Leased Real Property" shall have the meaning set forth in Section 3.5(a).

                Section 1.25. "ACL Leases" shall have the meaning set forth in
Section 3.5(a).

                Section 1.26. "ACL Licenses" shall have the meaning set forth in
Section 3.8(a).

                Section 1.27. "ACL Litigation" shall have the meaning set forth in Section 3.7.

                Section 1.28. "ACL Multiemployer Plan" shall have the meaning set forth in Section 3.17(h).

                Section 1.29. "ACL-Only Employee Benefit Plans" shall have the meaning set forth in Section 3.17(a).

                Section 1.30. "ACL Owned Real Property" shall have the meaning set forth in Section 3.5(a).

                Section 1.31. "ACL Permitted Encumbrances" shall mean (i) those Encumbrances listed in Schedule 3.5, (ii) liens for current ad valorem taxes not yet due and payable and (iii) such Encumbrances not known to ACL or such Encumbrances as do not have a material adverse effect on ACL.

                Section 1.32. "ACL Pro Forma Balance Sheet" shall have the meaning set forth in Section 3.3(b)

                Section 1.33. "ACL Pro Forma Transactions" shall have the meaning set forth in Section 3.3(b).

                Section 1.34. "ACL Savings Plan Employee" shall have the meaning set forth in Section 6.3(b).

                Section 1.35. "ACL Target WC Level" shall mean a Working Capital level of $43 million.

                Section 1.36. "ACL Transfer Date" shall have the meaning set forth in Section 6.3(b).

                Section 1.37. "Acquisition Proposal" shall have the meaning set forth in Section 5.10.

                Section 1.38. "Action" shall mean any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation.

                Section 1.39. "Adverse Consequences" shall mean all Actions, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, and all actual damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, provided that: (i) Adverse Consequences shall not include any lost profits or any exemplary, punitive, consequential or other similar damages (other than exemplary, punitive, consequential or other similar damages actually awarded to a third party in an Action); (ii) Adverse Consequences shall not be determined through any multiple of earnings approach or variant thereof; (iii) the ACL Holdings Indemnified Parties shall not be deemed to have suffered any Adverse Consequences with respect to any matter for which (and to the extent of) a specific reserve or accrual of liabilities was established and reflected on the ACL Financial Statements or the Vectura Financial Statements, as the case may be, attached hereto or was established since the date of the most recent of such statements in the ordinary course consistent with past practice and exists on the relevant books and records as of the date hereof or, with respect to a current liability reserve or accrual of current liabilities which is included in Working Capital, as of the Closing Date by ACL or by NMI Holdings (in each case, other than in respect of the Vectura Matter, Vectura Excluded Liabilities or the ACL Excluded Liabilities) to the extent of such reserve or accrual of liabilities; (iv) in determining Adverse Consequences, the Parties shall make appropriate adjustments for insurance and indemnity recoveries actually received by the relevant Indemnified Party (net of any out-of-pocket expenses, including court costs and reasonable attorneys' fees and expenses, incurred in pursuing such insurance and indemnity recoveries), under any indemnification or setoff available under acquisition agreements with third parties, and under any underground storage tank or similar environmental reimbursement program, and provided further that Adverse Consequences shall not include (i) the loss of any Tax attribute or (ii) any Tax liability resulting from the receipt of any indemnification payment made under this Agreement but shall be net of any (iii) Tax benefit, and provided further that, in respect of environmental matters, "Adverse Consequences" shall not include any environmental investigation, cleanup or other related costs or expenses unless such costs or expenses were incurred to comply with any applicable Environmental Law, or to respond to any other legal obligation (including any order or directive of a Governmental Authority) or, if voluntarily incurred, only those expenditures necessary to abate a risk or other threat to health or the environment.

                Section 1.40.  "Affiliate"  (and,  with a  correlative  meaning,
"Affiliated") shall mean, with respect to any person, any other person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such person, and, if such a person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
                Section 1.41. "Agreement" shall have the meaning set forth in the first paragraph hereof.

                Section 1.42. "Antitrust Laws" shall mean and include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state, foreign and multinational (including European Community) statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

                Section 1.43. "Assumed Vectura Employee Benefit Plans" shall have the meaning set forth in Section 6.2(a).

                Section 1.44. "Barging Liabilities" shall mean all liabilities arising from or incidental to the barging business of Vectura and its Subsidiaries as conducted as of the date hereof.

                Section 1.45. "Business" shall have the meaning set forth in
Section 5.9(a).

                Section 1.46. "Claimant" shall have the meaning set forth in
Section 10.9.

                Section 1.47. "Closing" (and, with a correlative meaning, "Close") shall mean the consummation of the Recapitalization Transactions.

                Section 1.48. "Closing Date" shall mean the date which is two business days from the date on which the conditions set forth in Articles VIII and IX shall be satisfied or duly waived, or, if the Parties agree on a different date, the date upon which they have mutually agreed.

                Section 1.49. "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                Section 1.50. "Confidentiality Agreement" shall have the meaning set forth in Section 5.1(b).

                Section 1.51. "Continuation Period" shall have the meaning set forth in Section 6.2(b).

               Section 1.51a. "Controlling Party" shall have the meaning set forth in Section 7.8(b).

                Section 1.52. "CSX" shall have the meaning set forth in the first paragraph hereof.

                Section 1.53. "CSX Savings Plan" shall have the meaning set forth in Section 6.3(a).

                Section 1.54. "CTC" shall have the meaning set forth in Section 12.2(b).

                Section 1.55. "Current Portion of Long-Term Debt" shall mean the principal amount of any current portion of long-term Funded Debt, as determined in accordance with the Accounting Principles.

                Section 1.56. "CVC" shall have the meaning set forth in Section 5.1(b).

                Section  1.57.  "Encumbrances"  shall  mean  mortgages,   liens,
encumbrances, security interests, covenants, conditions, restrictions, rights-of-way, easements, encroachments, options, rights of first offer, rights of first refusal, claims and any other matters affecting title.

                Section 1.58. "Environmental Law" shall have the meaning set forth in Section 3.14(d).

                Section 1.59. "Equity Contribution" shall have the meaning set forth in Section 2.1(h).

                Section 1.60. "Equity Letters" shall have the meaning set forth in Section 4.20.

                Section 1.61. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

                Section 1.62. "Estimated ACL Amount" shall mean an estimate, reasonably prepared by CSX and not unreasonably disagreed with by Vectura, to be finalized at least two business days prior to the Closing Date, of the ACL Amount, provided that, if Vectura reasonably disagrees with such estimate, the level of Working Capital of ACL as of the end of the month immediately preceding the Closing Date (as reflected on financial statements delivered pursuant to Section 5.6), giving effect to the ACL Pro Forma Transactions, shall be the level of Working Capital of ACL as of the Closing Date for purposes of calculating the Estimated ACL Amount.

                Section 1.63. "Estimated NMI Holdings Amount" shall mean an estimate, reasonably prepared by Vectura and not unreasonably disagreed with by CSX, to be finalized at least two business days prior to the Closing Date, of the NMI Holdings Amount, provided that, if CSX reasonably disagrees with such estimate, the level of Working Capital of NMI Holdings as of the end of the month immediately preceding the Closing Date (as reflected on financial statements delivered pursuant to Section 5.6), shall be the level of Working Capital of NMI Holdings as of the Closing Date for purposes of calculating the Estimated NMI Holdings Amount.

                Section 1.64. "Final Statement" shall have the meaning set forth in Section 2.4(a).

                Section 1.65. "Financing Letters" shall have the meaning set forth in Section 4.20.

                Section 1.66. "Funded Debt," as of any date, shall mean, without duplication, the aggregate amount of all obligations due as of such date under indebtedness for borrowed money and capitalized leases (as determined in accordance with GAAP), including any guarantees of the same, including all obligations for principal, interest, premiums, fees, expenses, over advances, overdrafts, breakage costs and indemnities due as of such date thereunder. "Funded Debt", when used in connection with Vectura or its Subsidiary, shall also include those items set forth on Schedule 1.66.

                Section 1.67. "GAAP" shall mean United States generally accepted accounting principles, as in effect from time to time, consistently applied.

                Section 1.68.  "Government  Authority" shall mean any government or state (or any subdivision thereof), whether domestic, foreign or multinational (including European Community), or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

                Section 1.69. "Hazardous Material" shall have the meaning set forth in Section 3.14(d).

                Section 1.70. "hereof," "herein," and "herewith" shall have the meaning set forth in Section 12.9(a).

                Section 1.71. "High Yield Letters" shall have the meaning set forth in Section 4.20.

                Section 1.72. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                Section 1.73. "including" shall have the meaning set forth in
Section 12.9(a).

                Section 1.74. "Income Taxes" shall have the meaning set forth in
Section 7.2(a).

                Section 1.75. "Indemnified Party" shall mean any person entitled to indemnification pursuant to Article X.

                Section 1.76. "Indemnifying Party" shall mean any person providing indemnification pursuant to Article X.

                Section   1.77.   "Initial   Funding   Amount"  shall  mean  (i)
$695,000,000 plus (ii) the Estimated ACL Amount minus (iii) the amount as of the Closing Date of all Funded Debt of ACL other than any ACL Assumed Funded Debt.

                Section 1.78. "Initial Statement" shall have the meaning set forth in Section 2.4(a).

                Section 1.79. "Intellectual Property Rights" shall mean all patents and patent applications; inventions (whether or not patentable and whether or not reduced to practice), trademarks, service marks, trade names and corporate names and the goodwill associated therewith; and registered and unregistered copyrights, and registrations, applications and renewals for any of the foregoing.

                Section 1.80. "IRS" shall mean the United States Internal Revenue Service.

                Section 1.81. "Marked Materials" shall have the meaning set forth in Section 5.12.

                Section  1.82.  "material,"   "materially,"   "material  adverse
change" and "material adverse effect" shall have the respective meanings set forth in Section 12.9(b).

                Section 1.83. "Multiemployer Plan" shall have the meaning set forth in Section 3.17(c).

                Section 1.84. "NBL" shall mean NBL, Inc., a Louisiana corporation.

                Section 1.85. "NMI" shall have the meaning set forth in the first paragraph hereof.

                Section 1.86. "NMI Holdings" shall have the meaning set forth in the recitals hereof.

                Section 1.87. "NMI Holdings Amount" shall mean the level of Working Capital of NMI Holdings as of the Closing Date minus the NMI Holdings Target WC Level (such number to be either positive or negative), provided that, if the NMI Holdings Amount shall be a positive number, the "NMI Holdings Amount" shall be zero, and provided further that, if both the ACL Amount and the NMI Holdings Amount are negative numbers, then the NMI Holdings Amount (for purposes of Section 2.4 and the calculation of the Estimated NMI Holdings Amount) shall be (A) if the NMI Holdings Amount is more negative than the ACL Amount, the NMI Holdings Amount less the ACL Amount and (B) if the ACL Amount is more negative than the NMI Holdings Amount, zero (together with the setoff contemplated by the definition of ACL Amount, the "Setoff").

                Section 1.88. "NMI Holdings Target WC Level" shall mean a Working Capital deficit of $1.5 million.

                Section 1.89. "NMI Pro Forma Balance Sheet" shall have the meaning set forth in Section 4.3(b).

                Section 1.90. "NMI Pro Forma Financial Statements" shall have the meaning set forth in Section 4.3(b).

                Section 1.91. "Noncompete Period" shall have the meaning set forth in Section 5.9(a).

               Section 1.91a. "Noncontrolling Party" shall have the meaning set forth in Section 7.8(b).

                Section 1.92. "Non-Qualified Plans" shall have the meaning set forth in Section 6.2(b).

                Section 1.93. "Notice of Disagreement" shall mean a written notice of disagreement with an Initial Statement.

                Section 1.94. "or" shall have the meaning set forth in Section 12.9(a).

                Section 1.95. "ordinary course consistent with past practice" shall include, with respect to any of ACL Holdings, the Vectura Parties, NMI Holdings or ACL, and their respective Subsidiaries, actions taken or not taken in the ordinary course consistent with past practice, including with respect to the predecessor(s) to such entity.

                Section 1.96. "Parties" shall have the meaning set forth in the first paragraph hereof.

                Section 1.97. "Party Indemnified Party" shall have the meaning set forth in Section 10.5.

                Section 1.98. "person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

                Section 1.99. "Recapitalization Transactions" shall mean the transactions set forth in Section 2.1.

                Section 1.100."Request" shall have the meaning set forth in
Section 10.9.

                Section 1.101."Release" shall have the meaning set forth in
Section 3.14(d).

                Section 1.102."Respondent" shall have the meaning set forth in
Section 10.9.

                Section 1.103."Returns" shall have the meaning set forth in
Section 7.2(b).

                Section 1.104."Rules" shall have the meaning set forth in
Section 10.9.

                Section 1.105."Senior Credit Letter" shall have the meaning set forth in Section 4.20.

                Section 1.106."Senior Common Amount" shall have the meaning set forth in Section 2.1(j).

                Section 1.107."Setoff" shall have the meaning set forth in
Section 1.5 and Section 1.87.

                Section 1.108."Subsidiary" of any person shall mean any corporation, partnership, limited liability company or other business entity of which at least a majority of the outstanding capital stock (or similar interests) having voting power under ordinary circumstances to elect directors (or similar governing body members) shall at the time be held, directly or indirectly, by such person or by such person and one or more Subsidiaries of such person.

                Section 1.109."Taxes" shall have the meaning set forth in
Section 7.2(c).

                Section 1.110."Taxing Authority" shall have the meaning set forth in Section 7.2(d).

                Section 1.111."to the knowledge of ACL" shall have the meaning set forth in Section 12.9(a).

                Section 1.112."to the knowledge of any Vectura Party" shall have the meaning set forth in Section 12.9(a).

                Section 1.113."Total Current Assets" shall mean, for any person at any date, the total consolidated current assets of such person and its Subsidiaries at such date, other than any ACL Excluded Assets or Vectura Excluded Assets, as applicable, determined in accordance with the Accounting Principles.

                Section 1.114."Total Current Liabilities" shall mean, for any person at any date, the total consolidated current liabilities of such person and its Subsidiaries at such date, other than any ACL Excluded Liabilities or Vectura Excluded Liabilities, as applicable, excluding the Current Portion of Long-Term Debt, determined in accordance with the Accounting Principles.

                Section 1.115."Transferred ACL Subsidiaries" shall mean ACL and each Subsidiary of ACL.

                Section 1.116."Transferred Foreign ACL Subsidiaries" shall mean each Subsidiary of ACL organized in a jurisdiction outside the United States.

                Section 1.117."Transferred NMI Holdings Subsidiaries" shall mean NMI Holdings and each of its Subsidiaries.

                Section 1.118.[intentionally omitted].

                Section 1.119."Vectura" shall have the meaning set forth in the first paragraph hereof.

                Section 1.120."Vectura Balance Sheet" shall have the meaning set forth in Section 4.3(a).

                Section 1.121."Vectura Continuing Employees" shall have the meaning set forth in Section 6.2(a).

                Section 1.122."Vectura Current Employees" shall have the meaning set forth in Section 4.17(a).

                Section 1.123."Vectura Employee Benefit Plans" shall have the meaning set forth in Section 4.17(a).

                Section 1.124."Vectura Employees" shall have the meaning set forth in Section 4.17(a).

                Section 1.125."Vectura Excluded Assets" shall mean (i) the capital stock of each Vectura Excluded Subsidiary (and NMI and NBL) and (ii) those assets of Vectura or its Subsidiary listed on Schedule 1.125.

                Section 1.126. "Vectura Excluded Liabilities" shall mean (i) those liabilities of Vectura and its Subsidiaries listed on Schedule 1.126 or otherwise noted as Vectura Excluded Liabilities herein, (ii) the Vectura Matter,
(iii) all liabilities of or relating to the Vectura Excluded Subsidiaries, (iv) all liabilities of Vectura and its Subsidiaries (other than Barging Liabilities and environmental liabilities relating to the Seneca, Illinois facility of NMI and up to $30,000 per year of actual, out-of-pocket environmental monitoring costs related to the landfill in Marietta, Ohio owned by EPS, Inc.) and (v) all Funded Debt of Vectura or its Subsidiaries other than the Vectura Assumed Funded Debt.

                Section 1.127."Vectura Excluded Subsidiaries" shall mean EPS, Inc., Houston Integrated Marine Corp., Houston Integrated Marine Services Corp., Maritrend, Inc., Vectura Cargo Services, Inc., VCS Realty Corp., Trustman Maritime Services Corporation, VGI Marine Services Corporation and N.M.I. Realty Corporation.

                Section 1.128."Vectura Financial Statements" shall have the meaning set forth in Section 4.3(a).

                Section 1.129."Vectura Fixed Assets" shall have the meaning set forth in Section 4.13.

                Section 1.130."Vectura Foreign Plans" shall have the meaning set forth in Section 4.17(g).

                Section 1.131."Vectura Former Employees" shall have the meaning set forth in Section 4.17(a).

                Section 1.132."Vectura Income Statement" shall have the meaning set forth in Section 4.3(a).

                Section 1.133."Vectura Indebtedness" shall have the meaning set forth in Section 4.12(a).

                Section 1.134."Vectura Intellectual Property Rights" shall have the meaning set forth in Section 4.16(a).

                Section 1.135."Vectura Leased Real Property" shall have the meaning set forth in Section 4.5(a).

                Section 1.136."Vectura Leases" shall have the meaning set forth in Section 4.5(a).

                Section 1.137."Vectura Licenses" shall have the meaning set forth in Section 4.8(a).

                Section 1.138."Vectura Litigation" shall have the meaning set forth in Section 4.7.

                Section 1.139."Vectura Matter" shall mean all loss or liability in connection with or relating to any dispute or claim concerning the ownership, or transactions in the capital stock or derivatives thereof, of Vectura or its Subsidiary.

                Section 1.140."Vectura Multiemployer Plan" shall have the meaning set forth in Section 4.17(h).

                Section 1.141."Vectura-Only Employee Benefit Plans" shall have the meaning set forth in Section 4.17(a).

                Section 1.142."Vectura Owned Real Property" shall have the meaning set forth in Section 4.5(a).

                Section 1.143."Vectura Assumed Funded Debt" shall mean the Funded Debt of Vectura or its Subsidiary set forth on Schedule 1.143, the repayment obligations with respect to which shall not exceed $75 million in cash.

                Section 1.144."Vectura Parties" shall have the meaning set forth in the first paragraph hereof.

                Section 1.145."Vectura Permitted Encumbrances" shall mean (i) those Encumbrances listed in Schedule 4.5, (ii) liens for current ad valorem taxes not yet due and payable and (iii) such Encumbrances not known to Vectura or such Encumbrances as do not have a material adverse effect on Vectura.

                Section 1.146."Vectura Savings Plan" shall have the meaning set forth in Section 6.3(a).

                Section 1.147."WARN Act" shall have the meaning set forth in
Section 6.5.

                Section 1.148."Working Capital" shall mean, at any date, in the case of NMI Holdings, the amount of Total Current Assets minus the amount of Total Current Liabilities at such date; and, in the case of ACL and ACL Holdings, the amount of Total Current Assets minus the amount of Adjusted Total Current Liabilities at such date; and, for purposes of the foregoing, Adjusted Total Current Liabilities shall mean the amount of Total Current Liabilities minus the amount of the line item entitled "Due To Affiliates" (other than that portion representing federal Taxes), without duplication; in all cases calculated in accordance with the Accounting Principles (and which shall exclude any accrual with respect to the lease contemplated by Section 3.15).

                                   ARTICLE II
             Consummation of Recapitalization Transactions; Closing
             ------------------------------------------------------

               Section 2.1. Recapitalization Transactions. On or prior to the Closing Date, and subject to the terms and conditions set forth in this
Agreement:

               Preliminary Transactions.

                (a) Vectura and its Subsidiaries shall organize NMI Holdings, and shall cause to be transferred to NMI Holdings, and to one or more other Delaware limited liability companies wholly owned by NMI Holdings, all assets and liabilities of NMI and all assets and liabilities of Vectura and its Subsidiaries other than any Vectura Excluded Assets and Vectura Excluded Liabilities.

                (b) Each corporate Subsidiary of ACL (other than any Transferred Foreign ACL Subsidiary), and each corporate Subsidiary of NMI Holdings (if any), shall be merged with and into a separate limited liability company organized under the laws of the State of Delaware.

                (c) ACL Holdings shall be recapitalized as set forth herein and its operative documents shall contain the terms set forth on Exhibit A hereto and such other terms as reasonably may be agreed by the Parties.

                (d) CSX shall repay, or shall provide funds to ACL to repay, all Funded Debt of ACL other than the Funded Debt of ACL set forth on Schedule 2.1(d) (which shall be assumed by ACL Holdings) ("ACL Assumed Funded Debt").

                (e) [intentionally omitted].

               Acquisitions, Conveyances and Transfers.

                (f) CSX (or its Subsidiary) shall exchange its membership interests in ACL Holdings for the consideration set forth below (it being understood that CSX (or its Subsidiary) shall retain all ACL Excluded Assets and ACL Excluded Liabilities).

                (g) NMI shall convey, assign, transfer and deliver to ACL Holdings (and ACL Holdings shall convey, assign, transfer and deliver to ACL), and ACL Holdings shall acquire from NMI (and ACL shall acquire from ACL Holdings), all of Vectura's and its Subsidiaries' right, title and interest in and to the membership interests in NMI Holdings in exchange for the consideration set forth below (it being understood that the Vectura Parties shall retain all Vectura Excluded Assets and all Vectura Excluded Liabilities).

                (h) Vectura shall make an equity contribution (the "Equity Contribution") to ACL Holdings in an amount of not less than $60 million.

               Consideration.

                (i) CSX (or any Subsidiary of CSX as CSX may designate) shall receive:

                       (i) cash in the amount of the Initial  Funding  Amount by
               wire transfer of immediately available funds to the account or accounts specified by written notice delivered to Vectura at least two business days prior to the Closing (which cash shall represent the proceeds of borrowing by ACL Holdings or its Subsidiary);

                       (ii)  Senior  Preferred   Membership   Interests  in  ACL
               Holdings representing a $115,000,000 aggregate capital interest in ACL Holdings;

                       (iii)  Junior  Preferred   Membership  Interests  in  ACL
               Holdings representing a $39,656,364 aggregate capital interest in ACL Holdings; and

                       (iv) Junior Common  Membership  Interests in ACL Holdings
               representing a $343,636 aggregate capital interest in ACL Holdings and, at Closing, a 34.36% residual future profits interest in ACL Holdings (without giving effect to issuances of equity securities to ACL management (the dilution of which shall be borne pro rata)).

                (j) NMI shall receive:

                       (i) Junior Preferred Membership Interests in ACL Holdings
               representing a $1,500,000 aggregate capital interest in ACL Holdings (which aggregate capital interest shall be (y) reduced as set forth herein by the Estimated NMI Holdings Amount (if negative) and (z) subject to further adjustment pursuant to
               Section 2.4(c)).

                       (ii) Senior Common  Membership  Interests in ACL Holdings
               representing a (A) $3,389,091  aggregate  capital  interest and a
               (B) $32,500,000 aggregate future profits interest in ACL Holdings (which future profits interest shall be (x) reduced as set forth herein by the Estimated NMI Holdings Amount (if negative) if and after the Junior Preferred Membership Interests held by NMI have been reduced to zero, (y) increased by any amount by which the Vectura Assumed Funded Debt is less than $75 million and (z) subject to further adjustment pursuant to Section 2.4(c)) (such amount in this clause (B), the "Senior Common Amount"); and

                       (iii) Junior Common Membership  Interests in ACL Holdings
               representing a $110,909 aggregate capital interest and, at Closing, a 11.09% residual future profits interest in ACL Holdings (without giving effect to issuances of equity securities to ACL management (the dilution of which shall be borne pro rata)).

                (k) Vectura shall receive:

                       (i) Junior Preferred Membership Interests in ACL Holdings
               representing a $59,454,545 aggregate capital interest in ACL Holdings; and

                       (ii) Junior Common  Membership  Interests in ACL Holdings
               representing a $545,455 aggregate capital interest in ACL Holdings and, at Closing, a 54.55% residual future profits interest in ACL Holdings (without giving effect to issuances of equity securities to ACL management (the dilution of which shall be borne pro rata)).

                (l) ACL Holdings shall assume the Vectura Assumed Funded Debt and shall thereafter, on the Closing Date, repay the Vectura Assumed Funded Debt by wire transfer of immediately available funds to the accounts of the sources of financing of the Vectura Assumed Funded Debt specified by written notice delivered by Vectura to CSX at least two business days prior to the Closing.

                Section 2.2. Closing Documents. (a) In addition to the other things required to be done hereunder, at the Closing, CSX shall deliver or cause to be delivered to the Vectura Parties the following: (i) a certificate, dated the Closing Date and validly executed on behalf of CSX, to the effect that the condition set forth in Section 8.1 has been satisfied; (ii) a copy of the resolutions of the Board of Directors of CSX authorizing the execution, delivery and performance of this Agreement by CSX, together with a certificate of the secretary or assistant secretary of CSX, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect; (iii) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section 8.2; (iv) resignations of employees of CSX who will not be employees of ACL Holdings or its Subsidiary following the Closing as directors or officers of ACL or its Subsidiary, as may be reasonably requested by the Vectura Parties; (v) an opinion of the assistant general counsel of CSX in substance as set forth on Exhibit B hereto, dated as of the Closing Date and addressed to the Vectura Parties; and (vi) such other instruments of conveyance, assignment, transfer and delivery as may be reasonably requested by the Vectura Parties and as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

                (b) In addition to the other things required to be done hereunder, at the Closing, each Vectura Party shall deliver or cause to be delivered to CSX the following: (i) a certificate, dated the Closing Date and validly executed on behalf of such Vectura Party, to the effect that the condition set forth in Section 9.1 shall have been satisfied; (ii) a copy of the resolutions of the Board of Directors and stockholders of such Vectura Party authorizing the execution, delivery and performance of this Agreement by such Vectura Party, together with a certificate of the secretary or assistant secretary of such Vectura Party, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect; (iii) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section 9.2; (iv) resignations of employees of the Vectura Parties who will not be employees of ACL Holdings or its Subsidiary following the Closing as directors or officers of NMI or its Subsidiary, as may be reasonably requested by CSX; (v) an opinion of counsel to the Vectura Parties in substance as set forth on Exhibit C hereto, dated as of the Closing Date and addressed to CSX; and (vi) such other instruments as may be reasonably requested by CSX and as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

                Section 2.3. Time and Place of Closing. The Closing shall take place on the Closing Date at 10:00 a.m., New York City time at a location to be mutually agreed by the Parties.

                Section 2.4. Adjustment. (a) Within 90 days after the Closing Date, (i) CSX shall prepare and deliver to the Vectura Parties a statement setting forth a calculation of the level of Working Capital of ACL and ACL Holdings as of the Closing Date and (ii) Vectura shall prepare and deliver to CSX a statement setting forth a calculation of the level of Working Capital of NMI Holdings as of the Closing Date (each, an "Initial Statement"). ACL Holdings shall assist CSX and Vectura in the preparation of the Initial Statements, and CSX and Vectura shall be provided full access to any properties, books and records in ACL Holdings possession for such purpose. During the 30 days immediately following receipt of each Initial Statement, each receiving Party shall be permitted to review the working papers of the other relating to such other Party's Initial Statement. An Initial Statement shall become final and binding upon the Parties (and shall thereupon become a "Final Statement") on the 30th day following receipt thereof by the receiving Party unless such receiving Party provides to the other a Notice of Disagreement prior to such 30th day. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is received by the applicable Party, then the Initial Statement relating thereto shall become final and binding upon the Parties (and shall thereupon become a "Final Statement") on the earlier of (x) the date on which the Parties resolve in writing any differences they may have with respect to any matter specified in the Notice of Disagreement with respect to such Initial Statement and agree upon a Final Statement and (y) the date on which the Accounting Firm, after performing appropriate procedures, finally resolves in writing any matters with respect to such Initial Statement that are in dispute by providing the Parties with a Final Statement. During the 30 days immediately following the delivery of a Notice of Disagreement, the Parties shall seek in good faith to resolve in writing (and thereby agree upon a Final Statement) any differences which they may have with respect to any matter specified in such Notice of Disagreement. During such period, the applicable Party shall have access to the working papers of the other Party prepared in connection with the preparation of such Notice of Disagreement. At the end of such 30-day period, the Parties shall submit to the Accounting Firm for review and resolution any and all matters which remain in dispute and which were included in such Notice of Disagreement, and, within 30 days of such submission, the Accounting Firm shall make a final written determination (which shall thereupon become a "Final Statement"), binding on the Parties, of the level of Working Capital as of the Closing Date of ACL and ACL Holdings or NMI Holdings, as applicable, which determination shall be, by line item, at or between the amount of such line item on the applicable Initial Statement and the amount of such line item on the applicable Notice of Disagreement. The fees of the Accounting Firm incurred pursuant to this Section 2.4(a) shall be borne by ACL.

                [ (b) If the ACL Amount reflected on the Final Statement respecting ACL exceeds the Estimated ACL Amount, ACL shall, and if the Estimated ACL Amount exceeds the ACL Amount reflected on the Final Statements, CSX shall, within 10 business days after the Final Statement respecting ACL becomes final and binding on the Parties, make payment to the other by wire transfer in immediately available funds of the amount of such excess with interest thereon at a rate equal to the rate of interest from time to time announced publicly by Citibank, N.A. as its base rate, calculated on the basis of the actual number of days elapsed over 365 from and including the Closing Date to and excluding the date of payment. Notwithstanding anything to the contrary contained herein, in no event shall the net amount of the payment to CSX under this Section and the payment to CSX of the Estimated ACL Amount, if any, as part of the Initial Funding Amount exceed $3,000,000 (plus the interest contemplated hereby, to the extent applicable).

                (c) The aggregate redemption value of Junior Preferred Membership Interests held by NMI shall be (i) increased (or if the Senior Common Amount was decreased pursuant to Section 2.1(j)(ii)(B)(x), then the Senior Common Amount shall be increased first by the amount of any such decrease up to an aggregate future profits interest of $32,500,000 prior to any increase in the Junior Preferred Membership Interests held by NMI), for any amount by which the NMI Holdings Amount reflected on the Final Statement respecting NMI exceeds the Estimated NMI Holdings Amount or (ii) decreased (or, if the aggregate principal amount of such NMI Junior Preferred Membership Interests shall be insufficient, the amount of Senior Common Amount shall be decreased) for any amount by which the Estimated NMI Holdings Amount exceeds the NMI Holdings Amount reflected on the Final Statement respecting NMI within 10 business days after the Final Statement respecting NMI becomes final and binding on the Parties, by the amount of such excess, with interest thereon at a rate equal to the rate of interest from time to time announced publicly by Citibank, N.A. as its base rate, calculated on the basis of the actual number of days elapsed over 365 from and including the Closing Date to and excluding the date of such adjustment. Notwithstanding anything to the contrary contained herein, in no event shall the net amount of the adjustments to the aggregate principal amount of NMI Junior Preferred Membership Interests and/or Senior Common Amount held by NMI under this Section or in connection with the Estimated NMI Holdings Amount be greater than zero (plus the interest contemplated hereby, to the extent applicable).

                                   ARTICLE III
                      Representations and Warranties of CSX
                      -------------------------------------

               CSX hereby represents and warrants to ACL Holdings and, in the case of Sections 3.1, 3.18, 3.19, 3.20 and 3.21, to the Vectura Parties, as follows:

                Section 3.1. Incorporation; Authorization; Etc. (a) ACL is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of ACL's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, except as would not have a material adverse effect on ACL. Each of ACL and each Subsidiary of ACL (i) has all requisite power to own its properties and assets and to carry on its business as it is now being conducted and (ii) is in good standing and is duly qualified to transact business in each domestic and foreign jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business would not, individually or in the aggregate, have a material adverse effect on ACL. Attached to Schedule 3.1 is a true and complete list of all Subsidiaries of ACL as of the date hereof (noting which of such Subsidiaries will not be Subsidiaries of ACL as of the Closing Date, noting the jurisdiction of organization of each of such Subsidiaries and noting all domestic and foreign jurisdictions in which ACL and such Subsidiaries are qualified to transact business).

               (b) CSX has full power to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of CSX's obligations hereunder have been duly and validly authorized by all necessary proceedings on the part of CSX and no other proceedings or actions on the part of CSX, its Board of Directors or stockholders are necessary therefor. The execution, delivery and performance by CSX of this Agreement will not (i) violate any provision of CSX's or ACL's Certificate of Incorporation or By-laws or other organizational documents, (ii) except as disclosed in Schedule 3.1, violate any provision of, or be an event that is (or with notice or the passage of time or both will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien, pledge or encumbrance upon or the creation of a security interest in the assets or properties of ACL or its Subsidiaries pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, injunction, decree, permit or "employee benefit plan" (as defined in Section 3(3) of ERISA) to which ACL or its Subsidiary is a party or by which ACL or its Subsidiary is bound and (iii) except as disclosed in Schedule 3.8, violate or conflict with any statute, rule or regulation applicable to ACL or its Subsidiary or any of its properties or assets or any other material restriction of any kind or character to which ACL or its Subsidiary is subject, that, in the case of clauses (ii) and (iii), would, individually or in the aggregate, have a material adverse effect on ACL or would prevent the consummation of the Recapitalization Transactions. This Agreement has been duly executed and delivered by CSX and, assuming the due execution and delivery hereof by the other Parties, constitutes the legal, valid and binding obligation of CSX, enforceable against CSX in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

                Section 3.2. Capitalization. Schedule 3.2 lists the number of authorized and outstanding shares of capital stock or membership interests of ACL and each Subsidiary of ACL. No stock appreciation right, phantom stock or similar right is outstanding with respect to any capital stock of ACL or any Subsidiary of ACL. Except as set forth in Schedule 3.2, all outstanding shares of capital stock of ACL and each Subsidiary of ACL are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and owned by CSX or its Subsidiary, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other legal encumbrances. Except as set forth in Schedule
3.2 and except for this Agreement, there are no options, warrants, calls, rights or agreements to which CSX or any of its Subsidiaries is a party or by which any of them is bound obligating CSX or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or other equity interests of ACL or its Subsidiary, or securities convertible into or exchangeable for such shares or obligating CSX or its Subsidiary to grant, extend or enter into any such option, warrant, call, right or agreement. Except as set forth in Schedule 3.2, there are no outstanding contractual obligations of CSX or its Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of,
(iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive right with respect to any shares of capital stock of ACL or its Subsidiary.

                Section 3.3. Financial Statements. (a) Attached to Schedule 3.3 are true and complete copies of the audited consolidated statements of financial position of ACL and its Subsidiaries as of December 26, 1997, December 27, 1996 and December 29, 1995 and the related audited consolidated statements of earnings and retained earnings and cash flows for the fiscal years ended December 26, 1997, December 27, 1996 and December 29, 1995 together with the respective reports thereon and certifications thereof by Ernst & Young LLP (collectively, the "ACL Financial Statements"). Each consolidated statement of financial position included in the ACL Financial Statements may be hereinafter referred to as an "ACL Balance Sheet," and each consolidated statement of earnings and retained earnings included in the ACL Financial Statements may be hereinafter referred to as an "ACL Income Statement." The ACL Financial Statements have been prepared from and are consistent with the books and records of ACL and its Subsidiaries.

                (b) Attached to Schedule 3.3 is a pro forma consolidated statement of financial position of ACL and its Subsidiaries (the "ACL Pro Forma Balance Sheet") as of December 26, 1997, giving effect to the exclusion of the ACL Excluded Assets and ACL Excluded Liabilities, and the transactions listed in the notes thereto (such transactions, the "ACL Pro Forma Transactions"). The ACL Pro Forma Balance Sheet sets forth any deviations from GAAP used in the preparation thereof.

                (c) Except as indicated in Schedule 3.3 or in the ACL Financial Statements (including any notes thereto), the ACL Financial Statements were prepared in accordance with GAAP and, in the case of any ACL Balance Sheet, fairly presents the consolidated financial position of ACL and its Subsidiaries at the date thereof in all material respects and, in the case of any ACL Income Statement, fairly presents the consolidated results of operations of ACL and its Subsidiaries for the periods then ended in all material respects (subject, in the case of unaudited ACL Financial Statements, to any other adjustments described therein and normal year-end adjustments in accordance with GAAP which would not, in the aggregate, have a material adverse effect with respect to
ACL).

                Section 3.4. Undisclosed Liabilities. Except as reflected, reserved against or otherwise disclosed in the ACL Balance Sheet as of December 26, 1997 (and specifically identified and described in the accompanying notes), and except as set forth in Schedule 3.4, there are no liabilities, debts (including obligations in respect of capital leases), or obligations of or claims against ACL or its Subsidiary (other than those incurred in the ordinary course consistent with past practice) which would, individually or in the aggregate, have a material adverse effect on ACL and that would have been required to be reflected on such balance sheet or otherwise specifically identified and described in the notes thereto in accordance with GAAP.

                Section 3.5. Properties. (a) Schedule 3.5 lists all real property and interests in real property owned by ACL or any of its Subsidiaries which is material to ACL (the "ACL Owned Real Property") or leased by ACL or any of its Subsidiaries as lessee or lessor which is material to ACL (the "ACL Leased Real Property"), such description including, (i) for each ACL Owned Real Property, the location thereof, the approximate acreage thereof (where available) and the manner in which such real property is used and (ii) for each ACL Leased Real Property, an identification of the lease agreement therefor (material amendments, modifications, side letters and other agreements relating to any such lease agreement have been made available to the Vectura Parties), the annual payment obligation thereon and the location and approximate size (or other relevant dimension) of the premises leased thereunder. Except as set forth on Schedule 3.5 and except for ACL Permitted Encumbrances, ACL or its Subsidiary has good and valid fee title to ACL Owned Real Property free and clear of all Encumbrances. All leases with respect to ACL Leased Real Property ("ACL Leases") are in effect and, where ACL or its Subsidiary is lessee, create a valid and binding interest in ACL Leased Real Property in favor of ACL or its Subsidiary and, except as set forth in Schedule 3.5, there are no material defaults by the lessor or lessee thereunder continuing in existence beyond any applicable notice and cure periods, nor, to the knowledge of ACL, do there exist any circumstances which, with the giving of notice, the passage of time or both, would become such a default. Other than ACL or its Subsidiaries and third party lessees, to the knowledge of ACL, there are no parties in possession or parties having any current or future right to occupy any ACL Owned Real Property or ACL Leased Real Property, except as would not have a material adverse effect with respect to ACL. Except as set forth in Schedule 3.5, there are no condemnation proceedings, special assessments, impact fees or similar charges pending or, to the knowledge of ACL, threatened in connection with ACL Owned Real Property or, to the knowledge of ACL, ACL Leased Real Property, and ACL has not received or been served with any notice with respect to any of the foregoing. The current use by ACL and its Subsidiaries of ACL Owned Real Property and ACL Leased Real Property complies in all material respects with all applicable zoning laws and building and use restrictions (including all agreements of ACL and its Subsidiaries applicable thereto), except as would not, individually or in the aggregate, have a material adverse effect on ACL.

                (b) Except as set forth in Schedule 3.5, each ACL Owned Real Property is in compliance with all material terms of the instruments which constitute ACL Permitted Encumbrances, and none of the ACL Permitted Encumbrances materially interferes with the use or operation of ACL Owned Real Property in the manner in which such property is currently used or operated, and there is not and has not been any uncured violation of the terms of any ACL Permitted Encumbrance which would result in a forfeiture or otherwise adversely affect the property, in any such case, except where the failure to so comply or such interference and adverse effect would not, together with all other such failures, interferences and adverse effects, have a material adverse effect on ACL.

                Section 3.6. Absence of Certain Changes. Except as otherwise set forth in this Agreement, the ACL Financial Statements or Schedule 3.6, from December 26, 1997 through the date hereof, there has been no material adverse change in, and there has not been any occurrence which, when taken together with all other such changes or occurrences, would have a material adverse effect on ACL. Except as otherwise set forth in this Agreement, the ACL Financial Statements or Schedule 3.6, from December 26, 1997 through the date hereof, ACL has taken no action which would have required the consent of the Vectura Parties under Section 5.4(a) hereof were such Section binding with respect to ACL as of such time.

                Section 3.7. Litigation; Orders. Except as disclosed in Schedule 3.7, there are no lawsuits, actions, administrative or arbitration or other proceedings or Government Authority investigations, pending with respect to which ACL or its Subsidiary has been duly served or otherwise received notice as of the date hereof or, to the knowledge of ACL, threatened against ACL or its Subsidiaries by any person or Government Authority (collectively, "ACL Litigation") that would, individually or in the aggregate, have a material adverse effect on ACL or would prevent the consummation of the Recapitalization Transactions. Except as disclosed in Schedule 3.7, there are no judgments or orders, injunctions, decrees, stipulations, settlements or awards (whether rendered by a court or administrative agency, or by arbitration) outstanding against ACL or its Subsidiary or affecting any of the properties of ACL or its Subsidiary that would, individually or in the aggregate, have a material adverse effect on ACL or would prevent the consummation of the Recapitalization Transactions. Except for those matters disclosed in Schedule 3.7, the aggregate amount of all claims and judgments pending with respect to which ACL has been duly served or otherwise received notice as of the date hereof or, to the knowledge of ACL, threatened against ACL or its Subsidiary would not have, either individually or in the aggregate, a material adverse effect on ACL.

                Section 3.8. Licenses, Approvals, Other Authorizations, Consents, Reports, Etc. (a) Schedule 3.8 includes all material licenses, permits, franchises and other authorizations of any Government Authority possessed by or granted to ACL or its Subsidiary or used in or necessary for the operation of its business (the "ACL Licenses"). Except as disclosed in Schedule 3.8, all ACL Licenses are in full force and effect except for those whose failure to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on ACL. Except as set forth in
Schedule 3.8, ACL or its Subsidiary, as the case may be, is in compliance with the terms of the ACL Licenses, except where the failure to be in compliance would not, individually or in the aggregate, have a material adverse effect on ACL. Except as disclosed in Schedule 3.8, no investigation, review or proceeding is pending with respect to which ACL has been duly served or otherwise received notice as of the date hereof or, to the knowledge of ACL, threatened seeking the revocation or limitation of any such ACL License that, individually or in the aggregate, would have a material adverse effect on ACL.

                (b) Schedule 3.8 lists all registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by ACL or its Subsidiary with, to or from any person (including any Government Authority) in connection with the Recapitalization Transactions except for with respect to the HSR Act and except for those the failure to make, file, give or obtain which would not, individually or in the aggregate, have a material adverse effect on ACL or prevent consummation of the Recapitalization Transactions.

                Section 3.9. Labor Matters. Except as described in Schedule 3.12(b), ACL and its Subsidiaries have no written contract of employment with any employee. Except as described in Schedule 3.9, ACL and its Subsidiaries are not presently a party to any collective bargaining agreement, subject to a legal duty to bargain with any labor organization on behalf of employees or the object of any attempt to organize employees for collective bargaining or similar purposes or presently operating under an expired collective bargaining agreement. Except as described in Schedule 3.9, ACL and its Subsidiaries are not a party to or subject to any pending strike or pending work stoppage, organizing attempt, union certification, picketing, boycott or similar activity. ACL and its Subsidiaries have complied in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment, payment and termination of labor, including the provisions thereof relative to wages, hours, severance, layoffs, vacation, collective bargaining, employee benefits, and employee benefit plans, contributions, unemployment, withholding taxes and occupational health and safety and equal opportunity and non-discrimination laws (including the Americans with Disabilities Act), except as would not have a material adverse effect on ACL. ACL and its Subsidiaries have made all deductions required by law to be made for employees' wages and salaries and either remitted the same to appropriate Government Authorities or provided for the same in its accounts and is not liable for any arrears of wages or any taxes or penalties for failure to comply with the payment or repayment of any of the foregoing, except as would not have a material adverse effect on ACL.

                Section 3.10. Compliance with Laws. Except as may be indicated in Schedule 3.10, the conduct of business by ACL and its Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees of any Government Authority applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, would not have a material adverse effect on ACL.

                Section 3.11. Insurance. Schedule 3.11 sets forth a true and complete list of all insurance policies currently held by ACL and its Subsidiaries and in force as of the date hereof with respect to the assets, properties, business, employees, officers, and directors of ACL or its Subsidiaries, setting forth as to each policy a general description of type of coverage, carrier, policy number, coverage limit, expiration date, annual premiums, and deductibles. Such policies are in full force and effect as of the date hereof, except where the failure of such policies to be in full force and effect would not have a material adverse effect on ACL; and, except as set forth in Schedule 3.11, such policies will remain in effect following the Closing or be replaced by at least substantially comparable policies, except where the failure of such policies to so remain or be so replaced would not have a material adverse effect on ACL. The holders of those policies listed on Schedule
3.11 are in compliance with the terms and conditions thereof in all material respects. As of the date hereof, all premiums covering all periods up to and including the date hereof have been paid when due except where the failure to pay such premiums when due would not have a material adverse effect on ACL.

                Section  3.12.  Material  Contracts.  (a) Except as disclosed in
Schedule 3.12(a), neither ACL nor its Subsidiary is as of the date hereof a party to any (i) consulting agreement having a remaining term of at least one year and requiring payments of base salary in excess of $100,000 per year or aggregate payments of base salary in excess of $150,000, (ii) material sales representative or agency contract which is not terminable on 12 months' (or less) notice, (iii) material lease of real or personal property with an annual base rental obligation of more than $250,000, or a total remaining rental obligation of more than $1,000,000, (iv) joint venture or partnership agreement,
(v) agreement materially limiting in any way ACL's or its Subsidiary's ability to compete with any person in any geographic location or any line of business,
(vi) agreement with any Affiliate (other than any agreement between Affiliates, which will be Subsidiaries of ACL Holdings following the Closing), officer or director of ACL or its Subsidiary or (vii) other material contract, agreement or arrangement (including collective bargaining agreements) (other than any barge charter or barge lease (whether as lessor or lessee) entered into in the ordinary course of business) requiring future payment or payments in excess of $3,000,000 per year. Schedule 3.12(a) lists all notes, mortgages, indentures and other obligations and agreements and other instruments for or relating to any lending or borrowing (including assumed debt, guarantees, capitalized lease obligations and other agreement creating a security interest in assets or properties of ACL or its Subsidiary) of $3,000,000 or more effected by ACL or its Subsidiary or to which any assets of ACL or its Subsidiary are subject (except with respect to any such lending or borrowing among ACL and its Subsidiaries, other than foreign Subsidiaries) (collectively, "ACL Indebtedness"). With respect to all contracts listed on Schedule 3.9, Schedule 3.12(a) or Schedule 3.12(b), except as disclosed on Schedule 3.9, Schedule 3.12(a) or Schedule 3.12(b), except as would not have a material adverse effect on ACL: (i) assuming that such contracts are valid and binding on the other parties thereto, such contracts are valid and binding on ACL or its Subsidiary, as applicable; (ii) ACL has received no notice to the effect that such contracts are not valid and binding on the other parties thereto; and (iii) ACL or its Subsidiary, as applicable, is not in material breach thereof or material default thereunder, and there does not exist under any provision thereof any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default.

                (b) Schedule 3.12(b) sets forth (i) a list of all employment agreements to which ACL or its Subsidiary is a party having a remaining term of at least one year and requiring payments of base salary in excess of $100,000 per year or aggregate payments of base salary in excess of $150,000 and (ii) the number of severance and retention agreements with employees of ACL or its Subsidiary to which ACL or its Subsidiary is a party and the approximate aggregate maximum amount of the payments which would be required to be made thereunder. True and complete copies of all such employment and severance and retention agreements have been made available to the Vectura Parties.

                Section 3.13. Fixed Assets. (a) Schedule 3.13 lists (i) all fixed assets of ACL and its Subsidiaries having a book value as of December 26, 1997 of $3,000,000 or more and (ii) all towboats and barges owned or leased by ACL or its Subsidiary and used in ACL's business as of the date hereof, together with the name, dimensions and year of construction of each such towboat and the number, dimensions, general type and year of construction of each such barge (collectively, "ACL Fixed Assets"). ACL or its Subsidiary, as applicable, has good and marketable title to, or, in the case of leased or subleased ACL Fixed Assets, valid and subsisting leasehold interests in, all ACL Fixed Assets, free and clear of all Encumbrances other than ACL Permitted Encumbrances, except as would not have a material adverse effect on ACL. The ACL Pro Forma Balance Sheet reflects all material assets necessary and sufficient for the conduct of the business of ACL and its Subsidiaries as conducted by ACL and its Subsidiaries as of the date hereof (other than leased assets).

                (b) Since January 1, 1998, ACL and its Subsidiaries have made capital expenditures in respect of barges in an amount greater than $12,000,000 in the aggregate.

                Section 3.14. Environmental Matters. (a) It is the intention of the Parties that CSX is making no representation or warranty with respect to environmental matters except as set forth in this Section 3.14 and that any and all environmental matters shall be deemed an exception to each other representation and warranty of CSX contained in this Agreement.

                (b) Except as disclosed in Schedule 3.14, to the knowledge of ACL, (i) ACL and its Subsidiaries have complied and currently comply with applicable Environmental Laws, except for failures to comply that, individually or in the aggregate, would not have a material adverse effect on ACL; (ii) ACL and its Subsidiaries have obtained all environmental consents, approvals, licenses and permits required for its current operations by any applicable Environmental Laws, except for failures to obtain that, individually or in the aggregate, would not have a material adverse effect on ACL; (iii) neither ACL nor any of its Subsidiaries has received any written notice, claim or report alleging any material liabilities or potentially material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial, or corrective obligations arising under Environmental Laws and for which the alleged liability or potential liability has not been fully resolved; (iv) none of the following is present at any of the properties which will be owned or leased by ACL or its Subsidiaries at the time ACL is transferred to ACL Holdings, except where such presence, individually or in the aggregate, would not have a material adverse effect on ACL: (A) asbestos-containing material in any friable form or condition, (B) polychlorinated biphenyls (PCBs), including any materials or equipment contaminated with PCBs, (C) underground storage tanks, (D) surface impoundments, or (E) nonpermitted landfills or other nonpermitted waste disposal areas; and
(v) neither ACL nor any of its Subsidiaries has treated, stored, disposed of, arranged for the disposal of, transported, handled, or released any Hazardous Material, or owned or operated any property or facility (and no such property or facility is contaminated by any Hazardous Material) in a manner that has given or would give rise to any liabilities or any investigative, corrective or remedial obligations, pursuant to CERCLA or any other Environmental Law, except for any such liabilities or obligations that, individually or in the aggregate, would not have a material adverse effect on ACL.

                (c) To the knowledge of ACL, CSX has provided to the Vectura Parties copies of all material or potentially material environmental audits, assessments, analyses, and reports, and any other documents materially bearing on environmental liabilities or obligations of ACL or its Subsidiaries which are in the possession or under the reasonable control of CSX, ACL or any of its Subsidiaries.

                (d) As used in this Agreement, "Environmental Law" means any and all U.S. and foreign federal, state and local laws, ordinances and regulations, all other requirements having the force and effect of law, and all common law, relating to pollution, the protection of the environment, or the discharge or release of materials into the environment; "Hazardous Material" means any substance, chemical, compound, product, solid, gas, liquid, waste or byproduct which is classified or regulated (including without limitation regulation as "hazardous" or "toxic", or as a "pollutant", "contaminant" or "waste"), pursuant to any Environmental Law, and includes asbestos, PCBs and petroleum (including crude oil or any fraction thereof); and "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

                Section  3.15.  Affiliate  Transactions.  At the  Closing  Date,
except for the transactions listed in Schedule 3.15 and the ACL Pro Forma Transactions, and except for the lease of assets by CSX to ACL as disclosed prior to the date hereof (which shall survive and be in effect following the Closing), neither ACL nor its Subsidiary shall be a party to any contract, agreement or commitment with CSX or any person which following the Closing, will be a director, officer, employee, stockholder or Affiliate of CSX or its Subsidiary (assuming that ACL Holdings and its Subsidiaries are not Affiliates of CSX or its Subsidiary), that are on terms and conditions in the aggregate materially more burdensome to such Subsidiary than would be usual and customary in similar contracts, agreements, commitments, transactions or business arrangements negotiated on an arm's-length basis among unaffiliated parties.

                Section 3.16. Intellectual Property. (a) Schedule 3.16 sets forth a complete and correct list of all material: (i) patented or registered Intellectual Property Rights and pending patent applications or other applications for registrations of Intellectual Property Rights owned or filed by or on behalf of ACL or its Subsidiary; (ii) computer software owned and/or used by ACL or its Subsidiary (other than mass-marketed software); and (iii) licenses or similar agreements or arrangements for Intellectual Property Rights to which ACL or its Subsidiary is a party, either as licensee or licensor (collectively "ACL Intellectual Property Rights").

                (b) Except as set forth on Schedule 3.16: (i) ACL or its Subsidiary owns or possesses all Intellectual Property Rights material to the operation of its business as conducted as of the date hereof free and clear of material encumbrances, licenses and other restrictions; (ii) to the knowledge of ACL, no claim by any third party contesting the validity, enforceability, use or ownership of any of ACL Intellectual Property Rights owned or used by ACL or its Subsidiary has been made, is currently outstanding or is threatened; (iii) neither ACL nor its Subsidiary has received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to the ACL Intellectual Property Rights (including any demand or request that ACL or its Subsidiary license any rights from a third party); and (iv) neither ACL nor its Subsidiary has infringed, misappropriated or otherwise conflicted with any Intellectual Property Rights of any third parties, and neither ACL nor its Subsidiary is aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of ACL's business as conducted as of the date hereof, except, in each of the foregoing (i) through (iv), as would not have a material adverse effect on ACL.

                Section 3.17. Employee Benefit Plans. (a) Schedule 3.17(a) lists
(i) each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) at any time contributed to, maintained or sponsored by ACL or any of its Affiliates, or with respect to which ACL or any of its Affiliates has any liability or potential liability; and (ii) each other retirement, savings, deferred compensation, severance, stock, performance, bonus, incentive, or other material employee benefit plan, policy, or arrangement of any kind, contributed to, maintained or sponsored by ACL or any of its Affiliates, or with respect to which ACL or any of its Affiliates has any liability or potential liability; in each case for the benefit of any current employees (whether active or on leave of absence) of ACL or any of its Subsidiaries ("ACL Current Employees") or former employees of ACL or any of its Subsidiaries ("ACL Former Employees" and together with ACL Current Employees, "ACL Employees") or their respective beneficiaries and dependents (collectively, "ACL Employee Benefit Plans"; provided that "ACL Employee Benefit Plans" shall not include routine administrative procedures, government-required programs or ACL Foreign Plans).
Schedule 3.17(a) also specifies which ACL Employee Benefit Plans are maintained solely by ACL or its Subsidiaries or solely for the benefit of ACL Employees and their beneficiaries and dependents ("ACL-Only Employee Benefit Plans").

                (b) All ACL Employee Benefit Plans and any related trusts are in compliance in all material respects with and have been administered in material compliance with the terms of such plans and any applicable collective bargaining agreements, and all applicable requirements of law and regulations, including but not limited to the Code and ERISA, and all contributions and premium payments required to be made by ACL or any of its Affiliates to or on account of each such ACL Employee Benefit Plan under the terms thereof, ERISA or the Code for all periods of time prior to the date hereof and the Closing Date have been or will be, as the case may be, made or properly accrued.

                (c) Except as set forth in Schedule 3.17(c), with respect to any ACL Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code other than a Multi-employer Plan, a favorable determination letter as to qualification under Section 401(a) of the Code has been issued by the IRS and the related trust has been determined to be exempt from taxation under Section 501(a) of the Code and no events or circumstances have occurred that could be reasonably expected to materially adversely affect the qualified status of any such plan or trust. Except as set forth in Schedule 3.17(c), no ACL-Only Employee Benefit Plan is subject to Title IV of ERISA or to Section 412 or 4971 of the Code. Except as set forth in Schedule 3.17(c), no ACL Employee Benefit Plan is a "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan"). Except as set forth in Schedule 3.17(c): with respect to each ACL-Only Employee Benefit Plan that is subject to Section 412 of the Code or Title IV of ERISA, there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any ACL-Only Employee Benefit Plan, and there are no facts or circumstances that would materially change the funded status of any such ACL-Only Employee Benefit Plan in an adverse manner; no material asset of ACL or its Subsidiaries that is to be acquired by ACL Holdings, directly or indirectly, pursuant to this Agreement is subject to any material lien under ERISA or the Code; and there are no pending or threatened actions, suits, investigations or claims with respect to any ACL Employee Benefit Plan (other than routine claims for benefits) which could result in material liability to ACL Holdings or any of its Affiliates after the Closing.

                (d) Except as otherwise set forth in Schedule 3.17(d), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) materially increase any benefits otherwise payable under any ACL Employee Benefit Plan or (ii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

                (e) ACL has delivered or made available to the Vectura Parties a true, correct and complete copy of all plan documents and the current summary plan descriptions (if any) for each ACL Employee Benefit Plan. In addition, with respect to each ACL-Only Employee Benefit Plan, ACL has delivered or made available to Vectura a true, correct and complete copy of: (i) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any, or any similar filing made with any foreign authority; (ii) the most recent annual financial report, if any; (iii) the most recent actuarial report, if any; and
(iv) the most recent determination letter from the IRS or similar document issued by any other taxing authority, if any.

                (f) No event has occurred and, to the knowledge of ACL, no circumstances now exist that could be reasonably expected to result in, any material liability under Title IV of ERISA or Section 412 of the Code with respect to any employee benefit plan sponsored by CSX or any of its Affiliates that would be a liability of ACL Holdings or any of its Affiliates following the Closing (other than the payment of contributions and premiums to the Pension Benefit Guaranty Corporation that are not yet due).

                (g) Except as set forth in Schedule 3.17(g), neither ACL nor any of its Subsidiaries contributes to, maintains or sponsors or has any liability with respect to any employee benefit plan, agreement or arrangement applicable to employees of ACL or any Subsidiary located outside the United States (the "ACL Foreign Plans"). Each ACL Foreign Plan is in compliance in all material respects with all laws applicable thereto and the respective requirements of such ACL Foreign Plan's governing documents. There are no material actions, suits or claims (other than routine claims for benefits) with respect to any ACL Foreign Plan, and no circumstances exist which could reasonably be expected to give rise to any such material actions, suits or claims.

                (h) Except as set forth in Schedule 3.17(h): (i) no Multiemployer Plan in which ACL or any of its Subsidiaries has participated within the past six years has been terminated; (ii) no proceeding has been initiated to terminate any Multiemployer Plan that is an ACL Employee Benefit Plan (an "ACL Multiemployer Plan") and there has been no "reportable event" (within the meaning of Section 4043(c) of ERISA) with respect to any ACL Multiemployer Plan within the past six years; (iii) no ACL Multiemployer Plan is in reorganization as described in Section 4241 of ERISA and no ACL Multiemployer Plan is insolvent as described in Section 4245 of ERISA; (iv) neither ACL nor any of its Subsidiaries has incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from any Multiemployer Plan that has not been satisfied in full, no such liability has been asserted that has not been satisfied in full, and there do not now exist any events or circumstances which could result in any such partial or complete withdrawal; and (v) neither ACL nor any of its Subsidiaries is bound by any contract or agreement or has any obligation or liability described in Section 4204 of ERISA.

                (i) Except as set forth in Schedule 3.17(i): (i) ACL and its Subsidiaries have complied with the health care continuation requirements of
Part 6 of Subtitle B of Title I of ERISA; and (ii) neither ACL nor any of its Subsidiaries has any obligation under any ACL Employee Benefit Plan or otherwise to provide medical, dental or life insurance benefits to ACL Former Employees or to any other person, except as specifically required by Part 6 of Subtitle B of Title I of ERISA and except in the amounts appropriately reflected on the appropriate ACL Balance Sheet.

                Section 3.18. Brokers, Finders, Etc. Neither CSX nor its Affiliate has employed any broker, finder, consultant or other intermediary in connection with the Recapitalization Transactions who would have a valid claim for a fee or commission from any Vectura Party, ACL Holdings or any Subsidiary of ACL Holdings in connection with the Recapitalization Transactions.

                Section 3.19. Acquisition for Investment. CSX confirms that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated hereby, including any acquisition of securities hereunder. CSX is acquiring the securities to be acquired by it hereunder for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling such securities within the meaning of the Securities Act of 1933, as amended. CSX understands and agrees that such securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from such registration available under such Act, and without compliance with state, local and foreign securities laws, in each case, to the extent applicable.

                Section 3.20. Qualifications of ACL. ACL is a "Citizen of the United States" within the meaning of Section 2 of the Shipping Act of 1916, as amended (42 U.S.C. 802), and is qualified to enter into this Agreement and to acquire an ownership interest in marine vessels, and the provisions of said Act imposing restrictions upon transfers to persons other than Citizens of the United States and any proclamations, orders or regulations thereunder are inapplicable to ACL and the transactions contemplated hereby.

                Section 3.21. No Outside Reliance. Notwithstanding anything contained in this Article III or any other provision hereof, it is the explicit intent of each Party that CSX is making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including any implied warranty or representation as to condition, seaworthiness, merchantability, suitability or fitness for a particular purpose as to any assets of ACL or its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections  or other  predictions  contained  or referred  to in the  Schedules hereto and any cost estimates, projections or predictions or any other information contained or referred to in other materials or oral presentations that have been or shall hereafter be provided to any Vectura Party or any of its Affiliates, agents or representatives are not and shall not be deemed to be representations or warranties of CSX or its Affiliates.
                                   ARTICLE IV
              Representations and Warranties of the Vectura Parties
              -----------------------------------------------------

               Each of the Vectura Parties hereby represents and warrants to ACL Holdings, and, in the case of Sections 4.1, 4.18, 4.19, 4.20, 4.21 and 4.22, to CSX, as follows:

                Section 4.1. Incorporation; Authorization; Etc. (a) Each Vectura Party is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization. Each Vectura Party Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, except as would not have a material adverse effect on the Vectura Parties. Each Vectura Party and each Vectura Party Subsidiary (i) has all requisite power to own its properties and assets and to carry on its business as it is now being conducted and (ii) is in good standing and is duly qualified to transact business in each domestic and foreign jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business would not, individually or in the aggregate, have a material adverse effect on the Vectura Parties. Attached to Schedule 4.1 is a true and complete list of all Vectura Party Subsidiaries as of the date hereof (noting the ownership of each Vectura Party and each Vectura Party Subsidiary, noting which of such Subsidiaries will not be Subsidiaries of ACL Holdings following the Closing Date, noting the jurisdiction of organization of each Vectura Party and each Vectura Party Subsidiary and noting all domestic and foreign jurisdictions in which any Vectura Party and each Vectura Party Subsidiary is qualified to transact business).

                (b) Each Vectura Party has full power to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of each Vectura Party's obligations hereunder have been duly and validly authorized by all necessary proceedings on the part of such Vectura Party and no other proceedings or actions on the part of such Vectura Party, its Board of Directors or stockholders are necessary therefor. The execution, delivery and performance by each Vectura Party of this Agreement will not (i) violate any provision of such Vectura Party's Certificate of Incorporation or By-laws or other organizational documents, (ii) except as disclosed in Schedule 4.1, violate any provision of, or be an event that is (or with notice or the passage of time or both will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien, pledge or encumbrance upon or the creation of a security interest in the assets or properties of any Vectura Party or its Subsidiaries pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, injunction, decree, permit or Vectura "employee benefit plan" (as defined in Section 3(3) of ERISA) to which any Vectura Party or its Subsidiary is a party or by which any Vectura Party or its Subsidiary is bound and (iii) except as disclosed in Schedule 4.8, violate or conflict with any statute, rule or regulation applicable to any Vectura Party or its Subsidiary or any of its properties or assets or any other material restriction of any kind or character to which any Vectura Party or its Subsidiary is subject, that, in the case of clauses (ii) and (iii), would, individually or in the aggregate, have a material adverse effect on the Vectura Parties or would prevent the consummation of the Recapitalization Transactions. This Agreement has been duly executed and delivered by each Vectura Party and, assuming the due execution and delivery hereof by CSX, constitutes the legal, valid and binding obligation of each Vectura Party, enforceable against each Vectura Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

                Section 4.2. Capitalization. Schedule 4.2 lists the number of authorized and outstanding shares of capital stock of each Vectura Party and each Vectura Party Subsidiary. Except as set forth in Schedule 4.2, no stock appreciation right, phantom stock or similar right is outstanding with respect to any capital stock of any Vectura Party or any Vectura Party Subsidiary. Except as set forth in Schedule 4.2, all outstanding shares of capital stock of each Vectura Party and each Vectura Party Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and owned by a Vectura Party or its Subsidiary, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other legal encumbrances. Except as set forth in Schedule 4.2 and except for this Agreement, there are no options, warrants, calls, rights or agreements to which any Vectura Party or any of its Subsidiaries is a party or by which any of them is bound obligating any Vectura Party or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or other equity interests of any Vectura Party or its Subsidiary, or securities convertible into or exchangeable for such shares or obligating any Vectura Party or its Subsidiary to grant, extend or enter into any such option, warrant, call, right or agreement. Except as set forth in Schedule 4.2, there are no outstanding contractual obligations of any Vectura Party or its Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive right with respect to any shares of capital stock of any Vectura Party or its Subsidiary.

                Section 4.3. Financial Statements. (a) Attached to Schedule 4.3 are true and complete copies of (i) the audited consolidated statements of financial position of each Vectura Party and its respective Subsidiaries, as of December 31, 1996, December 31, 1995, December 31, 1994, and the related audited consolidated statements of earnings and retained earnings and cash flows for the fiscal years ended December 31, 1996, December 31, 1995 and December 31, 1994, together with the respective reports thereon and certifications thereof by Arthur Andersen & Co. and (ii) the unaudited consolidated statement of financial position of each Vectura Party and its respective Subsidiaries, as of December 31, 1997 of the related unaudited consolidated statement of earnings for the 12-month period then ended (collectively, the "Vectura Financial Statements"). Each consolidated statement of financial position included in the Vectura Financial Statements may be hereinafter referred to as a "Vectura Balance Sheet," and each consolidated statement of earnings and retained earnings and each consolidated statement of earnings included in the Vectura Financial Statements may be hereinafter referred to as a "Vectura Income Statement." The Vectura Financial Statements have been prepared from and are consistent with the books and records of the Vectura Parties and their Subsidiaries.

                (b) Attached to Schedule 4.3 is a pro forma consolidated statement of financial position and related pro forma consolidated statements of earnings and retained earnings and cash flows of Vectura and its respective Subsidiaries (collectively, the "NMI Pro Forma Financial Statements"), as of, and for the fiscal year ended, December 31, 1997, giving effect to the exclusion of the Vectura Excluded Assets and Vectura Excluded Liabilities, and the transactions listed in the notes thereto. The balance sheet included in the NMI Pro Forma Financial Statements (the "NMI Pro Forma Balance Sheet") sets forth any deviations from GAAP used in the preparation thereof.

                (c) Except as indicated in Schedule 4.3 or in the Vectura Financial Statements (including any notes thereto), the Vectura Financial Statements were prepared in accordance with GAAP and, in the case of any Vectura Balance Sheet, fairly presents the consolidated financial position of each
Vectura Party and its respective Subsidiaries at the date thereof in all material respects and, in the case of any Vectura Income Statement, fairly presents the consolidated results of operations of the applicable Vectura Party and its respective Subsidiaries for the periods then ended in all material respects (subject, in the case of unaudited Vectura Financial Statements, to any other adjustments described therein and normal year-end adjustments in accordance with GAAP which would not, in the aggregate, have a material adverse effect with respect to the Vectura Parties).

                Section 4.4. Undisclosed Liabilities. Except as reflected, reserved against or otherwise disclosed in the Vectura Balance Sheets as of December 31, 1997 (and specifically identified and described in the accompanying notes), and except as set forth in Schedule 4.4, there are no liabilities, debts (including obligations in respect of capital leases), or obligations of or claims against any Vectura Party or its Subsidiary (other than those incurred in the ordinary course consistent with past practice) which would, individually or in the aggregate, have a material adverse effect on the Vectura Parties and that would have been required to be reflected on such balance sheet or otherwise specifically identified and described in the notes thereto in accordance with GAAP.

                Section 4.5. Properties. (a) Schedule 4.5 lists all real property and interests in real property owned by any Vectura Party or any of its Subsidiaries which is material to any Vectura Party (the "Vectura Owned Real Property") or leased by any Vectura Party or any of its Subsidiaries as lessee or lessor which is material to any Vectura Party (the "Vectura Leased Real Property"), such description including, (i) for each Vectura Owned Real Property, the location thereof, the approximate acreage thereof (where available) and the manner in which such real property is used and (ii) for each Vectura Leased Real Property, an identification of the lease agreement therefor (material amendments, modifications, side letters and other agreements relating to any such lease agreement have been made available to CSX), the annual payment obligation thereon and the location and approximate size (or other relevant dimension) of the premises leased thereunder. Except as set forth on Schedule
4.5 and except for Vectura Permitted Encumbrances, the applicable Vectura Party or its Subsidiary has good and valid fee title to each Vectura Owned Real Property free and clear of all Encumbrances. All leases with respect to Vectura Leased Real Property ("Vectura Leases") are in effect and, where a Vectura Party or its Subsidiary is lessee, create a valid and binding interest in Vectura Leased Real Property in favor of the applicable Vectura Party or its Subsidiary and, except as set forth in Schedule 4.5, there are no material defaults by the lessor or lessee thereunder continuing in existence beyond any applicable notice and cure periods, nor, to the knowledge of any Vectura Party, do there exist any circumstances which, with the giving of notice, the passage of time or both, would become such a default. Other than a Vectura Party or its Subsidiaries and third party lessees, to the knowledge of any Vectura Party, there are no parties in possession or parties having any current or future right to occupy any Vectura Owned Real Property or Vectura Leased Real Property, except as would not have a material adverse effect with respect to the Vectura Parties. Except as set forth in Schedule 4.5, there are no condemnation proceedings, special assessments, impact fees or similar charges pending or, to the knowledge of any Vectura Party, threatened in connection with Vectura Owned Real Property or, to the knowledge of any Vectura Party, Vectura Leased Real Property, and no Vectura Party has received or been served with any notice with respect to any of the foregoing. The current use by each Vectura Party and its Subsidiaries of Vectura Owned Real Property and Vectura Leased Real Property complies in all material respects with all applicable zoning laws and building and use restrictions (including all agreements of any Vectura Party or its Subsidiaries applicable thereto), except as would not, individually or in the aggregate, have a material adverse effect on the Vectura Parties.

                (b) Except as set forth in Schedule 4.5, each Vectura Owned Real Property is in compliance with all material terms of the instruments which constitute Vectura Permitted Encumbrances, and none of the Vectura Permitted Encumbrances materially interferes with the use or operation of Vectura Owned Real Property in the manner in which such property is currently used or operated, and there is not and has not been any uncured violation of the terms of any Vectura Permitted Encumbrance which would result in a forfeiture or otherwise adversely affect the property, in any such case, except where the failure to so comply or such interference and adverse effect would not, together with all other such failures, interferences and adverse effects, have a material adverse effect on the Vectura Parties.

                Section 4.6. Absence of Certain Changes. Except as otherwise set forth in this Agreement, the Vectura Financial Statements or Schedule 4.6, from December 31, 1997 through the date hereof, there has been no material adverse change in, and there has not been any occurrence which, when taken together with all other such changes or occurrences, would have a material adverse effect on the Vectura Parties. Except as otherwise set forth in this Agreement, the Vectura Financial Statements or Schedule 4.6, from December 31, 1997 through the date hereof, no Vectura Party has taken any action which would have required the consent of CSX under Section 5.4(b) hereof were such Section binding with respect to such Vectura Party as of such time.

                Section 4.7. Litigation; Orders. Except as disclosed in Schedule 4.7, there are no lawsuits, actions, administrative or arbitration or other proceedings or Government Authority investigations, pending with respect to which any Vectura Party or its Subsidiary has been duly served or otherwise received notice as of the date hereof or, to the knowledge of any Vectura Party, threatened against any Vectura Party or its Subsidiaries by any person or Government Authority (collectively, "Vectura Litigation") that would, individually or in the aggregate, have a material adverse effect on the Vectura Parties or would prevent the consummation of the Recapitalization Transactions. Except as disclosed in Schedule 4.7, there are no judgments or orders, injunctions, decrees, stipulations, settlements or awards (whether rendered by a court or administrative agency, or by arbitration) outstanding against any Vectura Party or its Subsidiary or affecting any of the properties of any Vectura Party or its Subsidiary that would, individually or in the aggregate, have a material adverse effect on the Vectura Parties or would prevent the consummation of the Recapitalization Transactions. Except for those matters disclosed in Schedule 4.7, the aggregate amount of all claims and judgments pending with respect to which the Vectura Parties have been duly served or otherwise received notice as of the date hereof or, to the knowledge of any Vectura Party, threatened against any Vectura Party or its Subsidiary would not have, either individually or in the aggregate, a material adverse effect on the Vectura Parties.

                Section 4.8. Licenses, Approvals, Other Authorizations, Consents, Reports, Etc. (a) Schedule 4.8 includes all material licenses, permits, franchises and other authorizations of any Government Authority possessed by or granted to any Vectura Party or its Subsidiary or used in or necessary for the operation of its business (the "Vectura Licenses"). Except as disclosed in Schedule 4.8, all Vectura Licenses are in full force and effect except for those whose failure to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the Vectura Parties. Each Vectura Party or its Subsidiary, as the case may be, is in compliance with the terms of the Vectura Licenses, except where the failure to be in compliance would not, individually or in the aggregate, have a material adverse effect on the Vectura Parties. Except as disclosed in Schedule 4.8, no investigation, review or proceeding is pending with respect to which any Vectura Party has been duly served or otherwise received notice as of the date hereof or, to the knowledge of any Vectura Party, threatened seeking the revocation or limitation of any such Vectura License that, individually or in the aggregate, would have a material adverse effect on the Vectura Parties.

                (b) Schedule 4.8 lists all registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by any Vectura Party or its Subsidiary with, to or from any person (including any Government Authority) in connection with the Recapitalization Transactions except with respect to the HSR Act and except for those the failure to make, file, give or obtain which would not, individually or in the aggregate, have a material adverse effect on the Vectura Parties or prevent consummation of the Recapitalization Transactions.

                Section  4.9.  Labor  Matters.  Except as  described in Schedule
4.12(b), no Vectura Party or its Subsidiary has any written contract of employment with any employee. Except as described in Schedule 4.9, no Vectura Party or its Subsidiary is presently a party to any collective bargaining agreement, subject to a legal duty to bargain with any labor organization on behalf of employees or the object of any attempt to organize employees for collective bargaining or similar purposes or presently operating under an expired collective bargaining agreement. Except as described in Schedule 4.9, no Vectura Party or its Subsidiary is a party to or subject to any pending strike or pending work stoppage, organizing attempt, union certification, picketing, boycott or similar activity. Each Vectura Party and its Subsidiaries have complied in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment, payment and termination of labor, including the provisions thereof relative to wages, hours, severance, layoffs, vacation, collective bargaining, employee benefits, and employee benefit plans, contributions, unemployment, withholding taxes and occupational health and safety and equal opportunity and non-discrimination laws (including the Americans with Disabilities Act), except as would not have a material adverse effect on the Vectura Parties. Each Vectura Party and its Subsidiaries have made all deductions required by law to be made for employees' wages and salaries and either remitted the same to appropriate Government Authorities or provided for the same in its accounts and is not liable for any arrears of wages or any taxes or penalties for failure to comply with the payment or repayment of any of the foregoing, except as would not have a material adverse effect on the Vectura Parties.

                Section 4.10. Compliance with Laws. Except as may be indicated in Schedule 4.10, the conduct of business by each Vectura Party and its Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees of any Government Authority applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, would not have a material adverse effect on the Vectura Parties.

                Section 4.11. Insurance. Schedule 4.11 sets forth a true and complete list of all insurance policies currently held by any Vectura Party and its Subsidiaries and in force as of the date hereof with respect to the assets, properties, business, employees, officers and directors of any Vectura Party or its Subsidiaries, setting forth as to each policy a general description of type of coverage, carrier, policy number, coverage limit, expiration date, annual premiums, and deductibles. Such policies are in full force and effect as of the date hereof, except where the failure of such policies to be in full force and effect would not have a material adverse effect on the Vectura Parties; and, except as set forth in Schedule 4.11, such policies will remain in effect following the Closing or be replaced by at least substantially comparable policies, except where the failure of such policies to so remain or be so replaced would not have a material adverse effect on the Vectura Parties. The holders of those policies listed on Schedule 4.11 are in compliance with the terms and conditions thereof in all material respects. As of the date hereof, all premiums covering all periods up to and including the date hereof have been paid when due except where the failure to pay such premiums when due would not have a material adverse effect on the Vectura Parties.

                Section  4.12.  Material  Contracts.  (a) Except as disclosed in
Schedule 4.12(a), no Vectura Party nor its Subsidiary is as of the date hereof a party to any (i) consulting agreement having a remaining term of at least one year and requiring payments of base salary in excess of $100,000 per year or aggregate payments of base salary in excess of $150,000, (ii) material sales representative or agency contract which is not terminable on 12 months' (or less) notice, (iii) material lease of real or personal property with an annual base rental obligation of more than $250,000, or a total remaining rental obligation of more than $1,000,000, (iv) joint venture or partnership agreement,
(v) agreement materially limiting in any way any Vectura Party's or its Subsidiary's ability to compete with any person in any geographic location or any line of business, (vi) agreement with any Affiliate (other than any agreement between Affiliates which will be Subsidiaries of NMI Holdings following the Closing), officer or director of any Vectura Party or its Subsidiary or (vii) other material contract, agreement or arrangement (including collective bargaining agreements) (other than any barge charter or barge lease (whether as lessor or lessee) entered into in the ordinary course of business) requiring future payment or payments in excess of $1,000,000 per year. Schedule 4.12(a) lists all notes, mortgages, indentures and other obligations and agreements and other instruments for or relating to any lending or borrowing (including assumed debt, guarantees, capitalized lease obligations and other agreement creating a security interest in assets or properties of any Vectura Party or its Subsidiary) of $1,000,000 or more effected by any Vectura Party or its Subsidiary or to which any assets of any Vectura Party or its Subsidiary are subject (except with respect to any such lending or borrowing among Vectura Parties and their Subsidiaries, other than foreign Subsidiaries) (collectively, "Vectura Indebtedness"). With respect to all contracts listed on Schedule 4.9,
Schedule  4.12(a) or Schedule  4.12(b),  except as  disclosed  on Schedule  4.9,
Schedule 4.12(a) or Schedule 4.12(b), except as would not have a material adverse effect on the Vectura Parties: (i) assuming that such contracts are valid and binding on the other parties thereto, such contracts are valid and binding on the applicable Vectura Party or its Subsidiary; (ii) no Vectura Party has received notice to the effect that such contracts are not valid and binding on the other parties thereto; and (iii) no Vectura Party or its Subsidiary, as applicable, is in material breach thereof or material default thereunder, and there does not exist under any provision thereof any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default.

                (b) Schedule 4.12(b) sets forth (i) a list of all employment agreements to which any Vectura Party or its Subsidiary is a party having a remaining term of at least one year and requiring payments of base salary in excess of $100,000 per year or aggregate payments of base salary in excess of $150,000 and (ii) the number of severance and retention agreements with employees of any Vectura Party or its Subsidiary to which any Vectura Party or its Subsidiary is a party and the approximate aggregate maximum amount of the payments which would be required to be made thereunder. True and complete copies of all such employment and severance and retention agreements have been made available to CSX.

                Section 4.13. Fixed Assets. Schedule 4.13 lists (i) all fixed assets of any Vectura Party and its Subsidiaries having a book value as of December 31, 1997 of $1,000,000 or more and (ii) all towboats and barges owned or leased by any Vectura Party or its Subsidiary and used in any Vectura Party's business as of the date hereof, together with the name, dimensions and year of construction of each such towboat and the number, dimensions, general type and year of construction of each such barge (collectively, "Vectura Fixed Assets"). The applicable Vectura Party or its Subsidiary has good and marketable title to, or, in the case of leased or subleased Vectura Fixed Assets, valid and subsisting leasehold interests in, all Vectura Fixed Assets, free and clear of all Encumbrances other than Vectura Permitted Encumbrances, except as would not have a material adverse effect on the Vectura Parties. The NMI Pro Forma Balance Sheet reflects all material assets necessary and sufficient for the conduct of the business of the Vectura Parties and their Subsidiaries as conducted by the Vectura Parties and their Subsidiaries as of the date hereof (other than leased assets).

                Section 4.14. Environmental Matters. (a) It is the intention of the Parties that the Vectura Parties are making no representation or warranty with respect to environmental matters except as set forth in this Section 4.14 and that any and all environmental matters shall be deemed an exception to each other representation and warranty of the Vectura Parties contained in this Agreement.

                (b) Except as disclosed in Schedule 4.14, to the knowledge of the Vectura Parties, (i) each Vectura Party and its Subsidiaries have complied and currently comply with applicable Environmental Laws, except for failures to comply that, individually or in the aggregate, would not have a material adverse effect on the Vectura Parties; (ii) each Vectura Party and its Subsidiaries have obtained all environmental consents, approvals, licenses and permits required for its current operations by any applicable Environmental Laws, except for failures to obtain that, individually or in the aggregate, would not have a material adverse effect on the Vectura Parties; (iii) no Vectura Party nor any of its Subsidiaries has received any written notice, claim or report alleging any material liabilities or potentially material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial, or corrective obligations arising under Environmental Laws and for which the alleged liability or potential liability has not been fully resolved;
(iv) none of the following is present at any of the properties which will be owned or leased by any Vectura Party or its Subsidiaries at the time of transfer to ACL Holdings, except where such presence, individually or in the aggregate, would not have a material adverse effect on the Vectura Parties: (A) asbestos-containing material in any friable form or condition, (B) polychlorinated biphenyls (PCBs), including any materials or equipment contaminated with PCBs, (C) underground storage tanks, (D) surface impoundments, or (E) nonpermitted landfills or other nonpermitted waste disposal areas; and
(v) no Vectura Party nor any of its Subsidiaries has treated, stored, disposed of, arranged for the disposal of, transported, handled, or released any Hazardous Material, or owned or operated any property or facility (and no such property or facility is contaminated by any Hazardous Material) in a manner that has given or would give rise to any liabilities or any investigative, corrective or remedial obligations, pursuant to CERCLA or any other Environmental Law, except for any such liabilities or obligations that, individually or in the aggregate, would not have a material adverse effect on the Vectura Parties.

                (c) To the knowledge of the Vectura Parties, the Vectura Parties have has provided to CSX copies of all material or potentially material environmental audits, assessments, analyses, and reports, and any other documents materially bearing on environmental liabilities or obligations of any Vectura Party or its Subsidiaries which are in the possession or under the reasonable control of any Vectura Party or its Subsidiary.

                Section 4.15. Affiliate Transactions. At the Closing Date, except for the transactions listed in Schedule 4.15, no person that will be a Subsidiary of ACL Holdings following the Closing shall be a party to any contract, agreement or commitment with Vectura or any stockholder or Subsidiary (other than any Transferred NMI Holdings Subsidiary) of Vectura or any person which, following the Closing, will be a director, officer, employee, stockholder or Affiliate of any such person, that are on terms and conditions in the aggregate materially more burdensome to such Subsidiary than would be usual and customary in similar contracts, agreements, commitments, transactions or business arrangements negotiated on an arm's-length basis among unaffiliated parties.

                Section  4.16.  Intellectual  Property.  (a) Schedule  4.16 sets forth a complete and correct list of all material: (i) patented or registered Intellectual Property Rights and pending patent applications or other applications for registrations of Intellectual Property Rights owned or filed by or on behalf of any Vectura Party or its Subsidiary; (ii) computer software owned and/or used by any Vectura Party or its Subsidiary (other than mass-marketed software); and (iii) licenses or similar agreements or arrangements for Intellectual Property Rights to which any Vectura Party or its Subsidiary is a party, either as licensee or licensor (collectively, "Vectura Intellectual Property Rights").

                (b) Except as set forth on Schedule 4.16: (i) each Vectura Party or its Subsidiary owns or possesses all Intellectual Property Rights material to the operation of its business as conducted as of the date hereof free and clear of material encumbrances, licenses and other restrictions; (ii) to the knowledge of any Vectura Party, no claim by any third party contesting the validity, enforceability, use or ownership of any Vectura Intellectual Property Rights owned or used by any Vectura Party or its Subsidiary has been made, is currently outstanding or is threatened; (iii) no Vectura Party nor its Subsidiary has received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to the Vectura Intellectual Property Rights (including any demand or request that any Vectura Party or its Subsidiary license any rights from a third party); and (iv) no Vectura Party nor its Subsidiary has infringed, misappropriated or otherwise conflicted with any Intellectual Property Rights of any third parties, and no Vectura Party nor its Subsidiary is aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of any Vectura Party's business as conducted as of the date hereof, except, in each of the foregoing (i) through
(iv), as would not have a material adverse effect on the Vectura Parties.

                Section 4.17. Employee Benefit Plans. (a) Schedule 4.17(a) lists
(i) each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) at any time contributed to, maintained or sponsored by any Vectura Party or any of its Affiliates, or with respect to which any Vectura Party or any of its Affiliates has any liability or potential liability; and (ii) each other retirement, savings, deferred compensation, severance, stock, performance, bonus, incentive, or other material employee benefit plan, policy, or arrangement of any kind, contributed to, maintained or sponsored by any Vectura Party or any of its Affiliates, or with respect to which any Vectura Party or any of its Affiliates has any liability or potential liability; in each case for the benefit of any current employees (whether active or on leave of absence) of any Vectura Party or its Subsidiaries ("Vectura Current Employees") or former employees of any Vectura Party or any of its Subsidiaries ("Vectura Former Employees" and together with Vectura Current Employees, "Vectura Employees") or their respective beneficiaries and dependents (collectively, "Vectura Employee Benefit Plans"; provided that "Vectura Employee Benefit Plans" shall not include routine administrative procedures, government-required programs or Vectura Foreign Plans). Schedule 4.17(a) also specifies which Vectura Employee Benefit Plans are maintained solely by one or more of the Vectura Parties or their respective Subsidiaries or solely for the benefit of Vectura Employees and their beneficiaries and dependents ("Vectura-Only Employee Benefit Plans").

                (b) Except as set forth in Schedule 4.17(b), all Vectura Employee Benefit Plans and any related trusts are in compliance in all material respects with and have been administered in material compliance with the terms of such plans and any applicable collective bargaining agreements, and all applicable requirements of law and regulations, including but not limited to the Code and ERISA, and all contributions and premium payments required to be made to or on account of each such Vectura Employee Benefit Plan under the terms thereof, ERISA or the Code for all periods of time prior to the date hereof and the Closing Date have been or will be, as the case may be, made or properly accrued.

                (c) Except as set forth in Schedule 4.17(c), with respect to any Vectura Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code other than a Multiemployer Plan, a favorable determination letter as to qualification under Section 401(a) of the Code has been issued by the IRS and the related trust has been determined to be exempt from taxation under Section 501(a) of the Code and no events or circumstances have occurred that could be reasonably expected to materially adversely affect the qualified status of any such plan or trust. Except as set forth in Schedule 4.17(c), no Vectura-Only Employee Benefit Plan is subject to Title IV of ERISA or to Section 412 or 4971 of the Code. Except as set forth in Schedule 4.17(c), no Vectura Employee Benefit Plan is a "Multiemployer Plan." Except as set forth in Schedule 4.17(c): with respect to each Vectura-Only Employee Benefit Plan that is subject to
Section 412 of the Code or Title IV of ERISA, there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Vectura-Only Employee Benefit Plan, and there are no facts or circumstances that would materially change the funded status of any such Vectura-Only Employee Benefit Plan in an adverse manner; no material asset of any Vectura Party or its Subsidiaries to be acquired by ACL Holdings, directly or indirectly, pursuant to this Agreement is subject to any material lien under ERISA or the Code; and there are no pending or threatened actions, suits, investigations or claims with respect to any Vectura Employee Benefit Plan (other than routine claims for benefits) which could result in material liability to ACL Holdings or any of its Affiliates after the Closing.

                (d) Except as otherwise set forth in Schedule 4.17(d), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) materially increase any benefits otherwise payable under any Vectura Employee Benefit Plan or (ii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

                (e) Each Vectura Party has delivered or made available to CSX a true, correct and complete copy of all plan documents and the current summary plan descriptions (if any) for each Vectura Employee Benefit Plan. In addition, with respect to each Vectura Employee Benefit Plan, the Vectura Parties have delivered or made available to CSX a true, correct and complete copy of: (i) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any, or any similar filing made with any foreign authority; (ii) the most recent annual financial report, if any; (iii) the most recent actuarial report, if any; and (iv) the most recent determination letter from the IRS or similar document issued by any other taxing authority, if any.

                (f) No event has occurred and, to the knowledge of the Vectura Parties, no circumstances now exist that could be reasonably expected to result in, any material liability under Title IV of ERISA or Section 412 of the Code with respect to any employee benefit plan sponsored by Vectura or any of its Affiliates that would be a liability of ACL Holdings or any of its Affiliates following the Closing (other than the payment of contributions and premiums to the Pension Benefit Guaranty Corporation that are not yet due).

                (g) Except as set forth in Schedule 4.17(g), no Vectura Party nor any of its Subsidiaries contributes to, maintains or sponsors or has any liability with respect to any employee benefit plan, agreement or arrangement applicable to employees of any Vectura Party or any Subsidiary located outside the United States (the "Vectura Foreign Plans"). Each Vectura Foreign Plan is in compliance in all material respects with all laws applicable thereto and the respective requirements of such Vectura Foreign Plan's governing documents. There are no material actions, suits or claims (other than routine claims for benefits) with respect to any Vectura Foreign Plan, and no circumstances exist which could reasonably be expected to give rise to any such material actions, suits or claims.

                (h) Except as set forth in Schedule 4.17(h): (i) no Multiemployer Plan in which any Vectura Party or any of their respective Subsidiaries has participated within the past six years has been terminated;
(ii) no proceeding has been initiated to terminate any Multiemployer Plan that is a Vectura Employee Benefit Plan (a "Vectura Multiemployer Plan") and there has been no "reportable event" (within the meaning of Section 4043(c) of ERISA) with respect to any Vectura Multiemployer Plan within the past six years; (iii) no Vectura Multiemployer Plan is in reorganization as described in Section 4241 of ERISA and no Vectura Multiemployer Plan is insolvent as described in Section 4245 of ERISA; (iv) no Vectura Party nor any of its Subsidiaries has incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from any Multiemployer Plan that has not been satisfied in full, no such liability has been asserted that has not been satisfied in full, and there do not now exist any events or circumstances which could result in any such partial or complete withdrawal; and (v) none of the Vectura Parties nor any of their respective Subsidiaries is bound by any contract or agreement or has any obligation or liability described in Section 4204 of ERISA.

                (i) Except as set forth in Schedule 4.17(i): (i) each Vectura Party and its Subsidiaries have complied with the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA; and (ii) none of the Vectura Parties nor any of their respective Subsidiaries has any obligation under any Vectura Employee Benefit Plan or otherwise to provide medical, dental or life insurance benefits to Vectura Former Employees or to any other person, except as specifically required by Part 6 of Subtitle B of Title I of ERISA and except in the amounts appropriately reflected on the appropriate Vectura Balance Sheet.

                Section 4.18. Brokers, Finders, Etc. No Vectura Party nor its Affiliate has employed any broker, finder, consultant or other intermediary in connection with the Recapitalization Transactions who would have a valid claim for a fee or commission from CSX, ACL Holdings or any Subsidiary of ACL Holdings in connection with the Recapitalization Transactions.

                Section 4.19. Qualifications of Vectura Parties. Each Vectura Party is a "Citizen of the United States" within the meaning of Section 2 of the Shipping Act of 1916, as amended (42 U.S.C. 802), and is qualified to enter into this Agreement and to acquire an ownership interest in marine vessels, and the provisions of said Act imposing restrictions upon transfers to persons other than Citizens of the United States and any proclamations, orders or regulations thereunder are inapplicable to each Vectura Party and the transactions contemplated hereby.

                Section 4.20. Availability of Funds. The Vectura Parties have delivered to CSX true and complete fully executed copies of the following letters received in connection with the financing of the transactions contemplated hereby and the payment of all related fees and expenses (the "Financing Letters"): (i) the Commitment Letter, dated as of the date hereof, from Chase Securities Inc. and The Chase Manhattan Bank to Vectura relating to two Senior Secured Term Loan Facilities in an aggregate principal amount of $435 million and a Senior Secured Revolving Facility in an amount equal to $100 million (the "Senior Credit Letter"); (ii) (A) the Highly Confident Letter, dated as of the date hereof, from Wasserstein, Perella & Co. to Vectura and (B) the Highly Confident Letter, dated as of the date hereof, from Chase Securities Inc. to Vectura, each relating to the issuance of Senior Unsecured Notes in an aggregate principal amount of $200 million and Senior Unsecured Discount Notes resulting in gross cash proceeds of $100 million (collectively, the "High Yield Letters"); and (iii) the Commitment Letter, dated as of the date hereof, from 399 Venture Partners Inc. to Vectura relating to $60 million of equity capital and the Commitment Letter, dated as of the date hereof, from Vectura to ACL Holdings relating to $60 million of equity capital (collectively, the "Equity Letters"), in each case as in effect on the date of this Agreement, and will deliver to CSX, promptly following receipt thereof, a true and complete copy of any proposed modification or amendment to any Financing Letter. The cash proceeds of the financing contemplated by the Financing Letters is in amounts sufficient to consummate the transactions contemplated hereby and the payment of all related fees and expenses. The terms and conditions of the Financing Letters are satisfactory to the Vectura Parties, and none of such parties knows of any fact or circumstance which could reasonably be expected to lead to the failure of the conditions to such financing to be satisfied.

                Section 4.21. No Outside Reliance. Notwithstanding anything contained in this Article IV or any other provision hereof, it is the explicit intent of each Party that the Vectura Parties are making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including any implied warranty or representation as to condition, seaworthiness, merchantability, suitability or fitness for a particular purpose as to any assets of NMI or its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions contained or referred to in the Schedules hereto and any cost estimates, projections or predictions or any other information contained or referred to in other materials or oral presentations that have been or shall hereafter be provided to CSX or any of its Affiliates, agents or representatives are not and shall not be deemed to be representations or warranties of the Vectura Parties or their Affiliates.

                Section 4.22. Acquisition for Investment. Each Vectura Party confirms that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated hereby, including any acquisition of securities hereunder. Each Vectura Party confirms that CSX has made available to the Vectura Parties the opportunity to ask questions of the officers and management employees of ACL and its Subsidiaries as well as access to the documents, information and records of ACL and its Subsidiaries and to acquire additional information about the business and financial condition of ACL and its Subsidiaries, and each Vectura Party confirms that it has made an independent investigation, analysis and evaluation of ACL and its Subsidiaries and their properties, assets, business, financial condition, documents, information and records. Each Vectura Party is acquiring the securities to be acquired by it hereunder for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling such securities within the meaning of the Securities Act of 1933, as amended. Each Vectura Party understands and agrees that such securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from such registration available under such Act, and without compliance with state, local and foreign securities laws, in each case, to the extent applicable.

                                    ARTICLE V
                            Covenants of the Parties
                            ------------------------

                Section 5.1. Investigation of Business; Access to Properties and Records, Etc. (a) After the date hereof, each Party shall cause to be afforded to the other Parties and their representatives (including accountants, legal counsel and sources of financing) reasonable access to the offices, properties, contracts, commitments, books and records of ACL and the Vectura Parties during normal business hours, in order that each Party may have full opportunity to make such investigations as it may reasonably require of the affairs of ACL and the Vectura Parties, provided that such investigation shall only be upon reasonable notice and shall not unreasonably disrupt personnel and operations and shall be at the investigating Party's sole risk and expense. All requests for access to the offices, properties, books, and records of ACL or the Vectura Parties shall be made to such representatives of ACL and the Vectura Parties as such persons shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder, and provided further that such access may be limited to the extent required by preexisting obligations of any party. It is further agreed that, prior to the Closing Date, no Party nor its representatives shall contact any of the employees, customers, suppliers, joint venture partners or other associates or Affiliates of any other Party in connection with the Recapitalization Transactions, whether in person or by telephone, mail or other means of communication, without the specific prior written authorization of such representatives of such other Party. All notices and applications to, filings with, and other contacts with any Government Authority relating to the Recapitalization Transactions shall be made by any Party only after prior consultation with and approval by the other Parties, which approval shall not be unreasonably withheld. If, as of the date hereof or at any time hereafter, any Party is aware of or discovers any breach of any representation or warranty contained in this Agreement or any circumstance or condition that upon Closing would constitute such a breach, such Party covenants that it shall promptly so inform the other Parties of such event in writing, provided that, except as otherwise provided herein, no such disclosure shall be deemed to amend or supplement any schedule or exhibit hereto or prevent or cure any misrepresentation, breach of warranty or breach of covenant unless otherwise agreed upon in writing by the recipient Party.

                (b) Any information provided to any Party or its representatives pursuant to this Agreement or in connection with the transactions contemplated hereby, whether prior to or after the date of this Agreement, shall be held by such Party and its representatives in accordance with and subject to the terms of that certain letter agreement, dated October 2, 1997 by and between Wasserstein, Perella & Co., Inc. on behalf of CSX and Citicorp Venture Capital, Ltd. ("CVC") (the "Confidentiality Agreement"). The Confidentiality Agreement shall continue in full force and effect until the Closing Date, at which time the Confidentiality Agreement and the obligations of the Parties under this
Section 5.1(b) shall terminate.

                (c) The Parties agree (i) that they shall be entitled to retain copies of their respective books and records contributed to or held by ACL Holdings pursuant to Section 2.1, (ii) to continue to hold (or cause ACL
Holdings to hold, as applicable) all of the books and records of ACL and the Vectura Parties existing on the Closing Date and not to destroy or dispose of any thereof for a period of 10 years from the Closing Date (or, in the case of any records, schedules and workpapers relating to any Returns or Tax audits, until the expiration of all applicable statutes of limitations) or such longer time as may be required by law or such shorter period as the Parties may agree in writing, (iii) thereafter, if it is proposed to destroy or dispose of any of such books and records, that CSX or the Vectura Parties, if the destroying party, shall offer first in writing at least 60 days prior to such proposed destruction or disposition to surrender them to ACL Holdings, and ACL Holdings shall do the same to CSX or the Vectura Parties (as applicable) if ACL Holdings is the destroying party, and (iv) that, at any time and from time to time following the Closing Date, ACL Holdings shall afford CSX, its Affiliates, representatives, accountants and counsel and other advisors, during normal business hours, upon reasonable request and notice, full access to such books, records and other data (including the right to photocopy the same) and to appropriate employees to the extent that such access may be requested for any legitimate purpose at no cost to CSX (other than for reasonable out-of-pocket expenses), provided that such access shall not unreasonably disrupt personnel and operations, and provided further that nothing herein shall limit any Party's rights of discovery.

                Section 5.2. Efforts; Obtaining Consents; Antitrust Laws. (a) Subject to the terms and conditions herein provided, each Party shall use its reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, and to cooperate fully with the other in connection with the foregoing, including using all reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases and other contracts with third parties, (ii) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby, (iv) to effect all necessary registrations and filings including filings under the HSR Act and submissions of information requested by any Government Authority and (v) to fulfill all conditions set forth in Articles VIII and IX of this Agreement. Each Party further shall, with respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties to consummate the transactions contemplated hereby, use all reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be.

                (b) Each Party shall promptly inform the other of any communication from the Federal Trade Commission, the United States Department of Justice or any other Government Authority regarding any of the transactions contemplated hereby. If either Party or any Affiliate thereof receives a request for additional information or documentary material from any such Government Authority with respect to the transactions contemplated hereby, then such Party will endeavor in good faith to make or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request. The Parties shall cooperate with respect to all discussions and negotiations with any Government Authority.

                (c) In furtherance of and without limiting the generality of the foregoing, the Vectura Parties shall use their best efforts to arrange and consummate the financing contemplated by the Financing Letters, including using their best efforts (A) to negotiate in good faith definitive agreements respecting such financing on reasonable terms with respect thereto, (B) to satisfy all conditions applicable to any of such persons or their Affiliates in such definitive agreements, (C) to negotiate in good faith such modifications to such financing as may be necessary or advisable to reflect any change in market conditions which occurs after the date of this Agreement, (D) if any portion of the financing contemplated by the Financing Letters has become unavailable, regardless of the reason therefor, to obtain alternative financing from other sources on and subject to substantially the same terms and conditions as that portion which has become unavailable and (E) to satisfy at or prior to the Closing all requirements of any agreements relating to the Financing Letters which are conditions to closing under such agreements or to the drawdown of proceeds thereunder (it being understood that such best efforts apply to both High Yield Letters and not to one versus the other so long as such High Yield Letters are in effect). The Parties acknowledge that "best efforts" as used in the preceding or immediately following sentences shall not require agreement to economic terms (including fees, expenses, interest rates, amortization schedules and issuance of equity securities) that are, in the aggregate, materially more burdensome than those contemplated by the Financing Letters. The Vectura Parties agree that they will use their best efforts to exercise all of their rights to enforce performance of the Financing Letters and will not waive, modify or amend any of their rights under such letters in any material respect. CSX shall, and shall cause ACL Holdings and its Subsidiaries to, cooperate with the efforts of the Vectura Parties in respect of the foregoing, including providing such assistance as may reasonably be requested in connection with the preparation of any prospectus, offering memorandum or registration statement (including providing any pro forma financial statements of ACL Holdings required in connection therewith), provided that the foregoing shall not require CSX or its Affiliate to incur or assume any financial obligation or incur any liability in connection with any prospectus, offering memorandum or registration statement. CSX acknowledges that the Vectura Parties shall be entitled to cause an information memorandum reasonably acceptable to CSX to be prepared and used in connection with the consummation of the financing of the transactions contemplated hereby pursuant to the Financing Letters and agrees to use its best efforts (as provided in Sections 5.1 and 5.2(a)) to furnish the Vectura Parties access to, and to cause the cooperation of, all personnel necessary for the Vectura Parties to consummate such financing. In addition, CSX shall request its accountants, at the request and expense of the Vectura Parties, to consent to the inclusion of their report or reports in, and to issue a comfort letter on customary terms in connection with, any information memoranda or filings required by such financing.

                Section 5.3. Further Assurances. In addition to the other agreements set forth herein, each Party shall, from time to time, whether before, at or after the Closing Date, and shall cause its Affiliates to, execute and deliver such further instruments of conveyance and transfer and to use commercially reasonable efforts to take such other action as may be necessary to carry out the purposes and intents hereof.

                Section 5.4. Conduct of Business. (a) From the date hereof to the Closing, except as set forth in Schedule 5.4(a) or as contemplated by ACL's 1998 Business Operating Plan and Budget or ACL's 1998 Capital Plan (true and complete copies of which have been attached to Schedule 5.4(a)) or as otherwise contemplated by this Agreement or as consented to or approved in writing by the Vectura Parties (which consent or approval shall not be unreasonably withheld or delayed), CSX agrees that (it being understood that, for purposes of the following, Subsidiaries shall include only Subsidiaries of ACL Holdings which will be Subsidiaries of ACL Holdings following the Closing):

         (i) ACL and its Subsidiaries shall operate their respective businesses in the ordinary course consistent with past practice and shall use reasonable efforts to preserve their respective businesses intact, to keep available the services of employees and to preserve the goodwill of customers and others having business relations with them;

          (ii) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, ACL and its Subsidiaries shall not (A) create, incur or assume any long-term or short-term debt (including obligations in respect of capital leases) in excess of $3,000,000 per transaction or $15,000,000 for all such transactions, except loans and advances among ACL and its Subsidiaries, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any person other than ACL and its Subsidiaries in excess of $3,000,000 per transaction or $15,000,000 for all such transactions, (C) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock (other than in cash, cash equivalents or other form comprising Working Capital) or redeem, purchase, or otherwise acquire any of its capital stock or (D) make any loans, advances or capital contributions to or investments in any person other than its Subsidiaries (except for customary loans or advances to employees) in excess of $3,000,000 per transaction or $15,000,000 for all such transactions;

         (iii) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, ACL and its Subsidiaries shall not (A) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its directors, officers or other key employees, (B) pay or agree to pay any material pension, retirement allowance or similar employee benefit to any such director, officer or key employee, whether past or present not required or contemplated to be paid prior to the Closing Date by any existing ACL Employee Benefit Plan as in effect on the date hereof, (C) enter into or materially amend (provided that any such amendment shall be subject to clause (A) above) any new or existing employment, severance, consulting, or other compensation agreement with any existing director, officer or key employee or (D) commit to any additional material pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or amend or commit itself to amend any of such plans, funds or similar arrangements;

         (iv) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, ACL and its Subsidiaries shall not (A) sell, transfer or otherwise dispose of any assets with a fair market value in excess of $3,000,000 per transaction or $15,000,000 for all such transactions (other than floating vessels in connection with the retirement thereof, swap transactions or other dispositions not exceeding $15,000,000 in the aggregate), (B) create any new material security interest, lien or encumbrance on properties or assets or (C) enter into any material joint venture or partnership;

         (v) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, ACL and its Subsidiaries shall not enter into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) providing for future payments by ACL of more than $3,000,000 per agreement or $15,000,000 for all such agreements;

         (vi) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, ACL and its Subsidiaries shall not make any capital expenditure (or series of related capital expenditures) either involving more than $3,000,000 per transaction or $15,000,000 for all such transactions;

         (vii) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, ACL and its Subsidiaries shall not make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans and acquisitions) either involving more than $1,000,000 per transaction or $10,000,000 for all such transactions;

         (viii)except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, ACL and its Subsidiaries shall not cancel, compromise, waive, or release any right or claim (or series of related rights or claims), except in respect of Taxes through audit proceedings not exceeding $10,000,000 in the aggregate, involving more than $3,000,000 per claim or $15,000,000 for all such claims;

         (ix) ACL shall not make or authorize any change in its organizational documents;

         (x) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, ACL and its Subsidiaries shall not make any loan to, or enter into any other transaction with, any of its directors, officers, and employees;

         (xi) except as required by law or GAAP, ACL and its Subsidiaries shall not change any of its Accounting Principles; and

         (xii) ACL and its Subsidiaries shall not agree to take any action prohibited by this Section.

                (b) From the date hereof to the Closing,  except as set forth in
Schedule 5.4(b) or as contemplated by the Vectura Parties' 1998 Capital Expenditures Plan (a true and complete copy of which has been attached to Schedule 5.4(b)) or as otherwise contemplated by this Agreement or as consented to or approved in writing by CSX (which consent or approval shall not be unreasonably withheld or delayed), the Vectura Parties agree that (it being understood that, for purposes of the following, Subsidiaries shall include only Transferred NMI Holdings Subsidiaries):

         (i) The Vectura Parties and their Subsidiaries shall operate their respective businesses in the ordinary course consistent with past practice and shall use reasonable efforts to preserve their respective businesses intact, to keep available the services of employees and to preserve the goodwill of customers and others having business relations with them;

          (ii) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, the Vectura Parties and their Subsidiaries shall not (A) create, incur or assume any long-term or short-term debt (including obligations in respect of capital leases) in excess of $1,000,000 per transaction or $3,000,000 for all such transactions, except loans and advances among parties which will be Subsidiaries of ACL Holdings following the Closing, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any person other than parties which will be Subsidiaries of ACL Holdings following the Closing in excess of $1,000,000 per transaction or $3,000,000 for all such transactions, (C) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock (other than in cash, cash equivalents or other form comprising Working Capital) or redeem, purchase, or otherwise acquire any of its capital stock, or (D) make any loans, advances or capital contributions to or investments in any person other than its Subsidiaries (except for customary loans or advances to employees) in excess of $1,000,000 per transaction or $3,000,000 for all such transactions;

         (iii) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, the Vectura Parties and their Subsidiaries shall not (A) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its directors, officers or other key employees, (B) pay or agree to pay any material pension, retirement allowance or similar employee benefit to any such director, officer or key employee, whether past or present not required or contemplated to be paid prior to the Closing Date by any existing Vectura Employee Benefit Plan as in effect on the date hereof, (C) enter into or materially amend (provided that any such amendment shall be subject to clause (A) above) any new or existing employment, severance, consulting, or other compensation agreement with any existing director, officer or key employee or (D) commit to any additional material pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or amend or commit itself to amend any of such plans, funds or similar arrangements;

         (iv) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, the Vectura Parties and their Subsidiaries shall not (A) sell, transfer or otherwise dispose of any assets with a fair market value in excess of $500,000 per transaction or $2,000,000 for all such transactions (other than floating vessels in connection with the retirement thereof, swap transactions or other dispositions not exceeding $3,000,000 in the aggregate), (B) create any new material security interest, lien or encumbrance on properties or assets or (C) enter into any material joint venture or partnership;

         (v) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, the Vectura Parties and their Subsidiaries shall not enter into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) providing for future payments by the Vectura Parties of more than $1,000,000 per agreement or $3,000,000 for all such agreements;

         (vi) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, the Vectura Parties and their Subsidiaries shall not make any capital expenditure (or series of related capital expenditures) either involving more than $500,000 per transaction or $2,000,000 for all such transactions;

         (vii) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, the Vectura Parties and their Subsidiaries shall not make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans and acquisitions) either involving more than $650,000 per transaction or $2,000,000 for all such transactions;

         (viii)except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, the Vectura Parties and their Subsidiaries shall not cancel, compromise, waive, or release any right or claim (or series of related rights or claims), except in respect of Taxes through audit proceedings not exceeding $2,000,000 in the aggregate, involving more than $500,000 per claim or $2,000,000 for all such claims;

         (ix) the Vectura Parties and their Subsidiaries shall not make or authorize any change in its charter or bylaws which would materially adversely affect the ability of the Vectura Parties to consummate the Recapitalization Transactions;

         (x) except in the ordinary course of business consistent with past practice or as required by law or contractual obligations, the Vectura Parties and their Subsidiaries shall not make any loan to, or enter into any other transaction with, any of its directors, officers, and employees;

         (xi) except as required by law or GAAP, the Vectura Parties and their Subsidiaries shall not change any of its Accounting Principles; and

         (xii) the Vectura Parties and their Subsidiaries shall not agree to take any action prohibited by this Section.

                Section 5.5. Pro Forma Transactions. Notwithstanding anything to the contrary contained in this Article or any other provision hereof, it is the explicit intent of the Parties, and the Parties hereby acknowledge and consent, that the ACL Pro Forma Transactions shall be consummated by CSX and ACL at or prior to the Closing.

                Section 5.6. Interim Financial Statements. Within 30 days after the end of each calendar month following the date hereof, CSX shall deliver to the Vectura Parties, and the Vectura Parties shall deliver to CSX, financial statements for ACL or the Vectura Parties, respectively, of the type customarily generated by ACL and delivered to CSX or by the Vectura Parties, respectively, and prepared on a basis consistent with the adjustments set forth in the ACL Pro Forma Financial Statements and the NMI Pro Forma Financial Statements, respectively.

                Section 5.7. Public Announcements; Non-Public Information. (a) Subject to applicable securities laws and stock exchange requirements, from the date hereof until the Closing Date, each Party shall consult with the other Party before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making or permitting any agent or Affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby. The Parties acknowledge that the provisions of this Section shall not apply to any registration statement, prospectus, offering circular, offering memorandum or similar document prepared in connection with the financings contemplated by the Financing Letters, provided that such documents are reasonably acceptable to CSX.

                (b) From the date hereof until the earlier to occur of (x) the termination of this Agreement pursuant to the terms and conditions hereof and
(y) the Closing, CSX shall not, and shall instruct its Subsidiaries, representatives, directors, officers, agents and controlled Affiliates not to, and the Vectura Parties shall not, and shall instruct their Subsidiaries, representatives, directors, officers, agents, stockholders and controlled Affiliates not to, initiate, solicit, negotiate, accept or discuss any Acquisition Proposal; provided that this Agreement shall not prevent any such action by or on behalf of CSX at any time following written advice to CSX by its financial advisors (which advice is provided to the Vectura Parties) that there is a significant likelihood that the conditions set forth in Article VIII will not be satisfied.

                Section 5.8. Intercompany Items. Immediately prior to Closing, to the extent permitted by law, except for normal commercial transportation arrangements consistent with past practice and for accounts payable for accrued federal taxes (to the extent included in the calculation of Working Capital) for periods prior to the Closing, for the transition services agreement contemplated by Section 8.8 and the lease contemplated by Section 3.15, (i) ACL Holdings and each Subsidiary of ACL Holdings shall dividend and distribute to CSX any and all claims (including inchoate claims) which any such party may have against CSX, its Affiliates or CSX's or such Affiliates' officers, directors or employees (or shall otherwise forgive and terminate such claims), and such claims shall be owned by CSX as of the Closing, and (ii) all intercompany accounts between (x) CSX and any of its Affiliates, on the one hand, and ACL Holdings or any Subsidiary of ACL Holdings which will be a Subsidiary of ACL Holdings following the Closing, on the other hand, or (y) any Vectura Party and any of its Affiliates, on the one hand, and NMI Holdings and any Vectura Party Subsidiary which will be a Subsidiary of ACL Holdings following the Closing, on the other hand (not to include any investments and related transactions of CVC and 399 Venture Partners Inc. with Vectura), shall be canceled and released.

                Section 5.9. Competition. (a) Each of CSX and each Vectura Party covenants and agrees that it and its post-Closing controlled Affiliates shall not, without the consent of ACL Holdings, at any time within the four-year period immediately following the Closing Date (the "Noncompete Period"), either alone or jointly with, or through or as a manager, adviser, consultant, significant investor or agent for any person, directly or indirectly, be engaged in or manage any barging business which competes with ACL and its Subsidiaries in any geographic area in which ACL and its Subsidiaries conduct barging business as of the date hereof (or on the Yangtze river system, on the Amazon river system, on the Ganges river system or in Indonesia or Bangledesh) (the "Business"), provided that

               (i)nothing  herein  shall  apply to (A)  container  or  railcar barging operations or coastal or ocean barging operations of CSX or its controlled Affiliate, (B) barging operations ancillary and incidental to CSX's other transportation businesses (which ancillary and incidental barging operations shall (x) not be substantially different in scope or nature than such barging operations as may be currently in effect or
                  (y) be a logical extension of such other transportation businesses of CSX), (C) interests in ACL Holdings issued in connection with the Recapitalization Transactions, or (D) the chartering or hiring by MariTrend, Inc. of barges in the ordinary course of business consistent with past practices and ancillary and incidental to its stevedoring operations, and

              (ii)CSX or any of its  post-Closing  controlled  Affiliates may acquire an interest in any business, a portion of which includes any business which competes with the Business, so long as (x) such portion represents no more than 50% of such acquired business' overall revenues during the fiscal year preceding the date of such acquisition, (y) such portion is fully disposed of within 365 days after the date of such acquisition and (z) during such 365 day period, CSX (A) does not make any significant capital expenditures or investment in such portion except for capital expenditures consistent with the past practices of, and in the ordinary course of business of, such portion or as may be required in connection with regulatory needs or with the maintenance of the business and operations of such portion and (B) maintains such portion separate from CSX's other businesses.

                (b) Notwithstanding the foregoing: the Noncompete Period, with respect to any line of business, shall terminate immediately upon ACL Holdings and its Subsidiaries ceasing to be engaged in such line of business, whether through discontinuance of operations or divestiture or joint venture of such line of business through a transaction in which ACL Holdings does not retain control of such line of business.

                (c) Subject to Section 12.2, the Parties specifically acknowledge and agree that the remedy at law for any breach of the foregoing provisions of this Section 5.9 shall be inadequate and that the nonbreaching party, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of posting a bond or proving actual damages resulting from any breach of the provisions of
Section 5.9(a). In the event that the provisions of this Section 5.9 should ever be deemed to exceed the limitations provided by applicable law, the Parties agree that such provisions shall be reformed to the maximum extent permitted under applicable law.

                Section 5.10. Termination of Discussions. Each Party hereby represents and warrants to the other Parties that as of the date hereof such Party and its Subsidiaries, representatives, directors, officers, agents and Affiliates have terminated all discussions and negotiations with third parties respecting any proposal to acquire (whether by merger, purchase of stock, purchase of assets or otherwise) all or substantially all or any significant part of the business, properties, capital stock or capital stock equivalents of ACL and its Subsidiaries or the Vectura Parties and their Subsidiaries other than Maritrend, Inc., as applicable (an "Acquisition Proposal") and is not a party to or bound by any agreement for an Acquisition Proposal (other than a confidentiality agreement) other than pursuant to the terms and conditions of this Agreement.

                Section 5.11. No Solicitation. Each Party agrees that, for a period of eighteen months from the date of this Agreement, such Party and its Affiliates shall not, directly or indirectly, solicit for employment or hire any employee of ACL Holdings or its Subsidiaries who was, prior to the Closing Date, an employee of such Party or its Subsidiary and had base salary compensation in excess of $100,000 per year, provided that the foregoing shall not apply to any general solicitation not specifically directed at employees of ACL Holdings or its Subsidiaries made in a newspaper or other periodical of mass distribution or any solicitation by a third party not directed to so solicit by such Party.

                Section 5.12. Use of Business Names. To the extent the trademarks, service marks, brand names or trade, corporate or business names of any Party or any of its Affiliates which will not be Subsidiaries of ACL Holdings following the Closing Date are used as of the date hereof by ACL or NMI on stationery, signage, invoices, receipts, forms, packaging, advertising and promotional materials, product, training and service literature and materials, computer programs or like materials or appear on any fixed assets or equipment ("Marked Materials"), after the Closing Date, ACL Holdings and its Subsidiaries shall take efforts to minimize its usage of such Marked Materials, provided that ACL Holdings and its Subsidiaries may use such Marked Materials for a period not to exceed 60 days following the Closing Date without altering or modifying such Marked Materials, or removing such trademarks, service marks, brand names, or trade, corporate or business names, but shall not thereafter use such trademarks, service marks, brand names or trade, corporate or business names in any other manner without the prior written consent of the applicable Party.

                                   ARTICLE VI
                                Employee Benefits
                                -----------------

                Section 6.1. Termination of Participation. Except as otherwise provided in this Article or in Schedule 6.1, the active participation of all ACL Employees in each ACL Employee Benefit Plan, other than ACL-Only Employee Benefit Plans, shall cease as of the Closing and no additional benefits shall be accrued thereunder for such employees.

                Section 6.2. ACL Holdings' Obligations. (a) ACL Holdings shall continue, offer to continue, or cause one or more of its Subsidiaries to continue or offer to continue the employment of all Vectura Current Employees, other than those identified on Schedule 6.2(a) hereto, as of the Closing on substantially the same terms and conditions as those enjoyed by such Vectura Current Employees immediately prior to the Closing (all such Vectura Employees whose employment is so continued or who accept such offers of employment being referred to as "Vectura Continuing Employees"). ACL Holdings shall also take such steps, or cause one or more of its Subsidiaries to take such steps, as may be necessary to cause ACL Holdings and/or one or more of its Subsidiaries to assume the Vectura Employee Benefit Plans identified on Schedule 6.2(a) (the "Assumed Vectura Employee Benefit Plans"). Without limiting the generality of the foregoing: (i) ACL Holdings shall take all steps necessary or appropriate so as to cause ACL Holdings or one or more of its Subsidiaries to become, effective as of the Closing, the sole sponsors of the ACL-Only Employee Benefit Plans and the Assumed Vectura Employee Benefit Plans, including without limitation the appointment or reappointment of all trustees, custodians, recordkeepers and other fiduciaries and service providers to the ACL-Only Employee Benefit Plans and the Assumed Vectura Employee Benefit Plans (whether by reappointing the persons currently serving as such or appointing new persons), and CSX and its Affiliates, and Vectura and its Affiliates, shall cease to be fiduciaries with respect to the ACL-Only Employee Benefit Plans and the Assumed Vectura Employee Benefit Plans, respectively, as of the Closing; and (ii) the Vectura Parties and ACL Holdings shall take all steps necessary and appropriate to cause ACL Holdings or one or more of its Subsidiaries to succeed to the rights and obligations of the Vectura Parties under any and all insurance and/or service provider contracts as may be necessary for the maintenance of any Assumed Vectura Employee Benefit Plan.

                (b) ACL Holdings and its Subsidiaries shall, for a period of one year after the Closing (the "Continuation Period"): (i) provide all ACL Employees and Vectura Continuing Employees with welfare benefits (other than severance pay) no less favorable in the aggregate than such welfare benefits provided to them immediately before the Closing, (ii) provide ACL Employees and Vectura Continuing Employees with other employee benefits that are no less favorable in the aggregate than those provided to them immediately before the Closing, (iii) waive any limitations regarding preexisting conditions under any welfare or other employee benefit plan maintained by ACL Holdings (and/or any of its Subsidiaries) for the benefit of ACL Employees and Vectura Continuing Employees or in which ACL Employees and Vectura Continuing Employees participate after the Closing and to provide that to the extent any such individual has, before the Closing, satisfied in whole or in part any annual deductible or paid any out-of-pocket or co-payment expenses under the applicable Employee Benefit Plan, such individual shall be credited therefor under the corresponding provisions of the corresponding plan of ACL Holdings and its Subsidiaries in which such individual participates after the Closing, (iv) for all purposes under all compensation and benefit plans and policies applicable to employees of ACL Holdings and its Subsidiaries, including those referred to in this Section 6.2, treat all service by ACL Employees with ACL or any of its Affiliates before the Closing (including any service credited by ACL or any of its Affiliates), and all service by Vectura Continuing Employees with Vectura or any of its Affiliates before the Closing (including any service credited by Vectura or any of its Affiliates), as service with ACL Holdings and its Subsidiaries, except to the extent such treatment would result in duplication of benefits and except for purposes of benefit accrual under defined benefit pension plans in which they did not participate before the Closing, and (v) establish and maintain "mirror" plans to CSX's Supplemental Retirement Plan, Special Retirement Plan and Supplementary Savings and Incentive Award Deferral Plan (the "Non-Qualified Plans") providing the same terms as the Non-Qualified Plans. Following the Closing, the severance pay and benefits, if any, provided to Vectura Continuing Employees and ACL Employees (other than those who are covered by the American Commercial Lines, Inc. Severance Pay Plan and those who are party to individual employment agreements providing for severance pay and benefits) shall be the same for similarly situated individuals regardless of whether they are Vectura Continuing Employees or ACL Employees. ACL Holdings shall assume all liabilities and obligations with respect to ACL Employees under the Non-Qualified Plans as of the Closing to the extent such liabilities are accrued on the appropriate ACL Balance Sheet.

                (c) Notwithstanding any provision of this Agreement, ACL Holdings and its Subsidiaries shall not assume any liability or obligation under the "American Commercial Lines, Inc. Severance Pay Plan" unless such plan is amended prior to the Closing Date to eliminate all references to the "CSX Administrative Committee" and replace such references with references to ACL.

                (d) Notwithstanding any provision of this Agreement, ACL Holdings and its Subsidiaries shall not assume sponsorship of, and shall not assume any liability or obligation under, the "Vectura Group, Inc. 1997 Phantom Stock Plan for Senior Management," except for the payment of amounts that become due thereunder as a result of the consummation of the transactions contemplated by this Agreement not in excess of the amounts set forth on Schedule 6.2(d) hereto, and such liabilities and obligations that are not assumed by ACL Holdings shall be Vectura Excluded Liabilities.
                (e) No provision of this Article VI shall be construed to require ACL Holdings and its Subsidiaries to continue the employment of any ACL Employee or Vectura Continuing Employee for any period of time after the Closing, nor that they enjoy any particular terms and conditions of employment except as specifically provided in Section 6.2(b).

                Section 6.3. Savings Plans. (a) Effective as of the Closing Date, ACL Holdings shall adopt, establish or cause to be established a defined contribution plan (the "ACL Holdings Savings Plan") (which may, but need not, be the Vectura Group, Inc. Savings Plan (the "Vectura Savings Plan")) to accept a transfer of assets and liabilities from the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies (the "CSX Savings Plan"), as provided for in this Section 6.3. The ACL Holdings Savings Plan shall have features concerning the timing and method of distributions such that a spin-off of assets and liabilities from the CSX Plan to the ACL Holdings Savings Plan will not cause a violation of Section 411(d)(6) of the Code.

                (b) As soon as practicable after the Closing, following the (i) receipt by ACL of a copy of a favorable determination letter or ACL Holdings' certification to ACL, in a manner reasonably acceptable to ACL, that the ACL Holdings Savings Plan is qualified under Section 401(a) of the Code and the related trust is exempt from tax under Section 501(a), of the Code, and (ii) receipt by ACL Holdings of a copy of a favorable determination letter or a certification by CSX to ACL Holdings, in a manner reasonably acceptable to ACL Holdings, that the CSX Savings Plan is qualified under Section 401(a) of the Code and the related trust is exempt from tax under Section 501(a) of the Code, CSX shall direct the trustee of the trust funding the CSX Savings Plan to transfer to the trustee of the trust established to fund the ACL Holdings Savings Plan, the account balance in the CSX Savings Plan of each ACL Employee with an account balance in the CSX Savings Plan (each such ACL Employee, an "ACL Savings Plan Employee"). Without limiting the generality of the foregoing, if the ACL Holdings Savings Plan is the Vectura Savings Plan, such transfer shall not take place unless and until ACL Holdings or the Vectura Parties provide CSX with evidence satisfactory to CSX that the IRS has approved the submission described on Schedule 4.17(b) and any and all corrective action required with respect thereto has been taken. Such transfer shall be made in kind or in cash as mutually agreed by ACL Holdings and CSX, or in cash if no such agreement is made; provided, that all outstanding participant loans with respect to the account balances of the ACL Savings Plan Employees shall be transferred to the ACL Holdings Savings Plan in kind. The amounts required to be transferred pursuant to the preceding sentences shall be determined as of a valuation date under the CSX Savings Plan occurring coincident with or immediately following the Closing Date, or as of such later valuation date as may be mutually selected by ACL Holdings and CSX. Such transfer shall account appropriately for earnings and losses during the period from the applicable valuation date to the actual date of the transfer (the "ACL Transfer Date"). From the Closing until the ACL Transfer Date, ACL Holdings shall cause to be made continuous payroll deductions each pay period from the pay of each ACL Savings Plan Employee who has one or more loans outstanding from the CSX Savings Plan of amounts sufficient to pay the installment payments of principal and interest on each such loan as required by the promissory note or other evidence of indebtedness relating to such loan. Such deducted amounts shall be paid by ACL Holdings to the trustee of the CSX Savings Plan who shall accept such payments for a credit against such loans. On or prior to the Closing, CSX, ACL or another Affiliate of CSX shall make a contribution to the CSX Savings Plan of the amounts of any salary reduction contributions, employer matching contributions, and profit sharing contributions attributable to or payable on account of each ACL Savings Plan Employee under the terms of the CSX Savings Plan for any time period ending on the Closing
Date. Following such transfer, ACL Holdings shall be responsible for all obligations and liabilities with respect to the account balances of the ACL Savings Plan Employees.

                Section 6.4. Plan Transfers. (a) ACL Holdings, CSX, ACL and the Vectura Parties shall cooperate in making all appropriate filings and taking all appropriate actions required to implement the provisions of Section 6.3, provided that the Parties acknowledge that ACL Holdings shall be responsible for complying with any requirements and applying for any determination letters with respect to the ACL Holdings Savings Plan. No transfer hereunder shall take place prior to the 31st day following the filing of any required Forms 5310A in connection therewith.

                (b) ACL and Vectura acknowledge that the transfers of assets and liabilities contemplated by Section 6.3 may occur before ACL Holdings receives a favorable determination letter with respect to the ACL Holdings Savings Plan. ACL Holdings accordingly shall indemnify CSX and its Affiliates from and against any liabilities that they may incur as a result of a failure of the ACL Holdings Savings Plan to be qualified under Section 401(a) of the Code or of the related trust to be exempt from tax under Section 501(a) of the Code.

                Section 6.5. WARN Act. ACL Holdings shall be responsible for, and shall indemnify, defend and hold harmless the Vectura Parties and CSX and its Affiliates with respect to, compliance with the federal Worker Adjustment Retraining Notification Act and all similar state and local statutes and regulations (collectively, the "WARN Act") and all liabilities and obligations related thereto, in any case which arise as a result of any violation by ACL Holdings of its obligation under Section 6.2 or any action by ACL Holdings or any of its Affiliates on or after the Closing Date. All communications of ACL or any of its Affiliates made before the Closing Date to Current Employees with respect to WARN Act matters shall be reasonably acceptable to Vectura.

                                   ARTICLE VII
                                   Tax Matters
                                   -----------

                 Section 7.1. Tax Returns.(a) CSX hereby represents and warrants to the Vectura Parties that, except as set forth in Schedule 7.1(a) and except as would not have a material adverse effect on ACL, (i) all Returns required to be filed (taking into account extensions) on or before the Closing Date for taxable periods ending on or before the Closing Date by, or with respect to any activities of, or property owned by, ACL or its Subsidiaries, have been or will be filed in accordance with all applicable laws and are true, correct and complete as filed, and all Taxes shown as due on such Returns have been or will be timely paid, (ii) all Taxes required to be withheld by ACL or its Subsidiaries have been withheld, and such withheld Taxes have either been duly and timely paid to the proper Government Authorities or set aside in accounts for such purpose if not yet due, (iii) no Returns filed by ACL or any of its Subsidiaries are currently under audit by any Taxing Authority or are the subject of any judicial or administrative proceeding, and no Taxing Authority has given notice in writing that it will commence any such audit, (iv) no Taxing Authority is now asserting against ACL or any of its Subsidiaries any deficiency or claim for Taxes or any adjustment of Taxes, (v) other than any Tax sharing agreement between CSX, on the one hand, and ACL or a Transferred ACL Subsidiary, on the other hand, neither ACL nor any of its Subsidiaries is subject to or bound by any Tax sharing agreement, and since 1984, neither ACL nor any of its Subsidiaries has ever been a member of a consolidated group, other than one for which CSX was the common parent, (vi) neither ACL nor any of its Subsidiaries has waived any statute of limitations with respect to any Tax or agreed to any extension of time for filing any Return which has not been filed, and neither ACL nor any of its Subsidiaries has consented to extend to a date later than the date hereof the period in which any Tax may be assessed or collected by any Taxing Authority, (vii) there are no liens for Taxes (other than ACL Permitted Encumbrances (other than such encumbrances described in clause (iii) of the definition of ACL Permitted Encumbrances)) upon any of the assets of ACL or any of its Subsidiaries and (viii) no Transferred Foreign ACL Subsidiary has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                (b) Each of the Vectura Parties hereby represents and warrants to CSX that, except as set forth in Schedule 7.1(b) and except as would not have a material adverse effect on the Vectura Parties or their Subsidiaries, (i) all Returns required to be filed (taking into account extensions) on or before the Closing Date for taxable periods ending on or before the Closing Date by, or with respect to any activities of, or property owned by, any of the Vectura Parties or any of their Subsidiaries, have been or will be filed in accordance with all applicable laws and are true, correct and complete as filed, and all Taxes shown as due on such Returns have been or will be timely paid, (ii) all Taxes required to be withheld by any of the Vectura Parties or any of their Subsidiaries have been withheld, and such withheld Taxes have either been duly and timely paid to the proper Government Authorities or set aside in accounts for such purpose if not yet due, (iii) no Returns filed by any of the Vectura Parties or any of their Subsidiaries are currently under audit by any Taxing Authority or are the subject of any judicial or administrative proceeding, and no Taxing Authority has given notice in writing that it will commence any such audit, (iv) no Taxing Authority is now asserting against any of the Vectura Parties or any of their Subsidiaries any deficiency or claim for Taxes or any adjustment of Taxes, (v) other than a Tax sharing Agreement between Vectura, on the one hand, and a Subsidiary of Vectura, on the other hand, none of the Vectura Parties or any of their Subsidiaries is subject to or bound by any Tax sharing agreement, and, since March 1993, none of the Vectura Parties has ever been a member of a consolidated group, other than one for which Vectura was the common parent, (vi) none of the Vectura Parties nor any of their Subsidiaries has waived any statute of limitations with respect to any Tax or agreed to any extension of time for filing any Return which has not been filed, and none of the Vectura Parties nor any of their Subsidiaries has consented to extend to a date later than the date hereof the period in which any Tax may be assessed or collected by any Taxing Authority, and (vii) there are no liens for Taxes (other than Vectura Permitted Encumbrances (other than such encumbrances described in clause (iii) of the definition of Vectura Permitted Encumbrances)) upon any of the assets of the Vectura Parties or any of their Subsidiaries.

                (c) Any Tax sharing agreement between CSX, on the one hand, and ACL or any of the Transferred ACL Subsidiaries, on the other hand, shall be terminated as of the Closing Date and shall thereafter have no further effect for any taxable year (whether the current year, a future year, or a past year). Any payments required by any such Tax sharing agreement shall be made at or prior to the termination thereof. Any Tax sharing agreement between Vectura, on the one hand, and any Transferred NMI Holdings Subsidiary, on the other hand, shall be terminated as of the Closing Date and shall thereafter have no further effect for any taxable year (whether the current year, a future year, or a past year). Any payments required by any such Tax sharing agreement shall be made at or prior to the termination thereof.

                Section 7.2. Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

                (a) "Income Taxes" means federal, state, local or foreign income taxes (including franchise taxes measured by or with respect to net income) together with any interest or penalties imposed with respect thereto, including any amendment thereto.

                (b) "Returns" means returns, declarations, statements, reports, forms or other documents or written information, including partnership Form K-1s, required to be filed with or supplied to any Taxing Authority, including any amendment thereto.

                (c) "Taxes" means (i) all taxes (whether federal, state, county, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, windfall profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, stamp, premium, capital stock, production, business and occupation, disability, severance, or real or personal property taxes, fees, assessments or charges of any kind whatsoever imposed by any Taxing Authority together with any interest or penalties imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any taxes described in clause (i) above.

                (d) "Taxing Authority" means any Government Authority having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

                Section 7.3. Tax Indemnification by CSX. Subject to Section 7.4(b), CSX shall be liable for, and shall hold the Vectura Parties, CVC, ACL Holdings, and their respective Subsidiaries, Affiliates and any successor thereto harmless from and against any and all Taxes of CSX, American Commercial Lines, Inc., ACL Holdings, ACL or any of their respective current or former Subsidiaries that were Subsidiaries prior to the Closing, and any and all Taxes with respect to the assets and liabilities of CSX acquired by ACL Holdings pursuant to Section 2.1, in each case, attributable to any taxable period ending on or before the Closing Date or allocable under Section 7.6 to the portion, ending on the Closing Date, of a taxable period that begins on or before the Closing Date and ends after the Closing Date (regardless of when a claim is made by a Taxing Authority with respect to such Taxes) to the extent that such Taxes are not reflected in the reserve for Tax liability included in Adjusted Total Current Liabilities for purposes of determining the ACL Amount (as distinguished from any reserve for deferred Taxes established to reflect timing differences between book and Tax income).

                Section 7.4. Tax Indemnification by the Vectura Parties. The Vectura Parties shall be liable for, and shall hold CSX, ACL Holdings, and their respective Subsidiaries, Affiliates and any successor thereto harmless from and against (a) any and all Taxes of the Vectura Parties or any of their current or former Subsidiaries that were Subsidiaries prior to the Closing, and any and all Taxes with respect to the assets and liabilities of the Vectura Parties acquired by ACL Holdings pursuant to Section 2.1, in each case, attributable to any taxable period ending on or before the Closing Date or allocable under Section
7.6 to the portion, ending on the Closing Date, of a taxable period that begins on or before the Closing Date and ends after the Closing Date (regardless of when a claim is made by a Taxing Authority with respect to such Taxes) to the extent that such Taxes are not reflected in the reserve for Tax liability included in Total Current Liabilities for purposes of determining the NMI
Holdings Amount (as distinguished from any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (b) any and all Taxes resulting from any acts taken, or caused to be taken, by any of the Vectura Parties or CVC occurring not in the ordinary course of business after the Closing on the Closing Date other than actions contemplated by this Agreement and the documents implementing this Agreement (including the ACL Holdings LLC Agreement).

                Section 7.5. Tax Indemnification by ACL Holdings. ACL Holdings and its Subsidiaries shall be liable for, and shall hold CSX, each Vectura Party and each of their respective Subsidiaries and their respective officers, directors and employees and any successor thereto harmless from and against any and all Taxes of ACL Holdings and each of its Subsidiaries and any and all Taxes with respect to the assets and liabilities acquired by ACL Holdings pursuant to
Section 2.1, in each case, for any taxable period beginning after the Closing Date or allocable under Section 7.6 to the portion, beginning after the Closing Date, of a taxable period that begins on or before the Closing Date and ends after the Closing Date (other than Income Taxes for such periods or portions thereof of any person that would not have been imposed on such person but for such person's direct or indirect acquisition or ownership of membership interests in ACL Holdings).

                Section 7.6. Allocation of Certain Taxes. (a) The Parties agree that if any Transferred Foreign ACL Subsidiary is permitted but not required under applicable foreign Income Tax laws to treat the day before the Closing Date or the Closing Date as the last day of a taxable period, such day shall be treated as the last day of a taxable period.

                (b) For purposes hereof, in the case of any Taxes that are imposed on a periodic basis and are payable for a period that begins on or before the Closing Date and ends after the Closing Date, the portion of such Tax that shall be allocable to the portion of the period ending on the Closing Date shall (i) in the case of any Taxes, other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Taxes for the entire period, whether actually paid before, during, or after such period, multiplied by a fraction the numerator of which is the number of calendar days in the period ending on (and including) the Closing Date and the denominator of which is the number of calendar days in the entire period, and (ii) in the case of any Taxes based upon or related to income or receipts (including but not limited to withholding Taxes), be deemed equal to the amount which would be payable if the taxable year ended on the close of business on the Closing Date. Any credits or refunds for such a period shall be prorated, based upon the fraction employed in clause (i) or (ii) of the preceding sentence, as applicable. Such clause (i) of the second preceding sentence shall be applied with respect to Taxes, if any, for such period relating to capital (including net worth or long-term debt) or intangibles by reference to the level of such items on the Closing Date. The portion of any Taxes (or refunds) that are imposed on a periodic basis, payable for a period that begins on or before the Closing Date and ends after the Closing Date and not allocable to the portion of such period ending on the Closing Date shall be allocable to the portion of the period beginning after the Closing Date.

                Section 7.7. Survival. The provisions of this Article VII, other than Sections 7.1(a) and (b), shall survive the Closing until the expiration of all applicable statutes of limitations.

                Section 7.8.  Cooperation and Exchange of Information.

                (a) As soon as practicable, after the written request of CSX, from and after the Closing Date, ACL Holdings shall, and shall cause its Subsidiaries to, provide CSX with such cooperation and shall deliver to CSX such information and data concerning ACL Holdings, its Subsidiaries and their Affiliates and make available during normal business hours such knowledgeable employees of ACL Holdings, the Transferred ACL Subsidiaries, or their Subsidiaries as CSX may reasonably request, including providing the information and data required by CSX's or ACL's customary tax and accounting questionnaires, in order to enable CSX or any of its Subsidiaries to complete and file all Returns which they may be required to file with respect to the operations and business of ACL, ACL's Subsidiaries and their Affiliates for pre-Closing periods or to respond to audits or other inquiries by any Taxing Authorities with respect to such operations and to otherwise enable CSX and its Subsidiaries to satisfy their accounting, tax and other legitimate requirements.

                (b) ACL Holdings shall promptly notify CSX upon receipt of notice of any Tax audit or any proposed assessment relating to ACL Holdings or any or its Subsidiaries or with respect to the assets and liabilities of CSX acquired by ACL Holdings pursuant to Section 2.1 if such audit or proposed assessment could give rise to a claim against CSX for indemnification pursuant to Section 7.3 and shall thereafter promptly forward to CSX copies of any communications received from or sent to any Taxing Authority by ACL Holdings or any of its Subsidiaries in connection with any audit or proceeding with respect to which CSX is the Controlling Party (as defined below); provided, however, that the failure of ACL Holdings to give CSX such prompt notice or to forward such communications as required herein shall not relieve CSX of any obligations under Section 7.3, except to the extent that CSX is actually prejudiced thereby. CSX shall promptly notify ACL Holdings upon receipt of notice of any Tax audit or any proposed assessment relating to any assets contributed by CSX or any of its Subsidiaries to ACL Holdings or any of its Subsidiaries if such audit or proposed assessment could adversely affect (including with respect to later periods) ACL Holdings. Any such notice must describe the type of Tax involved in the audit or proposed assessment and the tax year(s) at issue, and must include a copy of any materials received from the applicable Taxing Authority in connection therewith. In the case of any audit or other proceeding with respect to a proposed assessment described in this Section 7.8(b), the Controlling Party shall be entitled to appoint as lead counsel any legal counsel of its choice and shall control the conduct of the audit or proceeding. In the case of any such audit or other proceeding, (i) the Controlling Party shall provide the Noncontrolling Party with a timely and reasonably detailed account of each stage of such audit or proceeding and a copy of the portions of all documents relating to such audit or proceeding which are relevant to any Tax for which the Noncontrolling Party may be required to indemnify or may otherwise be liable,
(ii) the Controlling Party shall consult with the Noncontrolling Party before taking any significant action in connection with such audit or proceeding that might adversely affect the Noncontrolling Party, (iii) the Controlling Party shall consult with the Noncontrolling Party and offer the Noncontrolling Party an opportunity to comment before submitting any written materials prepared or furnished in connection with such audit or proceeding (including, to the extent practicable, any documents furnished to the applicable Taxing Authority in connection with any discovery request) to the extent such materials concern matters in such audit or proceeding that could adversely affect the Noncontrolling Party, (iv) unless the Noncontrolling Party otherwise consents in writing, the Controlling Party shall defend such audit or other proceeding diligently and in good faith as if the Controlling Party were the only party in interest in connection with such audit or other proceeding to the extent such audit or proceeding might adversely affect the Noncontrolling Party, and the Noncontrolling Party shall reasonably facilitate to the extent requested by the Controlling Party, and shall not impede, such audit or proceeding, (v) except in the case of any audit or proceeding with respect to consolidated, combined, or unitary Tax Returns of CSX or any of its Subsidiaries (other than such a Return that includes solely ACL Holdings or any of its Subsidiaries), the Controlling Party shall not settle, compromise or abandon any such audit or proceeding without obtaining the prior written consent, which consent shall not be unreasonably withheld, of the Noncontrolling Party if such settlement, compromise or abandonment might have an adverse impact on the Noncontrolling Party. In the event that the Noncontrolling Party reasonably withholds such consent pursuant to the preceding clause (v), the parties shall negotiate in good faith to resolve their differences and, failing that, the arbitration procedures described in Section 10.9 shall apply (with expedited time frames where necessary to comply with governmental deadlines in connection with such audit or proceeding) to resolve the parties' dispute in connection with such audit or proceeding. "Controlling Party" shall mean (w) CSX for (i) any audit or proceeding relating to a taxable period that ends on or before the Closing Date and (ii) any audit or proceeding for any consolidated, combined or unitary Return that includes CSX or any of its Subsidiaries (except in the case of this clause (ii) for a consolidated, combined or unitary Return that includes solely ACL Holdings or any of its Subsidiaries) and (x) ACL Holdings for any audit or proceeding relating to a taxable period that includes but does not end on the Closing Date with respect to ACL Holdings or the applicable Subsidiary, or any taxable period that begins after the Closing Date with respect to ACL Holdings or the applicable Subsidiary. "Noncontrolling Party" shall mean (y) CSX in the case of audits or proceedings with respect to which ACL Holdings is the Controlling Party and (z) ACL Holdings in the case of audits or proceedings with respect to which CSX is the Controlling Party. The Controlling Party and the Noncontrolling Party shall cooperate reasonably and in good faith in connection with any audit or other proceeding that is subject to this Section 7.8(b). For purposes of this Section 7.8(b), ACL Holdings shall be deemed to be adversely affected or liable for Tax if the Vectura Parties or their transferees that are or were, as the case may be, members of ACL Holdings are adversely affected or liable for Tax. Notwithstanding any other provision, neither CVC, any of the Vectura Parties nor any other person shall have any right to receive or obtain any information relating to, or have any rights with respect to, any consolidated, combined or unitary Taxes of CSX or any of its Subsidiaries other than information and rights relating solely to items of ACL Holdings or its Subsidiaries. Furthermore, any rights of ACL Holdings with respect to any consolidated, combined or unitary Taxes of CSX or any of its Subsidiaries shall apply only to the extent that ACL Holdings might be adversely affected, it being understood that any claim or issue that would increase Tax for which CSX is responsible and liable hereunder and decrease Tax for which ACL Holdings is responsible and liable hereunder would not adversely affect ACL Holdings. CSX shall not amend any consolidated, combined or unitary Return to the extent such amendment would adversely impact ACL Holdings or any Subsidiary, except to the extent otherwise required by law or pursuant to an audit or proceeding initiated by a Taxing Authority.

                (c) Section 5.1(c) shall govern the responsibilities of the Parties and ACL Holdings with respect to records, schedules and work papers relating to any Returns or Tax audits. All information obtained from the Parties with respect to Taxes shall be kept confidential, subject to applicable legal requirements.

                (d) CSX shall deliver to ACL Holdings reasonably promptly after the Closing a schedule setting forth the adjusted tax basis and holding period of each of the assets of the Transferred ACL Subsidiaries (other than the Transferred Foreign ACL Subsidiaries) and the tax basis and holding period of the stock of the Transferred Foreign ACL Subsidiaries, in each case, as of the Closing Date and shall provide ACL Holdings, as soon as practicable, but in any event within 30 business days after the later of a written request from ACL Holdings and the receipt by CSX from ACL Holdings of applicable information, if any, required by CSX in order to satisfy such request, with any other reasonably requested Tax information relating to such assets and stock. The Vectura Parties shall deliver to ACL Holdings reasonably promptly after the Closing a schedule setting forth the adjusted tax basis and holding period of each of the assets of the Transferred NMI Subsidiaries and the assets acquired by ACL Holdings pursuant to Section 2.1 from the Vectura Parties, in each case, as of the Closing Date, and shall provide ACL Holdings as soon as practicable, but in any event within 30 days after a request by ACL Holdings, with any other reasonably requested Tax information relating to such assets.

                Section 7.9. Payment of Indemnified Taxes. Any Taxes for which an indemnifying party is liable under Section 7.3, 7.4 or 7.5 shall be paid promptly by the indemnifying party.

                Section 7.10. Filing Responsibility. (a) CSX shall, with the reasonable cooperation and assistance of ACL Holdings and its Subsidiaries after CSX's reasonable request, prepare and file or shall cause ACL Holdings or the Transferred ACL Subsidiaries, as the case may be, to prepare and file, with respect to ACL Holdings and the Transferred ACL Subsidiaries, all Returns with respect to Taxes of ACL Holdings or the Transferred ACL Subsidiaries required to be filed (taking into account extensions) prior to the Closing Date and any consolidated, combined or unitary Returns that include CSX or any post-Closing Subsidiary of CSX, and all such Returns shall be filed in a manner consistent with past custom and practice (in the case of such consolidated, combined or unitary Returns, to the extent such Returns relate to ACL Holdings or the Transferred ACL Subsidiaries), except to the extent otherwise required by law. Any Taxes required to be paid in connection with such Returns shall be paid by CSX or the applicable taxpayer with respect to such Taxes.

                (b) Subject to the provisions of Section 7.11(d), ACL Holdings shall file or cause to be filed all Returns for which CSX does not have filing responsibility pursuant to Section 7.10(a) with respect to ACL Holdings and its Subsidiaries; provided, however, that any such Return for Taxes for a taxable period that ends on or before the Closing Date or for a period that includes but does not end on the Closing Date, in either case, for which CSX bears any responsibility or liability under this Article VII shall be (i) presented at least 35 business days prior to the due date (including extensions) of such Return to CSX for its review, (ii) revised prior to filing to reflect any reasonable comments requested in good faith by CSX in writing within 25 business days after such presentation of such Return to CSX and (iii) filed in a manner consistent with past custom and practice, except to the extent otherwise required by law. CSX shall pay ACL Holdings on or before the due date (taking into account extensions) of any such Return the excess, if any, of (x) the Taxes required to be paid with such Return for which CSX is responsible pursuant to
Section 7.3 (determined without regard to Section 7.12) over (y) any previous estimated Tax payments in respect of such Taxes borne by CSX (without duplication of any estimated Tax payments taken into account pursuant to Section 2.4), or ACL Holdings shall pay CSX the excess, if any, of (y) over (x)on or before such due date (including extensions).

                (c) ACL Holdings (i) shall present at least 35 business days prior to the due date (including extensions) any federal Income Tax Returns of ACL Holdings to CSX for its review and shall revise such Returns prior to filing to reflect any reasonable comments requested in good faith by CSX in writing within 25 business days after such presentation of such Returns to CSX and (ii) at CSX's written request, shall make available to CSX for CSX's review at least 30 business days prior to the due date (including extensions) any State, local or foreign Income Tax Returns (other than estimated Returns) of ACL Holdings or its Subsidiaries.

                (d) Provisions comparable to clauses (a) through (c) above shall apply with respect to the Vectura Parties in connection with the Vectura contributed assets.

                Section 7.11. Refunds. (a) CSX shall be entitled to any refunds or credits of Taxes of or with respect to ACL Holdings or any Transferred ACL Subsidiary and the assets acquired by ACL Holdings from CSX or any of its Subsidiaries pursuant to Section 2.1, in each case, attributable to or arising in taxable periods (or allocable under Section 7.6 to a portion of a taxable period) ending on or before the Closing Date (plus any interest received with respect thereto), but not in duplication of any refunds or credits taken into account pursuant to Section 2.4.

                (b) The Vectura Parties shall be entitled to any refunds or credits of Taxes of or with respect to any of the Transferred NMI Subsidiaries and the assets acquired by ACL Holdings from the Vectura Parties pursuant to
Section 2.1, in each case, attributable to or arising in taxable periods (or allocable under Section 7.6 to a portion of a taxable period) ending on or before the Closing Date (plus any interest received with respect thereto) but not in duplication of any refunds or credits taken into account pursuant to
Section 2.4.

                (c) ACL Holdings shall, or shall cause its Subsidiaries to, promptly forward to CSX or the Vectura Parties, respectively, or reimburse CSX or the Vectura Parties, respectively, for, any refund or credits due such Parties (pursuant to the terms of this Article VII) after receipt thereof.

                (d) None of the Transferred ACL Subsidiaries shall elect to carry back any item of loss, deduction or credit which arises in any taxable period ending after the Closing Date into any taxable period ending on or before the Closing Date.

                Section 7.12. Limitation on Tax Indemnification. No person entitled to indemnification pursuant to Section 7.3 or 7.4 shall assert rights of indemnification for Taxes unless and until the aggregate of all Taxes for which such indemnification is sought pursuant to such Section exceeds $50,000.

                Section 7.13. Article VII to Control. To the extent that there is a conflict between any provision of Article VII and any other provision of this Agreement, the provisions of Article VII shall control.

                Section 7.14. Tax Treatment. Except (in the case of clauses (i) and (ii)) in the event of certain post-Closing transactions specifically contemplated by Exhibit A attached hereto, each of the Parties and ACL Holdings shall take no action inconsistent with, and shall make or cause to be made all applicable elections with respect to: (i) the treatment of ACL Holdings as a partnership and each of the Transferred ACL Subsidiaries (other than the
Transferred Foreign ACL Subsidiaries) and each of the Transferred NMI Subsidiaries as a division of ACL Holdings for United States federal Income Tax purposes, (ii) the treatment of ACL Holdings as not a publicly traded partnership for United States federal income tax purposes, and (iii) the treatment of CSX as having contributed stock of the Transferred Foreign ACL Subsidiaries and the assets of ACL and the Transferred ACL Subsidiaries (other than the Transferred Foreign ACL Subsidiaries) to ACL Holdings without recognition of gain at the time of such contribution for purposes of the Code and (iv) the treatment of NMI as having contributed the assets and liabilities of the Transferred NMI Subsidiaries to ACL Holdings without recognition of gain at the time of such contribution for purposes of the Code.



                                  ARTICLE VIII
             Conditions of the Vectura Parties' Obligations to Close
             -------------------------------------------------------

               The Vectura Parties' obligations to consummate the Recapitalization Transactions shall be subject to the satisfaction or waiver by the Vectura Parties, on or prior to the Closing Date, of all of the following conditions:

               Section 8.1. Representations, Warranties and Covenants of CSX. The representations and warranties of CSX contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of CSX to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

                Section 8.2. Filings; Consents; Waiting Periods. All significant governmental consents or approvals that are required to be obtained in connection with the Recapitalization Transactions shall have been received, including, but not limited to, approvals under the HSR Act.

                Section 8.3. No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Recapitalization Transactions.

                Section 8.4. Financing. ACL Holdings shall have received the cash proceeds from the financing transactions contemplated by the Senior Credit Letter and the High Yield Letters (or substitutes therefor) on economic terms, in the aggregate, not materially more burdensome than those set forth in such letters (as provided in the understanding regarding "best efforts" set forth in Section 5.2(c)) (it being understood and agreed that consummation of the financing transaction contemplated by the Equity Letters shall not be a condition to the Vectura Parties' obligations under this Agreement).

                Section 8.5. Indebtedness. There shall exist no Funded Debt of ACL, other than ACL Assumed Funded Debt, that could be a liability of ACL Holdings or its Subsidiary.

                Section 8.6. Documents. All material documents required to effect the Recapitalization Transactions (including in respect of the Financing Letters) shall be reasonably satisfactory in form and substance to the Vectura Parties.

                Section 8.7. Material Adverse Change. From the date hereof through the Closing Date, there shall have occurred no material adverse change with respect to ACL.

                Section 8.8. Transition Services Agreement. A transition services agreement between ACL and CSX shall have been executed and delivered by each of the parties thereto.

                                   ARTICLE IX
                     Conditions to CSX's Obligation to Close
                     ---------------------------------------

               CSX's obligation to consummate the Recapitalization Transactions shall be subject to the satisfaction or waiver by CSX, on or prior to the Closing Date, of all of the following conditions:

                Section 9.1. Representations, Warranties and Covenants of the Vectura Parties. The representations and warranties of the Vectura Parties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of the Vectura Parties to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

                Section 9.2. Filings; Consents; Waiting Periods. All significant governmental consents or approvals that are required to be obtained in connection with the Recapitalization Transactions shall have been received, including, but not limited to, approvals under the HSR Act.

                Section 9.3. No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Recapitalization Transactions.

                Section 9.4. Indebtedness. There shall exist no Funded Debt of the Vectura Parties that could be a liability of ACL Holdings or its Subsidiary.

                Section 9.5. Documents. All material documents required to effect the Recapitalization Transactions (including in respect of the Financing Letters) shall be reasonably satisfactory in form and substance to CSX.

                Section 9.6. Solvency Opinion. CSX shall have received a solvency opinion with respect to ACL and ACL Holdings addressed to CSX and in form and substance as provided to sources of financing for the Recapitalization Transactions.

                Section 9.7. Material Adverse Change. From the date hereof through the Closing Date, there shall have occurred no material adverse change with respect to the Vectura Parties.

                                    ARTICLE X
                            Survival; Indemnification
                            -------------------------

 [ Section 10.1. Survival. None of the representations, warranties, covenants or agreements of the Parties contained in this Agreement or in any Schedule or any certificate, document or other instrument delivered in connection herewith shall survive the Closing, other than the covenants and agreements set forth in Sections 5.1(b), 5.1(c), 5.3, 5.9, 5.11 and 5.12 and the covenants and agreements set forth in Articles VI, VII, X and XII. Solely for the avoidance of doubt, the foregoing shall not impair, limit or otherwise affect the rights of the Parties in connection with any claim for indemnification otherwise properly made within the time periods and pursuant to the procedures set forth below.

                Section 10.2. Indemnification. (a) Following the Closing and subject to the terms and conditions provided in this Article X, CSX shall indemnify, defend and hold harmless ACL Holdings and its Subsidiaries and their respective officers, directors and employees other than any holder of capital interests in ACL Holdings or its Affiliate (each, an "ACL Holdings Indemnified Party") from and against, and shall reimburse each ACL Holdings Indemnified
Party for, all Adverse Consequences imposed upon or incurred by such ACL Holdings Indemnified Party with respect to any misrepresentation or breach of warranty in Article III or covenant or agreement made by CSX herein in Section
2.1 or Section 5.4, unless waived in writing by ACL Holdings or any Vectura Party (with ACL Holdings or any Vectura Party being deemed to have waived in writing if CSX shall have delivered a written notice to the Vectura Parties pursuant to Section 12.5 hereof disclosing any such matter at least two business days prior to the Closing, or if any Vectura Party had actual knowledge of the facts constituting or resulting in such misrepresentation or breach (as shown by CSX), and nonetheless chose to consummate the Recapitalization Transactions).

                (b) Following the Closing and subject to the terms and conditions provided in this Article X, the Vectura Parties shall indemnify, defend and hold harmless each ACL Holdings Indemnified Party from and against, and shall reimburse each ACL Holdings Indemnified Party for, all Adverse Consequences imposed upon or incurred by such ACL Holdings Indemnified Party with respect to any misrepresentation or breach of warranty in Article IV or covenant or agreement made by any Vectura Party herein in Section 2.1 or Section 5.4, unless waived by ACL Holdings with CSX's written consent (with ACL Holdings being deemed to have waived if the Vectura Parties shall have delivered a written notice to CSX disclosing any such matter at least two business days prior to the Closing, or if CSX had actual knowledge of the facts constituting or resulting in such misrepresentation or breach (as shown by the Vectura Parties), and nonetheless chose to consummate the Recapitalization Transactions).

                Section 10.3.  Certain  Limitations.  (a) The provisions of this
Section 10.3 shall not limit or impair any obligation to provide indemnification under Article VI or Article VII or Section 10.5 for any liability relating to ACL Excluded Assets, ACL Excluded Liabilities, Vectura Excluded Assets or Vectura Excluded Liabilities or a breach of the covenants contained in Section 2.1, Section 5.4, Section 5.8 or Section 5.9 hereof.

                (b) The obligations of CSX or the Vectura Parties to indemnify any Indemnified Party pursuant to Section 10.2 shall terminate on May 31, 1999 except with respect to those representations and warranties set forth in Sections 3.17 and 4.17, as applicable, which shall survive until the expiration of the applicable statute of limitations, and in Sections 3.14 and 4.14, as applicable, which shall survive for a period of three years hereafter.

                (c) Notwithstanding anything contained herein to the contrary, neither CSX nor any Vectura Party shall have any obligation to provide indemnification under Section 10.2 relating to the matters disclosed in Schedule
3.14 or Schedule 4.14, nor for any breach of the representations and warranties contained in Article VII (except as may be provided in Article VII).

                (d) Notwithstanding anything contained herein to the contrary, the maximum aggregate liability of CSX to all ACL Holdings Indemnified Parties taken together for all Adverse Consequences shall be limited to $85 million, and the maximum aggregate liability of the Vectura Parties to all ACL Holdings Indemnified Parties taken together for all Adverse Consequences shall be limited to $11,250,000.

                (e)  Notwithstanding  anything contained herein to the contrary,
(i) CSX shall not be obligated to make any indemnification payment under Section
10.2 unless and until the aggregate amount of all Adverse Consequences sustained by the ACL Holdings Indemnified Parties collectively exceed $10,000,000, and any indemnification with respect to Adverse Consequences shall be made by CSX only to the extent of such excess over such $10,000,000, and (ii) the Vectura Parties shall not be obligated to make any indemnification payment under Section 10.2 unless and until the aggregate amount of all Adverse Consequences sustained by the ACL Holdings Indemnified Parties collectively exceed $1,000,000, and any indemnification with respect to Adverse Consequence shall be made by the Vectura Parties to the extent of such excess over $1,000,000.

                Section 10.4. Payment of Indemnification. To the extent that either CSX or the Vectura Parties is required to provide indemnification to ACL Holdings or its Subsidiary under Section 10.2, in lieu of making such payment in cash, any such Party may satisfy such obligation by consenting to an offset by ACL Holdings (i) to Senior Preferred Membership Interests issued to CSX (for
CSX) or (ii) first to Junior Preferred Membership Interests issued to NMI and then to Senior Common Amount issued to NMI and then to Junior Preferred Membership Interests issued to Vectura (for the Vectura Parties), as the case may be, in each case in the amount of $1.5 of redemption value of such Interests per $1 of cash indemnification payment, provided that CSX may exercise such right of offset only up to a maximum of $10 million of cash indemnification payments (i.e., $15 million of redemption value of Senior Preferred Membership Interests).

                Section 10.5. ACL Holdings Indemnification. Following the Closing and subject to the terms and conditions provided in this Article X, ACL Holdings and its Subsidiaries shall indemnify, defend and hold harmless CSX, each Vectura Party and each of their respective Subsidiaries and their respective officers, directors and employees (each, a "Party Indemnified Party") from and against, and shall reimburse each Party Indemnified Party for, all loss or liability imposed upon or incurred by such Party Indemnified Party with respect to (i) any liability of ACL Holdings or its Subsidiary, including any liability of ACL or any Vectura Party or any of their respective Subsidiaries to be transferred to ACL Holdings or its Subsidiary under this Agreement in connection with the Recapitalization Transactions, (ii) any failure of ACL Holdings or its Subsidiary to satisfy any obligation under Article VI or Article VII and (iii) any liability relating to or arising in connection with any prospectus, offering memorandum or registration statement relating to the financing contemplated by the Financing Letters (except to the extent that such liability is caused by or contained in information furnished in writing to ACL Holdings by such Party Indemnified Party and relates to such Party Indemnified Party expressly for use in any such prospectus, offering memorandum or registration statement), in either case other than any loss or liability which is the subject of indemnification of the ACL Holdings Indemnified Parties under
Section 10.2 or Section 10.6.

                Section 10.6. Vectura Indemnification. Following the Closing and subject to the terms and conditions provided in this Article X, the Vectura Parties shall indemnify, defend and hold harmless each ACL Holdings Indemnified Party and each Party Indemnified Party from and against, and shall reimburse each ACL Holdings Indemnified Party and each Party Indemnified Party for, all Adverse Consequences imposed upon or incurred by such ACL Holdings Indemnified Party and each Party Indemnified Party with respect to, the Vectura Matter, any Vectura Excluded Asset and any Vectura Excluded Liability.

                Section 10.7. Procedures for Third-Party Claims. (a) Promptly after the receipt by any Indemnified Party of a notice of any claim, action, suit or proceeding by any third party that may be subject to indemnification hereunder, such Indemnified Party shall give written notice of such claim to the Indemnifying Party stating the nature and basis of the claim and the amount thereof, to the extent known, along with copies of the relevant documents evidencing the claim and the basis for indemnification sought. Delay in or failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from liability on account of this indemnification, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party shall have 30 days from receipt of any such notice of claim (i) to give written notice to assume the defense thereof and thereby admit to its liability for indemnification hereunder or to otherwise admit to its liability for indemnification hereunder or (ii) to dispute the claim of indemnification of the Indemnified Party. If written notice to the effect set forth in clause (i) of the immediately preceding sentence is given by the Indemnifying Party, the Indemnifying Party shall have the right to assume the defense of the Indemnified Party against the third-party claim with counsel of its choice reasonably satisfactory to the Indemnified Party. So long as the Indemnifying Party has assumed the defense of the third-party claim in accordance herewith, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the third-party claim, (B) the Indemnified Party will not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the third-party claim without prior written consent of the Indemnifying Party (not to be withheld or delayed unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the third-party claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably). In the event that the Indemnifying Party fails to assume the defense, appeal or settlement of the third-party claim within the thirty-day period described in this Section, the Indemnified Party shall have the right to undertake the defense or appeal of such third-party claim on behalf of, and for the account and risk of, the Indemnifying Party, and the Indemnifying Party shall also be responsible for the reasonable fees and expenses of one counsel for the Indemnified Party. In no event shall the Indemnified Party compromise or settle any third-party claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). Subject to the other provisions of this Agreement, Indemnified Parties and Indemnifying Parties shall use commercially reasonable efforts to minimize Adverse Consequences from claims by third parties and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims. Indemnified Parties and Indemnifying Parties shall also cooperate in any such defense and give each other reasonable access to all information relevant thereto. Whether or not the Indemnifying Party shall have assumed the defense, such party shall not be obligated to indemnify the
Indemnified Party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

                (b) Adverse Consequences, for purposes of third-party claims, shall be considered actual and shall be paid by the Indemnifying Party (without prejudice to any rights of challenge or appeal) promptly upon the earlier of (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period; (ii) the entry of a nonappealable judgment or a final appellate decision against the Indemnified Party; (iii) the closing under any settlement agreement; or (iv) two business days prior to the date on which the liability upon which the indemnity is based is otherwise required to be satisfied by the Indemnified Party. With respect to direct claims for which indemnification is payable hereunder, subject to the terms and conditions provided in this Article X, the Indemnifying Party shall promptly pay the amount of the Adverse Consequences for which indemnification is required. Any payment for indemnification hereunder shall be treated as an adjustment to the Initial Funding Amount.

                Section 10.8. Procedures for Non-Third Party Claims. The Indemnified Party shall notify the Indemnifying Party promptly of its discovery of any matter giving rise to a claim of indemnity pursuant hereto with detail reasonably sufficient to evaluate such matter. The Indemnifying Party shall have 30 days from receipt of any such notice to give written notice of dispute of the claim to the Indemnifying Party with reasonably sufficient detail of the aspects disputed of such claim for indemnification. The Indemnified Party shall cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation will include providing access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters at the cost and expense of the Indemnifying Party, provided that such access shall not unreasonably disrupt personnel and operations.

                Section 10.9. Arbitration. In the event that an Indemnifying Party delivers to an Indemnified Party a written notice of dispute and such parties are unable to resolve any dispute as to whether a claim is subject to indemnification hereunder and/or the amount thereof, the exclusive method for resolving such dispute shall be binding, nonappealable arbitration in New York, New York initiated by either such party by a written notice to the other party demanding arbitration and specifying the clam to be arbitrated. Such arbitration shall be conducted pursuant to the Expedited Procedures of the Commercial Arbitration Rules ("Rules") of the American Arbitration Association ("AAA"), with the following modifications. The arbitration shall be conducted by three arbitrators, all of whom shall have experience in and familiarity with the business and industry within which ACL operates. The party initiating arbitration (the "Claimant") shall appoint its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall appoint its arbitrator within 15 business days of receipt of the Request and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such 15 business-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators appointed by the parties shall appoint a third arbitrator within 15 business days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator. When the third arbitrator has accepted the appointment, the two party-appointed arbitrators shall promptly notify the parties of appointment. If the two arbitrators appointed by the parties fail or are unable to so appoint a third arbitrator or so to notify the parties, then the appointment of the third arbitrator shall be made by the AAA, which shall promptly notify the parties of the appointment. The third arbitrator shall act as chairperson of the panel. Upon appointment of the third arbitrator, the arbitrators shall proceed to commence and conduct all proceedings promptly and in accordance with the Rules. The arbitral award shall be in writing and shall be final and binding on the parties. At the arbitrators' discretion, the award may include an award of costs, including arbitration and arbitrators' fees and reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

                Section 10.10. Remedies Exclusive. Except where any Party can show, by the standards required at law and equity, a case of fraud in the inducement (or similar or related fraud theory) which would permit such Party to set aside or rescind this Agreement, and except with respect to those covenants which survive pursuant to Section 10.1, the remedies set forth in this Article X shall be exclusive and in lieu of any other remedies that may be available to the Indemnified Parties under any other agreement or pursuant to any statutory or common law, provided that, notwithstanding the second exception hereinbeforesaid, the provisions set forth in Section 10.9 shall apply with respect to those covenants which survive pursuant to Section 10.1.

                                   ARTICLE XI
                                   Termination
                                   -----------

                 Section 11.1. Termination. This Agreement may be terminated at any time prior to the Closing:

                (a) by mutual consent of the Parties; or

                (b) by either Party, on or after July 15, 1998, if the Closing shall not have occurred by such date, provided that the Party seeking to terminate this Agreement under this clause (b) is not then in material breach of this Agreement and provided further that the right to terminate this Agreement under this clause (b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                (c) by either Party, if any court of competent jurisdiction or other Government Authority shall have issued an order, decree or ruling enjoining or otherwise prohibiting the transactions contemplated by this Agreement (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable), provided that the Party seeking to terminate this Agreement under this clause (c) is not then in material breach of this Agreement and provided further that the right to terminate this Agreement under this clause (c) shall not be available to any Party who shall not have used best efforts to avoid the issuance of such order, decree or ruling.

                Section 11.2. Procedure and Effect of Termination. (a) In the event of termination of this Agreement pursuant to Section 11.1, written notice thereof shall forthwith be given by the terminating Party to the other Party, and this Agreement shall thereupon terminate and become void and have no effect, no Party shall have liability to any other Party in respect of this Agreement and the transactions contemplated hereby shall be abandoned without further action by the Parties, except that the provisions of the first sentence of
Section 5.1(b), Section 11.2 and Article XII shall survive the termination of this Agreement, provided that such termination shall not relieve either Party of any liability for any willful breach of any covenant or agreement contained in this Agreement. If this Agreement shall be terminated, all filings, applications and other submissions made in accordance with this Agreement shall, to the extent practicable, be withdrawn from the persons to which they were made.

                                   ARTICLE XII
                                  Miscellaneous
                                  -------------

                Section 12.1. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided that receipt of copies of such counterparts is thereafter confirmed.

                Section 12.2. Governing Law; Jurisdiction and Forum. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof, except for the internal matters of any corporation or limited liability company, as to which the corporate or limited liability company law of the jurisdiction of organization of such corporation or limited liability company shall apply.

                   (b) Except as otherwise provided in Article X:

                   (i) The  Parties  agree that the  appropriate  and  exclusive forum for any disputes between the Parties arising out of this Agreement or the transactions contemplated hereby shall be any state or federal court in the State of New York having venue in the County of New York. The Parties further agree that no Party shall bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby, except as expressly set forth below for the execution or enforcement of judgment, in any court or jurisdiction other than the above specified court. The foregoing shall not limit the rights of any Party to obtain execution of judgment in any other jurisdiction. The Parties further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

                   (ii)By the  execution  and delivery of this  Agreement,  each
                       Party (A) irrevocably designates and appoints The Corporation Trust Company ("CTC") care of CT Corporation System at its offices in the City of New York, County of New York, State of New York, as its authorized agent and attorney-in-fact upon which process may be served in any Action or proceeding arising out of or relating to this Agreement, (B) submits to the personal jurisdiction of any state or federal court in the State of New York having venue in the County of New York in any such Action or proceeding and (C) agrees that service of process upon CTC shall be deemed in every respect effective service of process upon such person in any such Action or proceeding. Each Party further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CTC in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by law.

                   (iii) To the  extent  that any  Party  has or  hereafter  may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such person hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement. Each Party hereby irrevocably waives any claim to a trial by jury in any action respecting matters arising out of this agreement and any objection to the laying of venue or proceeding in the courts specified in Section 12.2(b)(i) above.

                   (iv)All  "Indemnified  Parties"  and  "Indemnifying  Parties"
                       shall be considered "Parties" and bound hereunder for the purposes of this Section and Article X.

                   (v) In the event of any actual or  threatened  default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                Section 12.3. Entire Agreement; Third-Party Beneficiary. This Agreement (including agreements incorporated herein) and the Confidentiality Agreement contain the entire agreement between the Parties with respect to the subject matter hereof, and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to herein. Except for those provisions hereof respecting the Indemnified Parties, which are intended to benefit and to be enforceable
(subject to the terms and conditions herein provided) by such Indemnified Parties, this Agreement is not intended to confer upon any person not a Party hereto (or its successors and assigns permitted hereby) any rights or remedies hereunder.

                Section 12.4. Expenses. Except as set forth in this Agreement, whether or not the Recapitalization Transactions are consummated, all advisory, legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses (it being understood that such costs and expenses incurred by ACL Holdings or ACL prior to the Closing shall be for the account of
CSX). Following the Closing, ACL Holdings shall pay (or reimburse the appropriate Party for) any sales, use, transfer, recording or other Taxes (other than Income Taxes) imposed in connection with the Recapitalization Transactions. It is understood and agreed by the Parties that ACL Holdings and ACL shall have no liability or expense under any Financing Letter except upon consummation of the Recapitalization Transactions, all such liability or expense to be borne by the Vectura Parties.

                Section 12.5. Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices shall be effective only upon actual delivery to the persons and by the means provided herein. Notices to the Vectura Parties shall be addressed to:

               c/o Citicorp Venture Capital, Ltd.
               399 Park Avenue
               New York, New York  10043
               Attention:  David F. Thomas
                           Richard E. Mayberry, Jr.
               Telecopy Number:  (212) 888-2940

               with a copy to:

               Kirkland & Ellis
               Citicorp Center
               153 East 53rd Street
               New York, New York  10022
               Attention:  Kirk A. Radke, Esq.
               Telecopy Number:  (212) 446-4900

or at such other address and to the attention of such other person as the Vectura Parties may designate by written notice to ACL Holdings. Notices to CSX or ACL Holdings shall be addressed to:

               CSX Corporation
               One James Center
               901 East Cary Street
               Richmond, Virginia  23219
               Attention:  Mark G. Aron
               Telecopy Number:  (804) 783-1380

               with a copy to:

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York  10019
               Attention: Pamela S. Seymon, Esq.
                          Steven A. Cohen, Esq.
               Telecopy Number:  (212) 403-2000

               with a copy, in the case of ACL Holdings, to:

               American Commercial Lines LLC
               1701 E. Market Street
               Jeffersonville, Indiana 47130
               Attention: General Counsel
               Telecopy Number:  (812) 288-0294

or at such other address and to the attention of such other person as CSX or ACL Holdings may designate by written notice to the Vectura Parties.

                Section 12.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, provided that no Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party, provided that this Agreement may be assigned without the consent of any Party as collateral security to lenders in connection with the transactions contemplated by the Financing Letters if such collateral assignment shall not result in such lenders having any right of consent to any waiver or modification hereunder prior to such time as such lenders provide notice that they are exercising remedies following an event of default under such collateral assignment.

                Section 12.7. Headings; Definitions. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                Section 12.8. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. Any Party may, only by an instrument in writing, waive compliance by the other Parties with any term or provision hereof on the part of any such other Party to be performed or complied with. The waiver by any Party of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

                Section 12.9. Interpretation; Absence of Presumption. (a) For purposes of this Agreement, (i) "to the knowledge of ACL" shall mean the actual knowledge of Michael C. Hagan, Michael A. Khouri, Anita P. Beier or Susan G. Lawler after due inquiry and "to the knowledge of any Vectura Party" shall mean to the actual knowledge of David Wagstaff, III, John W. Mulvihill, Dominic J. Verona or Robert J. O'Neil after due inquiry or to the actual knowledge of David
F. Thomas or Richard E. Mayberry, Jr., (ii) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (iii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified, (iv) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (v) the word "or" shall not be exclusive and (vi) provisions shall apply, when appropriate, to successive events and transactions.

                (b) For purposes of this Agreement, "material adverse change" or "material adverse effect," with respect to any person, means any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, operations, properties or assets of such person (excluding the assets and liabilities of such person which will not be transferred to or become part of ACL Holdings or its Subsidiary in the Recapitalization Transactions), but excluding any such change or effect resulting directly and primarily from (i) any change, effect, event or occurrence relating to the United States economy generally or to such person's industries generally which change, effect, event or occurrence does not or would not reasonably be expected to have a materially disproportionate effect on such person relative to other persons in the same industries or (ii) the announcement or consummation of the transactions contemplated hereby; and the terms "material" and "materially" shall have correlative meanings.

                (c) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

                (d) It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits to this Agreement is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules or Exhibits to this Agreement in any dispute or controversy between the Parties as to whether any obligation, item or matter is or is not material for purposes hereof.

                Section 12.10. Severability. Any provision hereof which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof or the validity or enforceability of such provision in any other jurisdiction. The Parties shall negotiate in good faith to replace any provision so held to be invalid or unenforceable so as to implement most effectively the transactions contemplated by such provision in accordance with the Parties' original intent.

                Section 12.11. Timing. Time shall be of the essence in the performance of the obligations, covenants and agreements contained in this Agreement.

                Section 12.12. NMI Holdings. Upon formation, NMI Holdings shall deliver to each Party a written undertaking to honor all commitments and agreements made with respect to NMI Holdings herein.

               IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.

                                                   CSX CORPORATION



                                                   by:  \s\ PAUL R. GOODWIN
                                                        -------------------
                                                   Name:    Paul R. Goodwin
                                                   Title:   Executive Vice
                                                            President and Chief
                                                            Executive Officer

                                                   VECTURA GROUP, INC.



                                                   by:  \s\DAVID WAGSTAFF III
                                                        ---------------------
                                                   Name:   David Wagstaff III
                                                   Title:  President & Chief
                                                           Executive Officer

                                                   AMERICAN COMMERCIAL LINES
                                                   HOLDINGS LLC

                                                   by:CSX BROWN CORP., as
                                                   Manager



                                                   by:  \s\ WILLIAM H. SPARROW
                                                        ----------------------
                                                   Name:    William H. Sparrow
                                                   Title:   President

                                                   AMERICAN COMMERCIAL LINES LLC

                                                   by:AMERICAN COMMERCIAL LINES
                                                   HOLDINGS LLC, as
                                                   Manager

                                                   by:CSX BROWN CORP., as
                                                   Manager



                                                   by:  \s\WILLIAM H. SPARROW
                                                        ---------------------
                                                   Name:   William H. Sparrow
                                                   Title:  President

                                                   NATIONAL MARINE, INC.



                                                   by:  \s\ DOMINIC J. VERONA
                                                        ---------------------
                                                   Name:    Dominic J. Verona
                                                   Title:   President & Chief
                                                            Executive Officer

                                                                       Exhibit A


                   CERTAIN TERMS OF ACL HOLDINGS LLC AGREEMENT


Jurisdiction of Organization:       Delaware.

Board: The business and affairs of ACL Holdings shall be managed by a Board of Managers having duties comparable to a corporate Board of Directors.
                             The Board of Managers shall be composed of seven individuals as follows: two shall be designated by CSX (so long as CSX holds 25% of the Junior Common Membership Interests issued to CSX at Closing or until a Qualified Public Offering (as defined below) shall have been consummated, following which CSX shall have the right to designate one director), two shall be designated by the Vectura Parties, one shall be the current CEO of ACL Holdings, one shall be the current CEO of Vectura and one shall be a director independent of all Parties (and their Affiliates) designated by the Vectura Parties. CSX and the Vectura Parties will have like representation on each committee (if any) of ACL Holdings' governing body.

Capitalization:              ACL  Holdings  shall be  authorized  to issue
                             Senior Preferred Membership  Interests, Junior
                             Preferred Membership  Interests,  Senior  Common
                             Membership  Interests and Junior Common  Membership
                             Interests  in amounts  sufficient to consummate the
                             Recapitalization  Transactions.  Each  Preferred
                             Membership  Interest  shall have an initial
                             Redemption  Value of $100,  which shall compound
                             annually at the rate per year of the lesser of (i)
                             12% and (ii) the maximum rate permitted for current
                             interest  deductions  under  Section  163(e)(5)  of
                             the  Internal Revenue Code (the "Preferred Rate").
                             The Senior Common Membership Interests shall
                             represent an aggregate  capital interest of
                             $3,389,091 and an aggregate future profits interest
                             in  ACL  Holdings  of  $32,500,000   (subject  to
                             adjustment  as described in the  Recapitalization
                             Agreement) and shall accrue a compounded annual yield at the Preferred Rate on a notional principal amount of $35,889,091.

                             As to dividend, distribution and liquidation preference, except as otherwise provided herein and except with respect to redemptions of Membership Interests held by management of ACL Holdings upon their termination, Senior Preferred Membership Interests shall rank prior to Junior Preferred Membership Interests, Junior Preferred Membership Interests shall rank prior to Senior Common Membership Interests and Senior Common Membership Interests shall rank prior to Junior Common Membership Interests.

Voting Rights:               Each Junior Common Membership Interest shall be
                             entitled to one vote. All other classes of Membership Interests shall be non-voting, except as otherwise provided herein or by law.

Redemption:                  ACL Holdings shall mandatorily redeem all Senior
                             Preferred Membership Interests and Junior Preferred
                             Membership Interests in year 15 at the amount of the Redemption Value (plus accrued and unpaid yield thereon) of such Membership Interests at such time.
                             Optional redemptions of such Membership Interests and Senior Common Membership Interests shall be permitted at ACL Holdings' option at any time, subject to the priority of such Membership
                             Interests (other than as set forth below), without premium or penalty, provided that CSX's consent will be required (prior to an Initial Public
                             Offering or a Sale of ACL) to redeem Senior
                             Preferred Membership Interests held by CSX if, following such redemption, CSX would hold Senior
                             Preferred Membership Interests with an aggregate
                             Redemption Value below $100 million, provided, however, that CSX's consent will not be required
                             (i) in connection with, or after the consummation of, transactions causing ACL Holdings not to be treated as a partnership for tax purposes or (ii) after CSX has sold its Senior Preferred Membership
                             Interests, provided further that if CSX does not so consent, (x) ACL Holdings may use the proceeds that would otherwise have been used to redeem the Senior
                             Preferred Membership Interests to redeem other
                             Membership Interests which are redeemable as provided herein in their relative priorities (and on a pro rata basis within a given priority) and
                             (y) the Parties will cooperate in good faith to create a mutually satisfactory mechanism comparable to a defeasance.

                             Holders of Preferred Membership Interests shall have the option to have such Interests redeemed at the Redemption Value (plus accrued but unpaid yield thereon) upon consummation of a Change of Control.

Public Offering:             Immediately prior to a public offering of
                             Membership Interests in ACL Holdings, all
                             Membership Interests shall be converted into corporate interests so as to preserve the economic, governance, priority and other rights and privileges attendant to such Membership Interests.
                             For purposes hereof, a "Qualified Public Offering" shall mean a public offering of common equity interests in an amount which raises net cash proceeds to ACL Holdings of at least $200 million.

Veto Rights:                 CSX shall be entitled to veto rights with respect
                             to the following transactions howsoever directly or indirectly structured:

                              (i) any merger or other acquisition transaction (other than the acquisition of new capital assets as part of the regular capital budgeting process) involving consideration of $250 million or more;

                              (ii) any transaction through which ACL Holdings or its Subsidiary would become a Subchapter C corporation (other than an Initial Public Offering consistent with the other terms hereof, a transaction in which CSX has tag-along or drag-along rights as provided herein or a transaction in which ACL Holdings or its Subsidiary would become a Subchapter C corporation solely as a result of CSX's actions, omissions or elections or as a result of changes in tax (including tax rules and regulations) or limited liability company laws as a result of which the tax or limited liability benefits of ACL Holdings' status and/or operations are adversely impacted);

                              (iii)  [intentionally omitted]

                              (iv)  any  amendment  to the LLC  agreement of ACL
                                    Holdings  or  its  Subsidiary   which  would
                                    adversely affect CSX;

                              (v) any definition of "Excess Cash Flow", "Restricted Payments" and "Change of Control" (and related definitions regarding the Senior Preferred Membership Interests) in financing agreements; and

                              (vi) transactions with Affiliates (including provisions such that CSX and the Vectura Parties, respectively, shall control the enforcement or amendment of rights under the Recapitalization Agreement vis-a-vis the other and its Affiliates), other than transactions expressly contemplated by the Recapitalization Agreement or the ACL Holdings LLC Agreement.

                             The veto rights set forth in (i), (ii) and (iv) above shall survive so long as (and shall terminate immediately thereafter)CSX (or its Subsidiary) holds either(x) Junior Common Membership Interests in an amount of at least 25% or more of the Junior Common Membership Interests issued to CSX (or its Subsidiary) at Closing or (y) an interest in an amount of Senior Preferred Membership Interests of 5% or more of the amount of Senior Preferred Membership Interests issued to CSX (or its Subsidiary) at Closing (or CSX refuses to consent to an optional redemption by ACL Holdings of Senior Preferred Membership Interests that would have resulted in CSX (or its Subsidiary) holding less than 5% of the amount of Senior Preferred Membership Interests issued to CSX (or its Subsidiary) at Closing). The veto rights set forth in (v) above shall terminate once CSX (or its Subsidiary) fails to hold an interest in any Senior Preferred Membership Interests.

Pre-Emptive  Rights:         Prior to a Qualified Public Offering,  each holder
                             of Junior Common Membership Interests will have the opportunity to subscribe for its pro rata share
                             (based on ownership of Junior Common Membership
                             Interests) of any offering by ACL Holdings or any of its Subsidiaries of additional preferred or common equity securities, warrants or options
                             (except for such securities issued to
                             non-Affiliated sellers in acquisitions by ACL
                             Holdings, to sources of financing as
                             "equity kickers", to management as incentive compensation or to the public in a registered public offering).

Registration Rights:         The Vectura Parties and CSX shall have the
                             following rights with respect to Junior Common
                             Membership Interests held by each of them (other than with respect to the registration of an initial public offering of common equity interests in an amount which raises net cash proceeds to ACL
                             Holdings of at least $50 million (an "Initial
                             Public Offering"), registrations on Form S-8 and registrations solely of "equity kickers"), and ACL
                             Holdings shall not register securities (other than debt securities) otherwise: (a) CSX shall have two
                             Form S-1 demand rights commencing six months following the consummation of an Initial Public
                             Offering, and (b) the Vectura Parties shall have three Form S-1 demand rights (the "S-1 Demands");
                             provided, that in no event shall two S-1 Demands be made by any Party within a single 90-day period and the first S-1 Demand of the Vectura Parties, if prior to an Initial Public Offering, shall result in the registration of equity securities resulting in an amount of net cash proceeds sufficient to qualify as an Initial Public Offering, and (c) each Party shall have unlimited piggyback (including with respect to the Vectura Parties first such S-1
                             Demand) and Form S-3 demand (to the extent such form is available to ACL Holdings) registration rights. In addition, CSX will have one S-1 Demand with respect to Senior Preferred Membership
                             Interests (or derivatives thereof) exercisable after the earlier of (i) the third anniversary of the Closing (provided that neither such registration nor a sale pursuant to such registration would cause ACL Holdings not to be treated for tax purposes as a partnership or would result in a Code Section 708 termination of ACL Holdings (unless CSX makes the non-transferring members whole for such termination)) and (ii) six months following an Initial Public Offering, and unlimited piggyback (including with respect to the Vectura Parties first such S-1 Demand) and Form S-3
                             (to the extent such form is available to ACL
                             Holdings) demand registration rights with respect to Senior Preferred Membership Interests (or derivatives thereof), exercisable after six months following an Initial Public Offering. ACL Holdings shall bear all expenses incident to its compliance with such registration rights. Membership
                             Interests shall not be transferable otherwise, except as otherwise specifically provided herein, and except that CSX may transfer its Senior
                             Preferred Membership Interests (or derivatives thereof) subject to paragraph 4 of "Additional ACL
                             Holdings LLC Agreement Terms" or in a transaction which does not require registration under the Securities Act.

Tag-Along Rights:            The Vectura Parties and CSX may participate pro
                             rata (based on ownership of Junior Common
                             Membership Interests) in any sale or transfer of ACL Holdings equity securities by the other (other than, following ACL Holdings' Initial Public
                             Offering, sales under Rule 144 of the Securities
                             Act of 1933, as amended, sales to specified
                             Affiliate transferees, pursuant to a sale described in "Registration Rights" above in which piggyback rights are available, pursuant to a drag-along transaction and of up to a cumulative 5% of such Party's initial holdings of Junior Common
                             Membership Interests (each, an "Exempt Transfer"), and in any control transaction howsoever structured, to any party, provided that (i)such tag-along rights shall not apply to transfers made pursuant to any first offer right under clause (i) of "Rights of First Offer on Transfers" below and
                             (ii) such tag-along rights shall apply to any sale or transfer (other than Exempt Transfers) of Vectura's or NMI's (or any newly formed holding company's) equity securities by the holders thereof, giving effect to the relative economics of such equity securities. In addition, CSX may participate pro rata (based on ownership of Junior
                             Preferred Membership Interests) in any sale or transfer of Junior Preferred Membership Interests by the Vectura Parties. The foregoing shall survive a Qualified Public Offering, but shall terminate upon a Sale of ACL (as defined below).

Drag-Along Rights:           In the event of a sale of all of ACL Holdings
                             approved by its Board of Managers (whether by sale of Membership Interests, all or substantially all assets or businesses, merger or otherwise (a "Sale of ACL")), each holder of Membership Interests shall consent to, approve and participate in such transaction on the same terms and conditions and such drag-along rights shall apply to any sale or transfer (other than Exempt Transfers) of Vectura's or NMI's (or any newly formed holding company's) equity securities by the holders thereof, giving effect to the relative economics of such equity securities. Any such transaction shall also be a Change of Control, and any such transaction which would not also otherwise trigger tag-along rights as provided above shall trigger a liquidation of ACL Holdings. The foregoing shall survive a Qualified Public Offering.

Rights of First Offer
on Transfers:                Prior to a Initial  Public  Offering of
                             ACL Holdings, transfers of Membership Interests by any holder thereof (a "Holder"), other than Exempt
                             Transfers, shall be subject to the following first offer rights:

                             (i) with respect to any class of Membership Interests held by members of management; first, offer to ACL Holdings (which may hold for or reissue such Membership Interests to other active members of management); and second, offer to all Holders of such class of Membership Interest, pro rata; and

                             (ii) with respect to all other Membership Interests of any class; first, offer to ACL Holdings; and second, offer to all Holders of such class of Membership Interest, pro rata.

Exchange:                    At   ACL   Holdings'   option,   Senior   Preferred
                             Membership   Interests   may  be   exchanged   into
                             current-pay subordinated notes containing the same features as such Membership Interests at any time contemporaneously with or following ACL Holdings' conversion to a Subchapter C corporation.

Covenants:                   Senior Preferred Membership Interests shall have
                             the benefit of covenants respecting restricted payments (providing that ACL Holdings shall pay no cash in respect of any Membership Interests ranking junior in priority to the Senior Preferred
                             Membership Interests until all Senior Preferred
                             Membership Interests have been redeemed, except with respect to redemptions of Membership Interests held by management upon their termination or tax distributions pursuant to "Additional Terms of ACL
                             Holdings LLC Agreement"), Affiliate transactions, no issuance of Membership Interests senior in priority to the Senior Preferred Membership
                             Interests and delivery of financial statements.

Other: During the Noncompete Period, CVC shall not sponsor or co-sponsor an acquisition of any business which is principally engaged in the Business (defined with reference to the CSX non-compete), unless it first offers to the Board of Managers the opportunity for ACL Holdings (or its Subsidiary) to make such acquisition; provided, that nothing herein shall (i) be deemed to be binding on Citibank, N.A., Citicorp or any of their respective current or prospective Affiliates (other than CVC and its Affiliates) or (ii) restrict the activities of CVC's existing portfolio companies not controlled by CVC, except that during the Noncompete Period, CVC shall use its best efforts to cause any such existing portfolio companies not to participate in any acquisition of any business which is principally engaged in the Business.







                   ADDITIONAL ACL HOLDINGS LLC AGREEMENT TERMS

 1.      Distributions

         a.     Tax Advances.

                i. Tax advances for each taxable year shall be made quarterly to CSX. The aggregate annual amount of such advances shall equal the sum of:

                       (I)                the excess of -

                                    (X) the product of (a) the corporate Assumed
                                    Tax Rate and (b) the  excess of (A)  taxable
                                    income   allocated  to  CSX  for  such  year
                                    (excluding  allocations  of  income  to  the
                                    Senior Preferred Units and excluding BIG, as
                                    defined   below)  over  (B)  taxable  losses
                                    (determined   by   excluding   gross  income
                                    allocated  to CSX  pursuant  to  its  Senior
                                    Preferred    Units   and   excluding    BIG)
                                    previously  allocated  to CSX that  have not
                                    previously   been  taken  into  account  for
                                    purposes of calculating the amount of tax advances due CSX pursuant to this clause (X) over -

                                    (Y) the Aggregate Amount (as defined below) for such year;

                             plus

                       (II) the sum of (x) the amount required to be distributed pursuant to a.iv.(III) below, (y) such amount as is required to be distributed so that CSX's "unreimbursed tax amount" (as defined below) does not exceed $85 million and (z) the amount required to be distributed pursuant to the last sentence of a.iv..

                             To the extent that the amount distributed to CSX is less than the aggregate amounts required to be distributed pursuant to this clause (i), any amount distributed pursuant to this clause a.i. shall be treated as first distributed pursuant to (I) above (to the extent of the distribution required thereunder) and then (II) above.

                ii. The "Aggregate Amount" for each of years 1 through 9 is set forth in the table below and the Aggregate Amount for each year after year 9 shall be zero. To the extent that the Aggregate Amount for a year exceeds the amount calculated pursuant to a.i.(I)(X) above, such excess shall increase the Aggregate Amount for the following year (and, if necessary, subsequent years) until such excess has been applied; provided, however, that such excess shall in no event create an Aggregate Amount in any year after year 9. The Aggregate Amount shall be reduced as provided in iv. below.


                                      Year             Aggregate Amount
                                      ----             ----------------
                                        1                    $4 million
                                        2                     4 million
                                        3                     4 million
                                        4                     4 million
                                        5                     4 million
                                        6                     6 million
                                        7                     6 million
                                        8                     6 million
                                        9                     6 million
                                        -                     ---------
                                      Total                 $44 million


                iii. "BIG" shall mean the amount of (X) gain allocated to CSX under Section 704(c) of the Code with respect to a sale, disposition or other transfer of assets contributed by CSX or its Subsidiaries to ACL Holdings, (Y) gain recognized by CSX as a consequence of the conversion of ACL Holdings to an entity taxed as a C corporation other than in connection with an initial public offering (an "IPO") meeting the requirements under "Certain Terms of ACL Holdings LLC Agreement" for such public offering and (Z) gain recognized by CSX as a consequence of a refinancing, paydown or payoff of debt (other than a sale-leaseback of CSX contributed assets or other structured finance transaction in which ACL Holdings or its Subsidiary
                      retains use of the assets disposed of, but only to the extent that such transaction is treated as a taxable disposition of CSX contributed assets for purposes of the Code (a "Sale-Leaseback")); provided, however, that for purposes of this definition, the amount of gain may not exceed the amount by which the book capital account of CSX exceeds the aggregate tax basis of the assets contributed by CSX or its Subsidiaries as determined on the date of contribution. "BIG Tax" shall mean the product of the corporate Assumed Tax Rate and BIG.

                iv. If CSX is allocated a BIG Tax in any year, ACL Holdings shall, at its election, either (I) apply the BIG Tax to reduce the Aggregate Amount for subsequent years in inverse chronological order beginning with year 9, (II) make periodic payments, in year 8 and prior years in inverse chronological order in an annual amount not in excess of the product of the corporate Assumed Tax Rate for the year of payment and the Senior Preferred annual accrual for such year, of additional mandatory Senior Preferred distributions in the aggregate amount of any BIG Tax, (III) make a tax advance, in the year the BIG is recognized (or, if such BIG is the result of a transaction occurring in December, such distribution may be made in the following January), to CSX in an amount equal to 50 percent of such BIG Tax or (IV) elect any combination of the foregoing (collectively, the "BIG Regime"); provided, however, that in the event that BIG is recognized at a time when ACL Holdings is in monetary default on any senior indebtedness (including the high-yield debt) either currently or on a pro forma GAAP basis (absent the asset sale generating the BIG) with respect to a monetary payment due within 120 days thereafter (unless distributions other than Permitted Payments (as defined below) are made in such year to any other member), then
                      (A) the BIG Regime shall not apply with respect to such BIG unless and until ACL Holdings is no longer in such monetary default, and (B) if and when ACL Holdings is no longer in such monetary default, (1) the BIG Regime shall then apply, and (2) to the extent at such time an election under clause (I) or (II) above may not be made with respect to the BIG Tax on such BIG, any remaining BIG Tax shall be paid in part or in full pursuant to clause (III) above when and to the extent amounts may be distributed pursuant to the terms of the then existing credit agreement(provided, further, that any such payment pursuant to clause (III) shall not be considered a Tax Advance, as defined below, until such time as it is paid). "Permitted Payment" means (i) any tax advance, (ii) any payment to redeem membership interests held by management of ACL Holdings upon their termination, (iii) any payment on the Senior Preferred, and (iv) any other payment of a nominal amount.

                      In all events, (a) CSX's total unreimbursed tax amount for all years shall not exceed $85 million and (b) ACL Holdings shall make additional tax advances to CSX as necessary to satisfy the limitation described in clause
                      (a) of this sentence. CSX's "unreimbursed tax amount" shall equal the excess of Total Taxes over Tax Advances. "Total Taxes" means the product of the corporate Assumed Tax Rate and the aggregate taxable income (reduced by aggregate taxable losses) allocated by ACL Holdings to CSX (excluding (i) allocations of taxable income to the Senior Preferred Units and (ii) BIG allocated to CSX as a result of any Exempt Transaction, as defined below). "Tax Advances" means aggregate tax advances to CSX under 1.a.i above.

                      Notwithstanding any other provision hereunder, in the event of any Sale-Leaseback of any CSX contributed assets by ACL Holdings, ACL Holdings shall make additional tax advances to CSX equal to the product of the corporate Assumed Tax Rate and the amount of any taxable BIG allocated to CSX with respect to such Sale-Leaseback.

                v. CSX shall not receive any tax advances, and the BIG Regime shall not apply, with respect to any BIG triggered by any of the following transactions (each, an "Exempt Transaction"):

                       (A)an IPO meeting the  requirements  under "Certain Terms
                          of  ACL  Holdings  LLC   Agreement"  for  such  public
                          offering;

                       (B)taxation of ACL Holdings as a C corporation  except by
                          reason of (I) a breach by the Vectura members of the covenant described in "Certain Terms of ACL Holdings LLC Agreement" under clause (ii) of Veto Rights or
                          (II) treatment of ACL Holdings as a publicly traded partnership as a result of transfers of interests in ACL Holdings by Vectura members; provided, however, that in the event of a change in law that could result in taxation of ACL Holdings as a C corporation, the parties shall cooperate in good faith to restructure ACL Holdings to avoid such treatment;

                       (C)a  direct  or  indirect  sale,  disposition  or  other
                          transfer (other than a Sale-Leaseback, an IPO not described in (A) above and a transaction giving rise to taxation of ACL Holdings as a C corporation by reason of (B)(I) or (B)(II) above) of any assets of ACL Holdings other than for (i) cash, (ii) marketable securities, (iii) a note to the extent provided below, or (iv) any other asset distributed in kind to Vectura members;

                       (D)a  refinancing,  paydown  or  payoff  of debt  (unless
                          proceeds of such refinancing are distributed, loaned or otherwise made available to Vectura members (other than as Permitted Payments)) other than (I) a Sale-Leaseback and (II) a substitution of debt that is recourse (within the meaning of Section 752 of the Code) for debt that is nonrecourse (within the meaning of Section 752 of the Code) to the extent such substitution is within the control of the Vectura Parties or CVC.

                          In the case of a sale or other disposition described in the preceding clause (C) in exchange for cash, marketable securities, a note, or any other asset distributed in kind, the BIG Regime will apply only with respect to that portion of the BIG Tax triggered by such transaction equal to such BIG Tax times a fraction, the numerator of which is the amount of cash or marketable securities received (or, in the case of a note, the amount of cash payments of principal made from time to time on such note, or, in the case of any other asset distributed in kind, the fair value of such asset at the time of distribution) and the denominator of which is the amount of total consideration received in such disposition. Newco shall consult with CSX prior to any proposed taxable disposition of any material CSX contributed asset. If any property other than cash, marketable securities or notes that was received in a transaction described in the preceding clause (C) is thereafter disposed of in a transaction in which cash, marketable securities or notes are received, the later transaction shall trigger the BIG Regime as if such items received had been received in the original transaction. ACL Holdings shall elect out of installment sale treatment with respect to sales of assets contributed by CSX unless CSX otherwise consents in writing.

                vi. Tax advances for each taxable year shall be made quarterly to each Member other than CSX. The aggregate annual amount of such advances shall equal the product of:

                       (I)    the Assumed Tax Rate for such Member and

                       (II) the excess of (a) taxable income allocated to such Member for such year over (b) taxable losses previously allocated to the Member that have not previously been taken into account for purposes of calculating the amount of tax advances due such Member pursuant to this clause II.

                      Tax advances to each member (including CSX and the transferee of any member) shall be adjusted to take account of any special basis adjustment with respect to such member arising as a result of an election by ACL Holdings under Section 754 of the Code.

                vii. The quarterly distributions described above shall be made in a manner that is consistent with the estimated annual taxable income or loss of ACL Holdings. Each quarter's distribution shall be increased (or decreased) to the extent that prior distributions underestimated (or overestimated) annual income or loss of ACL Holdings. The Aggregate Amount for any quarterly distribution to CSX shall equal one-quarter of the Aggregate Amount for the year.

                viii. "Assumed  Tax  Rate"  means  (A) for a Member  that is a C corporation the highest marginal federal income tax rate applicable to a C corporation, plus 2.3 percent, (B) for all other Members except management, the highest marginal blended federal, state and local income tax rate applicable for the relevant period to an individual residing in New York City, and (C) for management Members, the highest marginal blended federal, state and local income tax rate applicable for the relevant period to an individual residing in the state and local jurisdictions of residence of such individual, taking into account for federal purposes, in the case of the preceding clauses (B) and (C), the deductibility of state and local taxes. If higher, federal tax distributions will be based on federal alternative minimum taxable income (taking into account solely ACL Holdings items) and rates (using the highest marginal federal AMT rate applicable to a corporation or an individual, as the case may be).

                ix. Tax advances will reduce the recipient's Capital Account. Tax advances shall not be treated as payment of Redemption Value for purposes of computing the yield accrual on the Senior Preferred, Junior Preferred or Senior Common.
                      Tax advances to CSX pursuant to 1.a.i. shall be applied against CSX's Junior Common Membership Interests, then against its Junior Preferred Membership Interests and then against its Senior Preferred Membership Interests; provided, however, that CSX shall not receive an economic windfall in connection with any repayment of its Senior Preferred Membership Interests or its Junior Preferred Membership Interests.

         b. Other Nonliquidating Distributions. Any distributions (other than liquidating distributions or distributions pursuant to a. above or d. below) shall be made in the following priority:

                i. first, pro rata to the holders of the Senior Preferred Units to the extent of their Redemption Value;

                ii. second, pro rata to the holders of the Junior Preferred Units to the extent of their Redemption Value;

                iii. third, pro rata to the holders of the Senior Common Units to the extent of any unpaid yield (based on a notional principal amount of $35.9 million) and principal (based on a notional principal amount of $35.9 million) thereon; and

                iv. thereafter, pro rata in accordance with Capital Accounts or a cash waterfall producing identical results.

         c. Liquidating Distributions. Liquidating distributions shall be made pro rata in accordance with Capital Accounts or a cash waterfall producing identical results.

         d. Senior Preferred Distributions. ACL Holdings shall make the following cash distributions to the holders of the Senior Preferred Units:

                i. Beginning at the end of Year 9, an amount equal to the product of the corporate Assumed Tax Rate and the Senior Preferred annual accrual (including the full annual accrual for Year 9).

                ii. In Year 8 and prior years, any amounts required to be distributed pursuant to 1.a.iv.(II).

                iii. Beginning in Year 6, the lesser of (i) Excess Cash Flow (as defined in the financing documents) for such year and
                      (ii) the Annual Limit, provided such payment otherwise is permitted under the financing documents. The "Annual Limit" shall mean $7.5 million in each of years 6 through 10 and $10 million in each of years 11 through 15, increased in any year by the excess, if any, of the Annual Limit for prior years over the amounts distributed in such prior years pursuant to this clause d.iii.

                iv. Any distribution pursuant to this d. will be treated as a payment of Redemption Value of the Senior Preferred Units for all purposes.

 2.      Built-In Gain and Section 704(c) Determinations

         a. Section 704(c) method: to be agreed by the parties prior to the contribution of assets by CSX to ACL Holdings.

         b. Allocation of initial value among ACL's gross assets:

                i. Domestic fleet: $450 million (estimated tax basis $140 - $150 million).

                ii. Nondepreciable nonamortizable goodwill associated with domestic fleet: $112.5 million, including $2 million associated with Liquids line

                iii.  Foreign stock:  $125 million.

                iv.   Jeffboat, Waterway Communications, Terminals,
                      Headquarters: $112.5 million. The parties will agree on suballocations within this category iv. prior to Closing.

                v.    Domestic current assets and other domestic  nondepreciable
                      assets:   allocate   initial  value  equal  to  tax  basis
                      (estimated at $138 million).

 3. Allocation of Debt. Debt will be allocated pursuant to Treasury Regulation ss. 1.752-3(a)(3) based on ownership of the Senior Preferred Units, except that one tranche of debt with a principal amount not in excess of $100 million will be allocated based on ownership of the Senior Common Units.

 4.      Transferability of ACL Holdings Equity Securities; Section 754 Election

         a. The Vectura group may transfer to Vectura's shareholders (and other permitted transferees) all or part of the ACL Holdings securities acquired by NMI in exchange for its assets or purchased by Vectura for cash, provided such transfers occur no later than the second anniversary of the Closing Date.

         b. ACL Holdings shall make an election under Section 754 of the Code.

         c. No other direct or indirect transfer of ACL Holdings Units by any holder will be permitted if it would cause ACL Holdings to be taxed as a corporation or result in a termination of the entity under Section 708 of the Code unless either CSX and CVC consent to such transfer or, in the case of a Section 708 termination, the transferring member or members make the nontransferring members whole for such termination.

         d. Transfers of Vectura Units. Notwithstanding any other provision to the contrary, in any transaction that would require or permit Vectura Group Inc. ("VGI") or any of its subsidiaries to transfer or exchange (including, without limitation, in connection with an IPO, tag-along, drag-along, or right of first offer) all or a portion of any Units of ACL Holdings then owned by them ("Vectura Units"), the Vectura Parties may elect to transfer, in lieu of such Vectura Units, stock of VGI corresponding to the percentage of Vectura Units to be transferred.

         e. Notwithstanding any other provision to the contrary, as long as the transfer does not result in ACL Holdings being taxed as a corporation or, unless the transferring member or members make the nontransferring members whole for such termination, result in a termination of the partnership under Section 708 of the Code taking into account any prior or anticipated transfers permitted by 4.a. above, (i) CSX may sell, transfer, pledge or otherwise dispose of its Senior Preferred Units, and (ii) CSX and the Vectura members (including their transferees in transfers permitted by 4.a) may transfer all or part of their interests in ACL Holdings to their respective Affiliates.

         f. CSX shall inform ACL Holdings of any transfer of membership interests in ACL Holdings by CSX or its Subsidiary, and ACL Holdings shall inform CSX of any transfer of membership interest in ACL Holdings by any other member. Such information shall be provided at least two weeks and no more than 60 days prior to such intended transfer, as well as promptly after such transfer, and shall describe such transfer in sufficient detail to enable the party entitled to receive such information to evaluate the consequences thereof for such party under Section 708 of the Code.

 5.     Allocation of ACL Holdings  Book Income and Loss.  Subject to refinement
        in  the  definitive   documents  to  reflect  the  parties'   intentions
        accurately:

         a. (I) The holders of Senior Preferred Units shall be allocated quarterly (and at such other times that such allocation will make a difference in connection with another allocation, distribution or other event) in proportion to the number of such Units held, items of gross income in an aggregate annual amount equal to the unallocated preferred yield on the Senior Preferred Units. (II) In addition, in the event that, in a prior period, there were insufficient items of gross income to make the allocation provided in (I) in full, the holders of the Senior Preferred Units shall be allocated quarterly (and at such other times that such allocation will make a difference in connection with another allocation, distribution or other event), in proportion to the number of such Units held, items of gross income in an amount equal to the additional amount that would have been allocated to the holders of the Senior Preferred Units in prior periods and the current period pursuant to (I) above had there been no such shortfall.

         b. Subject to a. above and d. and f. below, book Net Income shall be allocated at least annually (and at such other times that such allocation will make a difference in connection with another allocation, distribution or other event):

                i. first, pro rata to the holders of Senior Preferred Units until they have been allocated aggregate Net Income equal to the previously allocated Net Losses under clause c.iv. below that have not been offset by allocations under this clause b.i.;

                ii. second, pro rata to the holders of Junior Preferred Units until they have been allocated aggregate Net Income equal to the sum of (A) aggregate Net Losses previously allocated under clause c.iii. below that have not been offset by allocations under this clause b.ii.(A), and (B) their unallocated preferred yield;

                iii. third, pro rata to the holders of Senior Common Units until they have been allocated aggregate Net Income equal to the sum of (A) aggregate Net Losses previously allocated under clause c.ii. below and not offset by allocations under this clause b.iii.(A), (B) an amount equal to $32.5 million to the extent previously unallocated pursuant to this clause b.iii.(B), and (C) their unallocated yield on a notional principal balance of $35.9 million; and

                iv.  thereafter, pro rata to the holders of Junior Common Units.

         c. Subject to a. above and d. and f. below, book Net Losses shall be allocated at least annually (and at such other times that such allocation will make a difference in connection with another allocation, distribution or other event):

                i. first, pro rata to the holders of Junior Common Units until they have been allocated aggregate Net Losses equal to the sum of (A) aggregate Net Income allocated under b.iv above plus (B) $1,000,000;

                ii. second, pro rata to the holders of Senior Common Units until they have been allocated aggregate Net Losses equal to the sum of (A) aggregate Net Income allocated under b.iii above plus (B) $3,389,091;

                iii. third, pro rata to the holders of Junior Preferred Units until they have been allocated aggregate Net Losses equal to the sum of (A) aggregate Net Income allocated under b.ii above plus (B) $100,610,909; and

                iv. fourth, pro rata to the holders of Senior Preferred Units until they have been allocated aggregate Net Losses equal to the sum of (A) aggregate income allocated under a. or b.i. above plus (B) $115,000,000.

         d. Notwithstanding c. above, to the extent any allocation of Net Loss would cause a Member to have an Adjusted Capital Account Deficit (an "Excess Loss"), such Excess Loss will be allocated to the other Members in proportion to their positive Capital Account balances. For this purpose, "Adjusted Capital Account Deficit" of a Member means the deficit balance in a Member's capital account as of the end of the fiscal year, after (i) crediting to the capital account any amount the Member is deemed obligated to restore under Treas. Reg. 1.704-2(g)(1) and 1.704-2(i)(5)
               (determined after taking into account any changes during the year in minimum gain) and (ii) debiting to the capital account the items described in Treas. Reg. 1.704-1(b)(2)(ii)(d)(4), (5) and
               (6). Prior to any allocations of Net Income under b. above, after an Excess Loss has been allocated to one or more Members, an equal amount of Net Income shall be allocated to such Members in proportion to the Excess Losses previously allocated to them.

         e. Foreign tax credits, if any, will be allocated in proportion to the allocation to each partner of book Net Income or Net Loss. Foreign tax credits will not be allocated to the Senior Preferred.

         f. Notwithstanding a. through d. above, items of income, gain, loss, deduction and credit will be allocated (i) in a manner that meets the alternate test for substantial economic effect within the meaning of Treasury Regulation ss. 1.704-1(b)(2)(ii)(d), including by means of a "qualified income offset" and (ii) in a manner intended to be consistent with Treasury Regulation ss. 1.704-2, including by means of a "minimum gain chargeback" with respect to partnership minimum gain and partner nonrecourse debt minimum gain.

 6.      Miscellaneous.

         a. ACL Holdings shall not enter into any loan or other agreement or arrangement that would impede the making of any distributions or payments that would otherwise be required to be made hereunder (taking into account, without limitation, the provisions herein relating to monetary default).